================================================================================





                      SOUTHERN PACIFIC SECURED ASSETS CORP.
                                    Company,

                                       and

                      SOUTHERN PACIFIC FUNDING CORPORATION
                                 Master Servicer

                                       and

                          NORWEST BANK MINNESOTA, N.A.
                                     Trustee



                              -------------------

                         POOLING AND SERVICING AGREEMENT

                            Dated as of June 1, 1998

                              -------------------

              Mortgage Loan Asset-Backed Pass-Through Certificates

                                  Series 1998-2





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                                TABLE OF CONTENTS
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                                    ARTICLE I

                                   DEFINITIONS

Section 1.01  CERTAIN DEFINED TERMS...........................................3
Accepted Servicing Practices..................................................3
Account ......................................................................3
Accrual Period ...............................................................3
Affiliate ....................................................................3
Agreement ....................................................................3
Appraised Value ..............................................................3
Assignment of Mortgage........................................................3
Authorized Denominations......................................................4
Available Funds Shortfall.....................................................4
Balloon Loan .................................................................4
Balloon Payment ..............................................................4
Business Day .................................................................4
Certificate ..................................................................4
Certificate Account...........................................................4
Certificateholder or Holder...................................................4
Certificate Insurance Payments Account........................................5
Certificate Insurance Policy..................................................5
Certificate Insurer...........................................................5
Certificate Insurer Default...................................................5
Certificate Principal Balance.................................................5
Certificate Register..........................................................5
Civil Relief Act .............................................................5
Civil Relief Act Interest Shortfall...........................................5
Class A Certificate...........................................................5
Class A Certificateholder.....................................................6
Class A-1 Certificate.........................................................6
Class A-2 Certificate.........................................................6
Class A-3 Certificate.........................................................6
Class A-4 Certificate.........................................................6
Class A-5 Certificate.........................................................6
Class A-6 Certificate.........................................................6
Class A-7 Certificate.........................................................6
Class A-8 Certificate.........................................................6
Class A-9 Certificate.........................................................7
Class A-9 Component A.........................................................7
Class A-9 Component B.........................................................7

                                       (i)

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Class A-9 Component C.........................................................7
Class A-9 Component D.........................................................7
Class R Certificate...........................................................7
Class R-I Certificate.........................................................7
Class R-II Certificate........................................................8
Class R Certificateholder.....................................................8
Closing Date .................................................................8
Code .........................................................................8
Collection Account............................................................8
Commission ...................................................................8
Company ......................................................................8
Compensating Interest.........................................................8
Curtailment ..................................................................8
Custodian ....................................................................8
Cut-off Date .................................................................8
DCR ..........................................................................8
Debt Service Reduction........................................................8
Deficient Valuation...........................................................8
Deleted Mortgage Loan.........................................................8
Delinquent ...................................................................9
Depository ...................................................................9
Direct Participant............................................................9
Disqualified Organization.....................................................9
Distribution Date ............................................................9
Due Date .....................................................................9
Due Period ...................................................................9
Eligible Account ............................................................10
ERISA .......................................................................10
Event of Default ............................................................10
FDIC ........................................................................10
FHLMC .......................................................................10
Fixed Strip Certificates.....................................................10
FNMA ........................................................................10
Foreclosure Profits..........................................................10
Full Term Fixed Loans........................................................10
Full Term LIBOR-Rate Loans...................................................10
GAAP ........................................................................10
Gross Margin ................................................................11
Group I Available Funds......................................................11
Group II Available Funds.....................................................11
Group I Certificate Account..................................................11
Group II Certificate Account.................................................11
Group I Certificate Insurance Policy.........................................11


                                      (ii)

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Group II Certificate Insurance Policy........................................11
Group I Certificates.........................................................11
Group II Certificates........................................................11
Group I Class A Available Funds Cap Carry-Forward Amount.....................11
Group I Class A Available Funds Pass-Through Rate............................12
Group I Class A Carry-Forward Amount.........................................12
Group II Class A Carry-Forward Amount........................................12
Group I Class A Certificates.................................................13
Group II Class A Certificates................................................13
Group I Class A Formula Pass-Through Rate....................................13
Group I Class A Interest Distribution Amount.................................13
Group II Class A Interest Distribution Amount................................13
Group I Class A Pass-Through Rate............................................13
Group II Class A Pass-Through Rate...........................................14
Group I Class A Principal Distribution Amount................................14
Group II Class A Principal Distribution Amount...............................15
Group I Delinquency Amount...................................................16
Group II Delinquency Amount..................................................16
Group I Delinquency Percentage...............................................16
Group II Delinquency Percentage..............................................16
Group I Excess Subordinated Amount...........................................16
Group II Excess Subordinated Amount..........................................17
Group I Fixed Strip Components...............................................17
Group II Fixed Strip Component...............................................17
Group I Fixed Strip Effective Rate...........................................17
Group I Insured Distribution Amount..........................................17
Group II Insured Distribution Amount.........................................17
Group I Loans" or "Loan Group I..............................................17
Group II Loans" or "Loan Group II............................................17
Lockout Certificates.........................................................17
Lockout Certificates.........................................................17
Lockout Certificate Percentage...............................................17
Lockout Distribution Percentage..............................................18
Lockout Distribution Percentage..............................................18
Group I Net Monthly Excess Cashflow..........................................18
Group II Net Monthly Excess Cashflow.........................................19
Group I Pool Principal Balance...............................................19
Group II Pool Principal Balance..............................................19
Group I Principal Remittance Amount..........................................19
Group II Principal Remittance Amount.........................................19
Group I Reimbursement Amount.................................................19
Group II Reimbursement Amount................................................19
Group I Required Subordinated Amount.........................................20


                                      (iii)

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Group II Required Subordinated Amount........................................20
Group I Subordinated Amount..................................................21
Group II Subordinated Amount.................................................21
Group I Subordination Deficiency Amount......................................21
Group II Subordination Deficiency Amount.....................................21
Group I Subordination Deficit................................................21
Group II Subordination Deficit...............................................21
Group I Subordination Increase Amount........................................22
Group II Subordination Increase Amount.......................................22
Group I Subordination Reduction Amount.......................................22
Group II Subordination Reduction Amount......................................22
Index .......................................................................22
Indirect Participant.........................................................22
Initial Group I Loan.........................................................22
Initial Group II Loan........................................................22
Initial Group I Specified Subordinated Amount................................22
Initial Group II Specified Subordinated Amount...............................22
Initial Group I Specified Subordinated Percentage............................22
Initial Group II Specified Subordinated Percentage...........................23
Initial Mortgage Loan........................................................23
Insurance Agreement..........................................................23
Insurance Proceeds...........................................................23
Insured Payment .............................................................23
Interest Determination Date..................................................23
Intermediate Term Fixed Loans................................................23
Intermediate Term LIBOR-Rate Loans...........................................23
Lifetime Cap ................................................................23
Lifetime Floor ..............................................................23
Liquidated Loan Loss.........................................................23
Liquidated Mortgage Loan.....................................................24
Liquidation Expenses.........................................................24
Liquidation Proceeds.........................................................24
Liquidation Report...........................................................24
Loan Repurchase Price........................................................24
Loan Type ...................................................................24
Loan-to-Value Ratio or LTV...................................................24
London Business Day..........................................................24
Majority Certificateholders..................................................24
Master Servicer .............................................................24
Master Servicer Remittance Amount............................................25
Master Servicer Remittance Date..............................................25
Maximum Group II Rate........................................................25
Monthly Payment .............................................................25


                                      (iv)

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Moody's .....................................................................26
Mortgage ....................................................................26
Mortgage File ...............................................................26
Mortgage Impairment Insurance Policy.........................................26
Mortgage Interest Rate.......................................................26
Mortgage Loan ...............................................................26
Mortgage Loan Documents......................................................26
Mortgage Loan Group..........................................................26
Mortgage Loan Interest Shortfall.............................................26
Mortgage Loan Schedule.......................................................27
Mortgage Note ...............................................................28
Mortgaged Property...........................................................28
Mortgagor ...................................................................28
Net Foreclosure Profits......................................................28
Net Lifetime Cap ............................................................28
Net Liquidation Proceeds.....................................................28
Net Mortgage Interest Rate...................................................29
Net REO Proceeds ............................................................29
Nonrecoverable Advances......................................................29
Non-United States Person.....................................................29
Notional Amount .............................................................29
Officer's Certificate........................................................29
One-Month LIBOR .............................................................29
Opinion of Counsel...........................................................29
Original Group I Pool Principal Balance......................................30
Original Group II Pool Principal Balance.....................................30
Original Certificate Principal Balance.......................................30
Original Pool Principal Balance..............................................30
Outstanding Mortgage Loan....................................................30
Ownership Interest...........................................................30
Owner-Occupied Mortgaged Property............................................30
Percentage Interest..........................................................30
Periodic Advance ............................................................30
Periodic Cap ................................................................31
Permitted Investments........................................................31
Permitted Transferee.........................................................32
Person ......................................................................32
Plan ........................................................................32
Policy Business Day..........................................................32
Pool Principal Balance.......................................................32
Preference Amount ...........................................................32
Preference Claim ............................................................32
Premium Amount ..............................................................33


                                       (v)

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Premium Exhibit .............................................................33
Premium Percentage...........................................................33
Prepayment Assumption........................................................33
Prepayment Interest Shortfall................................................33
Principal Balance ...........................................................33
Prepayment Period............................................................33
Principal Prepayment in Full.................................................33
Purchase Agreement...........................................................34
Qualified Mortgage...........................................................34
Qualified Substitute Mortgage Loan...........................................34
Rate Adjustment Date.........................................................34
Rating Agency ...............................................................34
Record Date .................................................................34
Reference Bank Rate..........................................................34
Reference Banks   ...........................................................35
Released Mortgaged Property Proceeds.........................................35
REMIC .......................................................................35
REMIC I .....................................................................35
REMIC I Group II Regular Interests...........................................35
REMIC I Regular Interest.....................................................35
REMIC I Regular Interest LT-AY...............................................35
REMIC I Regular Interest LT-AZ...............................................36
REMIC I Regular Interest LT-FW...............................................36
REMIC I Regular Interest LT-FX...............................................36
REMIC I Regular Interest LT-FY...............................................36
REMIC I Regular Interest LT-FZ...............................................36
REMIC I Remittance Rate......................................................36
REMIC II ....................................................................36
REMIC Provisions ............................................................37
REO Acquisition .............................................................37
REO Disposition .............................................................37
REO Mortgage Loan ...........................................................37
REO Proceeds ................................................................37
REO Property ................................................................37
Representation Letter........................................................37
Request for Release..........................................................37
Reserve Interest Rate........................................................37
Residential Dwelling.........................................................37
Responsible Officer..........................................................37
S&P .........................................................................38
Seller ......................................................................38
Servicing Account ...........................................................38
Servicing Advances...........................................................38
Servicing Compensation.......................................................38


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Servicing Fee ...............................................................38
Servicing Officer ...........................................................38
Southern Pacific ............................................................38
Special Deposit .............................................................38
Startup Day .................................................................38
Subservicer .................................................................39
Subservicing Agreement.......................................................39
Substitution Adjustment......................................................39
Tax Matters Person...........................................................39
Tax Return ..................................................................39
Thirty-Year Fixed Loans......................................................39
Transfer ....................................................................39
Transfer Affidavit And Agreement.............................................39
Transferee ..................................................................39
Transferor ..................................................................39
Trustee .....................................................................39
Trustee Fee .................................................................40
Trustee Remittance Report....................................................40
Trust Fund ..................................................................40
2/28 and 3/27 Loans..........................................................40
12 Month Loss Amount.........................................................40
UCC .........................................................................40
UCC Financing Statement......................................................40
Uncertificated Balance.......................................................40
Uncertificated Interest......................................................40
Underwriters ................................................................40
Underwriting Guidelines......................................................40
United States Person.........................................................41
Unpaid REO Amortization......................................................41
Voting Rights ...............................................................41
Section 1.02  PROVISIONS OF GENERAL APPLICATION..............................41



                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES
                        ---------------------------------

Section 2.01   CONVEYANCE OF MORTGAGE LOANS; PRIORITY AND SUBORDINATION OF
               OWNERSHIP INTERESTS...........................................43
Section 2.02   POSSESSION OF MORTGAGE FILES; ACCESS TO MORTGAGE FILES........44

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Section 2.03   DELIVERY OF MORTGAGE LOAN DOCUMENTS AND CERTIFICATE INSURANCE
               POLICY........................................................45
Section 2.04   ACCEPTANCE BY TRUSTEE OF THE TRUST FUND; CERTAIN SUBSTITUTIONS;
               CERTIFICATION BY TRUSTEE......................................46
Section 2.05   EXECUTION OF CERTIFICATES.....................................48
Section 2.06   FURTHER ACTION EVIDENCING ASSIGNMENTS.........................48
Section 2.07   [RESERVED]....................................................49
Section 2.08   CONVEYANCE OF REMIC I REGULAR INTERESTS; ACCEPTANCE OF
               REMIC II BY THE TRUSTEE.......................................49
Section 2.09   ISSUANCE OF CLASS R-II CERTIFICATES...........................49


                                           ARTICLE III

                            REPRESENTATIONS, WARRANTIES AND COVENANTS
                            -----------------------------------------

Section 3.01   REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE MASTER
               SERVICER......................................................50
Section 3.02   REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY......51
Section 3.03   PURCHASE AND SUBSTITUTION.....................................52



                                           ARTICLE IV

                                        THE CERTIFICATES
                                        ----------------

Section 4.01   THE CERTIFICATES..............................................55
Section 4.02   REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES.........55
Section 4.03   MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES.............60
Section 4.04   PERSONS DEEMED OWNERS.........................................60



                                    ARTICLE V

               ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS
               --------------------------------------------------

Section 5.01   APPOINTMENT OF THE MASTER SERVICER............................62
Section 5.02   SUBSERVICING AGREEMENTS BETWEEN THE MASTER SERVICER AND
               SUBSERVICERS..................................................63

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Section 5.03   COLLECTION OF CERTAIN MORTGAGE LOAN PAYMENTS; COLLECTION
               ACCOUNT.......................................................64
Section 5.04   PERMITTED WITHDRAWALS FROM THE COLLECTION ACCOUNT.............66
Section 5.05   PAYMENT OF TAXES, INSURANCE AND OTHER CHARGES.................68
Section 5.06   MAINTENANCE OF CASUALTY INSURANCE.............................68
Section 5.07   MAINTENANCE OF MORTGAGE IMPAIRMENT INSURANCE POLICY...........69
Section 5.08   FIDELITY BOND; ERRORS AND OMISSIONS POLICY....................69
Section 5.09   COLLECTION OF TAXES, ASSESSMENTS AND OTHER ITEMS; SERVICING
               ACCOUNT.......................................................70
Section 5.10   PERIODIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION;
               ADDITIONAL INFORMATION........................................70
Section 5.11   ENFORCEMENT OF DUE-ON-SALE CLAUSES; ASSUMPTION AGREEMENTS.....70
Section 5.12   REALIZATION UPON DEFAULTED MORTGAGE LOANS.....................71
Section 5.13   TRUSTEE TO COOPERATE; RELEASE OF MORTGAGE FILES...............74
Section 5.14   SERVICING FEE; SERVICING COMPENSATION.........................75
Section 5.15   REPORTS TO THE TRUSTEE AND THE COMPANY; COLLECTION ACCOUNT
               STATEMENTS....................................................75
Section 5.16   ANNUAL STATEMENT AS TO COMPLIANCE.............................75
Section 5.17   ANNUAL INDEPENDENT PUBLIC ACCOUNTANTS' SERVICING REPORT.......76
Section 5.18   OPTIONAL PURCHASE OF DEFAULTED MORTGAGE LOANS.................76
Section 5.19   REPORTS TO BE PROVIDED BY THE MASTER SERVICER.................76
Section 5.20   ADJUSTMENT OF SERVICING COMPENSATION IN RESPECT OF PREPAID
               MORTGAGE LOANS................................................77
Section 5.21   PERIODIC ADVANCES.............................................77
Section 5.22   MAINTENANCE OF CORPORATE EXISTENCE AND LICENSES; MERGER OR
               CONSOLIDATION OF THE MASTER SERVICER..........................78
Section 5.23   ASSIGNMENT OF AGREEMENT BY MASTER SERVICER; MASTER SERVICER
               NOT TO RESIGN.................................................78
Section 5.24   INFORMATION REPORTS TO BE FILED BY THE MASTER SERVICER........78


                                   ARTICLE VI

                           DISTRIBUTIONS AND PAYMENTS
                           --------------------------

Section 6.01   ESTABLISHMENT OF CERTIFICATE ACCOUNTS; DEPOSITS TO THE
               CERTIFICATE ACCOUNTS..........................................79
Section 6.02   PERMITTED WITHDRAWALS FROM THE CERTIFICATE ACCOUNTS...........79
Section 6.03   COLLECTION OF MONEY...........................................80
Section 6.04   THE CERTIFICATE INSURANCE POLICY..............................80
Section 6.05   DISTRIBUTIONS.................................................82
Section 6.06   INVESTMENT OF ACCOUNTS........................................86


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Section 6.07   REPORTS BY TRUSTEE............................................87
Section 6.08   ADDITIONAL REPORTS BY TRUSTEE.................................91
Section 6.09   COMPENSATING INTEREST.........................................91
Section 6.10   EFFECT OF PAYMENTS BY THE CERTIFICATE INSURER; SUBROGATION....91
Section 6.11   DISTRIBUTIONS ON THE UNCERTIFICATED REMIC I
               REGULAR INTERESTS.............................................92


                                   ARTICLE VII

                                     DEFAULT
                                     -------

Section 7.01   EVENTS OF DEFAULT.............................................93
Section 7.02   TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR......................95
Section 7.03   WAIVER OF DEFAULTS............................................97
Section 7.04   MORTGAGE LOANS, TRUST FUND AND ACCOUNTS HELD FOR BENEFIT OF
               THE CERTIFICATE INSURER.......................................97


                                  ARTICLE VIII

                                   TERMINATION

Section 8.01   TERMINATION...................................................98
Section 8.02   ADDITIONAL TERMINATION REQUIREMENTS...........................99
Section 8.03   ACCOUNTING UPON TERMINATION OF MASTER SERVICER...............100


                                   ARTICLE IX

                             CONCERNING THE TRUSTEE
                             ----------------------

Section 9.01   DUTIES OF TRUSTEE............................................101
Section 9.02   CERTAIN MATTERS AFFECTING THE TRUSTEE........................102
Section 9.03   TRUSTEE NOT LIABLE FOR CERTIFICATES OR MORTGAGE LOANS........104
Section 9.04   TRUSTEE MAY OWN .............................................104
Section 9.05   PAYMENT OF TRUSTEE'S FEES....................................105
Section 9.06   ELIGIBILITY REQUIREMENTS FOR TRUSTEE.........................106
Section 9.07   RESIGNATION AND REMOVAL OF THE TRUSTEE.......................106
Section 9.08   SUCCESSOR TRUSTEE............................................107
Section 9.09   MERGER OR CONSOLIDATION OF TRUSTEE...........................108

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Section 9.10   APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE................108
Section 9.11.  LIMITATION OF LIABILITY......................................109
Section 9.12.  TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF
               CERTIFICATES.................................................109
Section 9.13.  SUITS FOR ENFORCEMENTS.......................................109
Section 9.14.  WAIVER OF INVENTORY, ACCOUNTING AND APPRAISAL REQUIREMENTS...110


                                    ARTICLE X

                                REMIC PROVISIONS
                                ----------------

Section 10.01  REMIC ADMINISTRATION.........................................111
Section 10.02  PROHIBITED TRANSACTIONS AND ACTIVITIES.......................114
Section 10.03  MASTER SERVICER AND TRUSTEE INDEMNIFICATION..................115


                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS
                            ------------------------

Section 11.01  LIMITATION ON LIABILITY OF THE COMPANY AND THE
               MASTER SERVICER..............................................116
Section 11.02  ACTS OF CERTIFICATEHOLDERS...................................116
Section 11.03  AMENDMENT....................................................117
Section 11.04  RECORDATION OF AGREEMENT.....................................118
Section 11.05  NOTICES......................................................118
Section 11.06  SEVERABILITY OF PROVISIONS...................................119
Section 11.07  COUNTERPARTS.................................................119
Section 11.08  SUCCESSORS AND ASSIGNS.......................................119
Section 11.09  HEADINGS.....................................................119
Section 11.10  CERTIFICATE INSURER DEFAULT..................................119
Section 11.11  THIRD PARTY BENEFICIARY......................................119
Section 11.12  INTENT OF THE PARTIES........................................120
Section 11.13  NOTICE TO RATING AGENCIES AND CERTIFICATEHOLDER..............120
Section 11.14  GOVERNING LAW................................................120


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                                LIST OF EXHIBITS

Exhibit A-1    Group I Certificate Insurance Policy
Exhibit A-2    Group II Certificate Insurance Policy
Exhibit B-1    Form of Class A Certificate
Exhibit B-2    Form of Class R Certificate
Exhibit C      Mortgage File
Exhibit D-1    Mortgage Loan Schedule for Loan Group I
Exhibit D-2    Mortgage Loan Schedule for Loan Group II
Exhibit E      Trustee's Acknowledgment of Receipt
Exhibit F      Initial Certification of Trustee
Exhibit G      Final Certification of the Trustee
Exhibit H      Request for Release of Documents
Exhibit I      Form of Transfer Affidavit and Agreement
Exhibit J      Form of Transferor Certificate
Exhibit K      ERISA Letter
Exhibit L      Reserved
Exhibit M      Certificate Regarding Prepaid Loans
Exhibit N      Reserved
Exhibit O      Form of Investor Representation Letter
Exhibit P      Form of Transferor Representation Letter
Exhibit Q      Form of Rule 144A Investor Affidavit
Exhibit R      Premium Exhibit
Exhibit S      Liquidation Report


                                      (xii)

            POOLING AND SERVICING AGREEMENT, dated as of June 1, 1998, by and among SOUTHERN PACIFIC SECURED ASSETS CORP., a California corporation, in its capacity as company (the "Company"), SOUTHERN PACIFIC FUNDING CORPORATION, a Delaware corporation, in its capacity as master servicer (the "Master Servicer"), and NORWEST BANK MINNESOTA, N.A., a national banking association, in its capacity as trustee (the "Trustee").

                             PRELIMINARY STATEMENT:

            The Company intends to sell mortgage pass-through certificates (collectively, the "Certificates"), to be issued hereunder in eight classes (each, a "Class"), which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund (as defined herein), consisting primarily of the Mortgage Loans (as defined herein). As provided herein, the Trustee will make an election to treat the entire segregated pool of assets described in the definition of REMIC I (as defined herein) and subject to this Agreement as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes and such segregated pool of assets will be designated as "REMIC I." The Uncertificated REMIC I Regular Interests (as defined herein) will be "regular interests" in REMIC I and the Class R-I Certificates will be the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions (as defined herein) under the federal income tax law.

            The following table irrevocably sets forth the designation, the REMIC I Remittance Rate, the initial Uncertificated Balance and, solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC I Regular Interests. None of the REMIC I Regular Interests will be certificated.


                  Remic I             Initial               Latest Possible
Designation   Remittance Rate   Uncertificated Balance      Maturity Date(1)
-----------   ---------------   ----------------------      ----------------
   LT-AY        Variable(2)       $324,000,000               June 25, 2028
   LT-AZ        Variable(2)       $162,000,000               June 25, 2028
   LT-FW        Variable(2)       $ 98,229,000               June 25, 2028
   LT-FX        Variable(2)       $ 37,336,000               June 25, 2028
   LT-FY        Variable(2)       $ 12,035,000               June 25, 2028
   LT-FZ        Variable(2)       $ 16,400,000               June 25, 2028

----------------

(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latestpossible maturity date" for each REMIC I Regular Interest.

(2) Calculated in accordance with the definition of "REMIC I Remittance Rate" herein.

            As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC II." The Class R-II Certificates will evidence the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions under federal income tax law.

            The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7 and Class A-8 Certificates and the Class A-9 Component A, B, C and D will be "regular interests" in

REMIC II, and the Class R-II Certificates will be the sole class of "residual interests" therein for purposes of the REMIC Provisions (as defined herein) under federal income tax law.

            The following table sets forth the designation, type, aggregate Original Certificate Principal Balance (as defined herein), maturity date, initial ratings and certain features for each Class of Certificates comprising the interests in the Trust Fund created hereunder.

                               Aggregate Original                                                     Initial
                                 Certificate                                  Maturity                 Ratings
Designation      Type         Principal Balance     Features                   Date             S&P     DCR     Moody's
-----------      ----         -----------------     --------                 --------           ---     ---     -------
Class A-1       Senior         $  324,000,000       Senior                  July 25, 2029       AAA     AAA     Aaa
Class A-2       Senior         $  162,000,000       Senior                  July 25, 2029       AAA     AAA     Aaa
Class A-3       Senior         $  46,398,000        Senior                   May 25, 2013       AAA     AAA     Aaa
Class A-4       Senior         $  39,685,000        Senior                February 25, 2022     AAA     AAA     Aaa
Class A-5       Senior         $  12,146,000        Senior                 October 25, 2023     AAA     AAA     Aaa
Class A-6       Senior         $  37,336,000        Senior                  June 25, 2027       AAA     AAA     Aaa
Class A-7       Senior         $  12,035,000        Senior                  July 25, 2029       AAA     AAA     Aaa
Class A-8       Senior         $  16,400,000        Senior                  July 25, 2029       AAA     AAA     Aaa
Class A-9       Senior         Notional Amount      Senior/Interest Only    June 25, 2001       AAAr    AAA     Aaa
Class R-I       Subordinate          N/A            Residual                     N/A            N/R     N/R     N/R
Class R-II      Subordinate          N/A            Residual                     N/A            N/R     N/R     N/R

            The Group I Loans (as defined herein) have an aggregate Principal Balance (as defined herein) as of the Cut-off Date (as defined herein) equal to $486,124,706.24. The Group II Loans (as defined herein) have an aggregate Principal Balance (as defined herein) as of the Cut-off Date equal to $163,874,864.96.

            In consideration of the mutual agreements herein contained, the Company, the Master Servicer and the Trustee agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01 CERTAIN DEFINED TERMS. Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings.

            "Accepted Servicing Practices": The Master Servicer's normal servicing practices, which in general will conform to the mortgage servicing practices of prudent mortgage lending institutions which service for their own account mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located.

            "Account": Any Eligible Account established pursuant to Sections 5.03, 5.09, 6.01 or 6.04 hereof.

            "Accrual Period": With respect to (i) the Class A-1 Certificates, the "Accrual Period" is the period commencing on the Distribution Date immediately preceding the month on which such Distribution Date occurs and ending on the calendar day immediately preceding such Distribution Date, except with respect to the first Distribution Date, which has an accrual period from June 29, 1998 to July 27, 1998, and (ii) with respect to the Group I Lockout, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8 and Fixed Strip Certificates, the "Accrual Period" is the previous calendar month.

            "Affiliate": With respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Agreement": This Pooling and Servicing Agreement, including the Exhibits hereto, and all amendments hereof and supplements hereto.

            "Appraised Value": As to any Mortgaged Property, the lesser of (i) the appraised value of such Mortgaged Property based upon the appraisal made at the time of the origination of the related Mortgage Loan, and (ii) the sales price of the Mortgaged Property at such time of origination, except in the case of a Mortgaged Property securing a refinanced or modified Mortgage Loan as to which it is the lesser of the appraised value determined above or the appraised value determined in an appraisal at the time of refinancing or modification, as the case may be.

            "Assignment of Mortgage": With respect to each Mortgage Loan, an assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage to the Trustee for the benefit of the Certificateholders.

            "Authorized Denominations": With respect to each class of Class A Certificates, (other than the Fixed Strip Certificates) the minimum Percentage Interest corresponding to a minimum denomination of $25,000 and integral multiples of $1 in excess thereof. With respect to the Fixed Strip Certificates a minimum Percentage Interest of 20.00% and integral multiples of 0.01% in excess thereof. With respect to each class of Class R Certificates, a minimum Percentage Interest of 10.00% and integral multiples of 0.01% in excess thereof.

            "Available Funds Shortfall": With respect to the Group I Loans and any Distribution Date, an amount equal to the sum of (a) the excess, if any, of the Group I Class A Interest Distribution Amount over the Group I Available Funds for such Distribution Date (to the extent such difference is not covered by payments under Section 6.05(c)(vi)) and (b) the Group I Subordination Deficit (to the extent not covered by payments pursuant to Section 6.05(c)(vii)). With respect to the Group II Loans and any Distribution Date, an amount equal to the sum of (a) the excess, if any, of the Group II Class A Interest Distribution Amount over the Group II Available Funds for such Distribution Date (to the extent such difference is not covered by payments under Section 6.05(b)(vi)) and
(b) the Group II Subordination Deficit (to the extent not covered by payments pursuant to Section 6.05(b)(vii)).

            "Balloon Loan": Any Mortgage Loan that provided on the date of origination for an amortization schedule extending beyond its stated maturity date.

            "Balloon Payment": With respect to any Balloon Loan, as of any date of determination, the Monthly Payment payable on the stated maturity date of such Mortgage Loan.

            "Business Day": Any day other than (a) a Saturday or Sunday, or (b) a day on which banking institutions in the State of California, the State of New York or the state where the Trustee's corporate trust office is located are authorized or obligated by law or executive order to be closed.

            "Certificate": Any Class A Certificate or Class R Certificate executed by the Trustee on behalf of the Trust Fund and authenticated by the Trustee.

            "Certificate Account": The Group I or Group II Certificate Account, as applicable.

            "Certificateholder or Holder": The Person in whose name a Certificate is registered in the Certificate Register, except that, neither a Disqualified Organization nor a Non-United States Person shall be a Holder of a Class R Certificate for any purposes hereof and, solely for the purposes of giving any consent (except any consent required to be obtained pursuant to Section 11.03), waiver, request or demand pursuant to this Agreement, any Certificate registered in the name of the Company or the Master Servicer or any Affiliate thereof shall be deemed not to be outstanding and the rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of rights necessary to effect any such consent has been obtained, except as otherwise provided in Section 11.03. The Trustee shall be entitled to rely upon a certification of the Company or the Master Servicer in determining if any Certificates are registered in the name of a respective Affiliate. Any Certificates on which payments are made under the Certificate Insurance Policy shall be deemed to be outstanding and held by the Certificate Insurer to the extent of such payment.

            "Certificate Insurance Payments Account": The Certificate Insurance Payments Account established in accordance with Section 6.04(c) hereof and maintained by the Trustee.

            "Certificate Insurance Policy": As the context requires, one of (i) the Group I and Group II Certificate Insurance Policy collectively or (ii) the Group I or Group II Certificate Insurance Policy, as applicable.

            "Certificate Insurer": MBIA Insurance Corporation, a stock insurance company organized and created under the laws of the State of New York, and any successors thereto.

            "Certificate Insurer Default": The failure by the Certificate Insurer to make a payment required under any one of the Group I or Group II Certificate Insurance Policies in accordance with its terms.

            "Certificate Principal Balance": With respect to each class of Class A Certificates (other than the Class A-9 Certificates), as determined separately, as of any time of determination, the related Original Certificate Principal Balance less any amounts distributed in reduction of the Certificate Principal Balance thereof pursuant to Section 6.05 on all prior Distribution Dates. The Class R Certificates do not have a "Certificate Principal Balance".

            "Certificate Register": As described in Section 4.02(a).

            "Civil Relief Act": The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

            "Civil Relief Act Interest Shortfall": With respect to any Distribution Date, for any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended Due Period as a result of the application of the Civil Relief Act, the amount, if any, by which (i) interest collectible on such Mortgage Loan during the most recently ended calendar month is less than (ii) interest accrued for the related Accrual Period on the Principal Balance of such Mortgage Loan, calculated at a rate equal to the sum of (A)(1) with respect to a Group I Loan, the sum of (a) the weighted average of the Group I Class A Pass- Through Rates on the Class A-1 Certificates and the Class A-2 Certificates and (b) the Group I Fixed Strip Effective Rate times (x) the related Notional Amount of the Group I Fixed Strip Components divided by (y) the aggregate Certificate Principal Balance of the Class A-1 Certificates and Class A-2 Certificates or (2) with respect to a Group II Loan, the sum of (a) the weighted average of the Group II Class A Pass-Through Rates on the Class A-3, Class A-4, Class A-5, Class A-6, Class A-7 and Class A-8 Certificates and (b) the Group II Class A Pass-Through Rate on the Group II Fixed Strip Certificates times (x) the related Notional Amount of the Group II Fixed Strip Component divided by (y) the aggregate Certificate Principal Balance of the Class A-3, Class A-4, Class A-5, Class A-6, Class A-7 and Class A-8 Certificates, in each case for such Distribution Date and (B) the per annum rates at which the related Servicing Fee and Trustee Fee accrue and the related Premium Percentage.

            "Class A Certificate": Any one of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8 or Class A-9 Certificates.

            "Class A Certificateholder": A Holder of a Class A Certificate.

            "Class A-1 Certificate": Any Certificate designated as a "Class A-1 Certificate" on the face thereof, in the form of Exhibit B-1 hereto, and authenticated by the Trustee in accordance with the procedures set forth herein and evidencing an interest designated as a "regular interest" in REMIC II for the purposes of the REMIC Provisions and evidencing an interest primarily in Loan Group I.

            "Class A-2 Certificate": Any Certificate designated as a "Class A-2 Certificate" on the face thereof, in the form of Exhibit B-1 hereto, and authenticated by the Trustee in accordance with the procedures set forth herein and evidencing an interest designated as a "regular interest" in REMIC II for the purposes of the REMIC Provisions and evidencing an interest primarily in Loan Group I.

            "Class A-3 Certificate": Any Certificate designated as a "Class A-3 Certificate" on the face thereof, in the form of Exhibit B-1 hereto, and authenticated by the Trustee in accordance with the procedures set forth herein and evidencing an interest designated as a "regular interest" in REMIC II for the purposes of the REMIC Provisions and evidencing an interest primarily in Loan Group II.

            "Class A-4 Certificate": Any Certificate designated as a "Class A-4 Certificate" on the face thereof, in the form of Exhibit B-1 hereto, and authenticated by the Trustee in accordance with the procedures set forth herein and evidencing an interest designated as a "regular interest" in REMIC II for the purposes of the REMIC Provisions and evidencing an interest primarily in Loan Group II.

            "Class A-5 Certificate": Any Certificate designated as a "Class A-5 Certificate" on the face thereof, in the form of Exhibit B-1 hereto, and authenticated by the Trustee in accordance with the procedures set forth herein and evidencing an interest designated as a "regular interest" in REMIC II for the purposes of the REMIC Provisions and evidencing an interest primarily in Loan Group II.

            "Class A-6 Certificate": Any Certificate designated as a "Class A-6 Certificate" on the face thereof, in the form of Exhibit B-1 hereto, and authenticated by the Trustee in accordance with the procedures set forth herein and evidencing an interest designated as a "regular interest" in REMIC II for the purposes of the REMIC Provisions and evidencing an interest primarily in Loan Group II.

            "Class A-7 Certificate": Any Certificate designated as a "Class A-7 Certificate" on the face thereof, in the form of Exhibit B-1 hereto, and authenticated by the Trustee in accordance with the procedures set forth herein and evidencing an interest designated as a "regular interest" in REMIC II for purposes of the REMIC Provisions and evidencing an interest primarily in Loan Group II.

            "Class A-8 Certificate": Any Certificate designated as a "Class A-8 Certificate" on the face thereof, in the form of Exhibit B-1 hereto, and authenticated by the Trustee in accordance with the procedures set forth herein and an interest designated as a "regular interest" in REMIC II for purposes of the REMIC Provisions and evidencing an interest primarily in Loan Group
II.

            "Class A-9 Certificate": Any Certificate designated as a "Class A-9 Certificate" on the face thereof, in the form of Exhibit B-1 hereto, and authenticated by the Trustee in accordance with the procedures set forth herein and evidencing four separate interests designated as a "regular interests" in REMIC II for purposes of the REMIC Provisions and evidencing an interest in each Loan Group.

            "Class A-9 Component A": With respect to the Class A-9 Certificates, the component thereof having a Notional Amount as set forth in this Agreement and entitled to distributions of interest (but not principal) to the extent set forth in this Agreement, being an uncertificated interest representing an interest designated as a "regular interest" in REMIC II for purposes of the REMIC Provisions. The Class A-9 Component A shall accrue interest at the related Group I Class A Pass-Through Rate on its related Notional Amount but shall not be entitled to any distributions of principal.

            "Class A-9 Component B": With respect to the Class A-9 Certificates, the component thereof having a Notional Amount as set forth in this Agreement and entitled to distributions of interest (but not principal) to the extent set forth in this Agreement, being an uncertificated interest representing an interest designated as a "regular interest" in REMIC II for purposes of the REMIC Provisions. The Class A-9 Component B shall accrue interest at the related Group I Class A Pass-Through Rate on its related Notional Amount but shall not be entitled to any distributions of principal.

            "Class A-9 Component C": With respect to the Class A-9 Certificates, the component thereof having a Notional Amount as set forth in this Agreement and entitled to distributions of interest (but not principal) to the extent set forth in this Agreement, being an uncertificated interest representing an interest designated as a "regular interest" in REMIC II for purposes of the REMIC Provisions. The Class A-9 Component C shall accrue interest at the related Group I Class A Pass-Through Rate on its related Notional Amount but shall not be entitled to any distributions of principal.

            "Class A-9 Component D": With respect to the Class A-9 Certificates, the component thereof having a Notional Amount as set forth in this Agreement and entitled to distributions of interest (but not principal) to the extent set forth in this Agreement, being an uncertificated interest representing an interest designated as a "regular interest" in REMIC II for purposes of the REMIC Provisions. The Class A-9 Component D shall accrue interest at the related Group II Class A Pass-Through Rate on its related Notional Amount but shall not be entitled to any distributions of principal.

            "Class R Certificate": Any one of the Class R-I or Class R-II Certificates.

            "Class R-I Certificate": Any one of the Class R-I Certificates executed by the Trustee and authenticated by the Trustee substantially in the form annexed hereto as Exhibit B-2, subordinate to the Class A Certificates in right of payment to the extent set forth herein and evidencing an interest designated as a "residual interest" in REMIC I for purposes of the REMIC Provisions.

            "Class R-II Certificate": Any one of the Class R-II Certificates executed by the Trustee and authenticated by the Trustee substantially in the form annexed hereto as Exhibit B-2, subordinate to the Class A Certificates in right of payment to the extent set forth herein and evidencing an interest designated as a "residual interest" in REMIC II for purposes of the REMIC Provisions.

            "Class R Certificateholder": A Holder of a Class R-I or Class R-II Certificate.

            "Closing Date": June, 29, 1998.

            "Code": The Internal Revenue Code of 1986.

            "Collection Account": The Eligible Account established and maintained by the Master Servicer pursuant to Section 5.03.

            "Commission": The Securities and Exchange Commission.

            "Company": Southern Pacific Secured Assets Corp., a California corporation, and any successor thereto.

            "Compensating Interest": As defined in Section 6.09 hereof.

            "Curtailment": With respect to a Mortgage Loan, any payment of principal received during a Due Period as part of a payment that is in excess of the amount of the Monthly Payment due for such Due Period and which is not intended to satisfy the Mortgage Loan in full, nor is intended to cure a delinquency.

            "Custodian": As defined in Section 2.02(c).

            "Cut-off Date": With respect to each Group I Loan or Group II Loan, the later of (i) May 31, 1998 and (ii) the date of origination of such Mortgage Loan.

            "DCR": Duff & Phelps Credit Rating Co., or its successor in interest.

            "Debt Service Reduction": With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction of the Monthly Payment due on such Mortgage Loan in a proceeding under the United States Bankruptcy Code, except such a reduction that constitutes a Deficient Valuation or a permanent forgiveness of principal.

            "Deficient Valuation": With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code.

            "Deleted Mortgage Loan": A Mortgage Loan replaced by or to be replaced by a Qualified Substitute Mortgage Loan.

            "Delinquent": A Mortgage Loan is "delinquent" if any payment due thereon is not made by the close of business on the day such payment by the related Mortgagor is scheduled to be due. A Mortgage Loan is "30 days delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month) then on the last day of such immediately succeeding month. Similarly for "60 days delinquent," "90 days delinquent" and so on.

            "Depository": The Depository Trust Company, 55 Water Street, New York, New York 10041 and any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be book-entry Certificates is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

            "Direct Participant": Any broker-dealer, bank or other financial institution for which the Depository holds Class A Certificates from time to time as a securities depositary.

            "Disqualified Organization": Any of (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), or rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (iv) an "electing large partnership" (as described in Section 775 of the Code) and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel provided to the Trustee that the holding of an ownership interest in a Class R Certificate by such Person may cause REMIC I or REMIC II or any Person having an ownership interest in any Class of Certificates (other than such Person) to incur liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in the Class R Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code.

            "Distribution Date": The 25th day of any month or if such 25th day is not a Business Day, the first Business Day immediately following, commencing on July 27, 1998.

            "Due Date": The first day of each calendar month or other date on which the related Monthly Payment is due, as specified in the related Mortgage Note.

            "Due Period": With respect to each Distribution Date, the period beginning on the opening of business on the second day of the calendar month preceding the calendar month in which such Distribution Date occurs, and ending at the close of business on the first day of the calendar month in which such Distribution Date occurs.

            "Eligible Account": Either (A) an account or accounts maintained with an institution (which may include the Trustee, provided such institution otherwise meets these requirements) whose deposits are insured by the FDIC, the unsecured and uncollateralized debt obligations of which institution shall be rated AA or better by S&P and DCR and Aa2 or better by Moody's and in the highest short term rating by the Rating Agencies, and which is (i) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws, (ii) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (iii) a national banking association (including the Trustee) duly organized, validly existing and in good standing under the federal banking laws,
(iv) a principal subsidiary of a bank holding company, or (v) approved in writing by the Certificate Insurer and the Rating Agencies or (B) a trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution acceptable to each Rating Agency and the Certificate Insurer (the Trustee shall be deemed acceptable, provided that the Trustee otherwise meets these requirements), having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity.

            "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

            "Event of Default": One or more of the events described in Section
7.01 hereof.

            "FDIC": The Federal Deposit Insurance Corporation and any successor thereto.

            "FHLMC": The Federal Home Loan Mortgage Corporation and any successor thereto.

            "Fixed Strip Certificates": The Class A-9 Certificates.

            "FNMA": Fannie Mae and any successor thereto.

            "Foreclosure Profits": As to any Distribution Date, the excess, if any, of (i) Net Liquidation Proceeds in respect of each Mortgage Loan that became a Liquidated Mortgage Loan during the month immediately preceding the month of such Distribution Date over (ii) the sum of the unpaid principal balance of each such Liquidated Mortgage Loan plus accrued and unpaid interest at the applicable Mortgage Interest Rate on the unpaid principal balance thereof from the Due Date to which interest was last paid by the Mortgagor (or, in the case of a Liquidated Mortgage Loan that had been an REO Mortgage Loan, from the Due Date to which interest was last deemed to have been paid pursuant to Section 5.12) to the first day of the month following the month in which such Mortgage Loan became a Liquidated Mortgage Loan.

            "Full Term Fixed Loans": Group II Loans with an original term to maturity of 30 years.

            "Full Term LIBOR-Rate Loans": Group I Loans with an Index of Six-Month LIBOR and an adjustment period of six months or an Index of One-Year LIBOR and an adjustment period of one year, in each case with an original term to maturity of 30 years.

            "GAAP": Generally accepted accounting principles.

            "Gross Margin": As to each Group I Loan and Group II Loan, the fixed percentage set forth in the related Mortgage Note and indicated in the related Mortgage Loan Schedules as the "Gross Margin," which percentage is added to the related Index on each Rate Adjustment Date to determine (subject to rounding, the Periodic Cap, Lifetime Floor and the Lifetime Cap) the Mortgage Interest Rate on such Mortgage Loan until the next Rate Adjustment Date.

            "Group I Available Funds": As defined in Section 6.04(a).

            "Group II Available Funds": As defined in Section 6.04(a).

            "Group I Certificate Account": The Certificate Account established with respect to the Group I Certificates in accordance with Section 6.01(a) hereof and maintained by the Trustee.

            "Group II Certificate Account": The Certificate Account established with respect to the Group II Certificates in accordance with Section 6.01(a) hereof and maintained by the Trustee.

            "Group I Certificate Insurance Policy": The certificate guaranty insurance policy No. 26897, and all endorsements thereto dated the Closing Date, issued by the Certificate Insurer for the benefit of the Group I
Certificateholders, a copy of which is attached hereto as Exhibit A-1.

            "Group II Certificate Insurance Policy": The certificate guaranty insurance policy No. 26898, and all endorsements thereto dated the Closing Date, issued by the Certificate Insurer for the benefit of the Group II
Certificateholders, a copy of which is attached hereto as Exhibit A- 2.

            "Group I Certificates": Collectively, the Class A-1 and Class A-2 Certificates, Class A-9 Components A, B and C and Class R-II Certificates.

            "Group II Certificates": Collectively, the Class A-3, Class A-4, Class A-5, Class A-6, Class A-7 and Class A-8 Certificates and Class A-9 Component D.

            "Group I Class A Available Funds Cap Carry-Forward Amount": As of any Distribution Date, an amount equal to (x) the sum of (i) the excess, if any, of (a) the aggregate amount of interest due on the Class A-1 Certificates on each Distribution Date, calculated at the Group I Class A Formula Pass-Through Rate applicable to each such Distribution Date over (b) the aggregate amount of interest due on the Class A-1 Certificates on such Distribution Dates, calculated at the Group I Class A Pass-Through Rate applicable to each such Distribution Date for the Class A-1 Certificates, and (ii) the interest accrued during the prior Accrual Period on the amount of any Group I Class A Available Funds Cap Carry-Forward Amount immediately prior to such Distribution Date, calculated on the basis of a 360-day year and the actual number of days elapsed and using the Group I Class A Formula Pass-Through Rate applicable to such Distribution Date minus (y) the aggregate of all amounts distributed to the Class A-1 Certificateholders on all prior Distribution Dates pursuant to Section 6.05(b)(xi) hereof.

            "Group I Class A Available Funds Pass-Through Rate": As of any Distribution Date, the per annum rate equal to (i) a fraction equal to 30 divided by the number of days in the immediately preceding Accrual Period multiplied by (a) the weighted average of the Mortgage Interest Rates of the Group I Loans, minus (b) the sum of the rates per annum used to determine the Servicing Fee, the Trustee Fee and the Premium Percentage and minus (c) the Group I Fixed Strip Effective Rate times a fraction equal to (x) the Notional Amount of the Group I Fixed Strip Components divided by (y) the aggregate Group I Pool Principal Balance as of the end of the second preceding Due Period (in the case of the first Distribution Date, as of the Closing Date), minus (ii) commencing on the thirteenth Distribution Date, 0.50% per annum.

            "Group I Class A Carry-Forward Amount": As of any Distribution Date, the sum of (a) the amount, if any, by which (i) the Group I Insured Distribution Amount as of the immediately preceding Distribution Date exceeded (ii) the amount actually distributed to the Holders of the Group I Class A Certificates on such Distribution Date in respect thereof (including, without limitation, any Insured Payments paid to the Holders of the Group I Class A Certificates by the Certificate Insurer as described in Sections 6.04 and 6.05 hereof) and (b) 30 days' interest on the amount described in clause (a), calculated at an interest rate equal to the sum of (1) the weighted average of the Group I Class A Formula Pass-Through Rate applicable to the Class A-1 Certificates for such Distribution Date and the Group I Class A Pass-Through Rates on the Group I Lockout Certificates on such Distribution Date, and (2) the Group I Fixed Strip Effective Rate times a fraction equal to (x) the aggregate Certificate Principal Balance of the Group I Lockout Certificates divided by (y) the aggregate Certificate Principal Balance of the Group I Class A Certificates, in each case as determined immediately prior to such Distribution Date. Any Group I Class A Carry-Forward Amount shall be deemed to be allocated first to any related Group I Subordination Deficit and second to any related Group I Class A Interest Distribution Amount.

            "Group II Class A Carry-Forward Amount": As of any Distribution Date, the sum of (a) the amount, if any, by which (i) the Group II Insured Distribution Amount as of the immediately preceding Distribution Date exceeded
(ii) the amount actually distributed to the Holders of the Group II Class A Certificates on such Distribution Date in respect thereof (including, without limitation, any Insured Payments paid to the Holders of the Group II Class A Certificates by the Certificate Insurer as described in Sections 6.04 and 6.05 hereof) and (b) 30 days' interest on the amount described in clause (a), calculated at an interest rate equal to the sum of (1) the weighted average of the Group II Class A Pass-Through Rates on the Group II Certificates (other than the Group II Fixed Strip Component) applicable to such Distribution Date, weighted on the basis of the Certificate Principal Balances of the Group II Class A Certificates, and (2) the Group II Class A Pass-Through Rate on the Group II Fixed Strip Component for such Distribution Date times a fraction equal to (x) the Notional Amount of the Group II Fixed Strip Certificates divided by
(y) the aggregate Certificate Principal Balance of the Group II Class A Certificates immediately prior to such Distribution Date. Any Group II Class A Carry-Forward

Amount shall be deemed to be allocated first to any related Group II Subordination Deficit and second to any related Group II Class A Interest Distribution Amount.

            "Group I Class A Certificates": Collectively, the Class A-1 and Class A-2 Certificates and Class A-9 Components A, B and C.

            "Group II Class A Certificates": Collectively, the Class A-3, Class A-4, Class A-5, Class A-6, Class A-7 and Class A-8 Certificates and Class A-9 Component D.

            "Group I Class A Formula Pass-Through Rate": As of any Distribution Date, is the lesser of (x) the rate described in clause (i) of the definition of "Group I Class A Pass-Through Rate" for such Distribution Date and (y) the weighted average of the Net Lifetime Caps of the Group I Loans times a fraction equal to 30 divided by the number of days in the immediately preceding Accrual Period.

            "Group I Class A Interest Distribution Amount": With respect to the Class A-1 or Class A-2 Certificates or Group I Fixed Strip Components for any Distribution Date the sum of (i) (a) the aggregate amount of interest accrued for the related Accrual Period on the related Certificate Principal Balance (or related Notional Amount thereof, in the case of the Group I Fixed Strip Components) immediately prior to such Distribution Date at the related Group I Class A Pass-Through Rate (based on (x) with respect to the Class A-1 Certificates, a 360-day year and the actual number of days in the prior calendar month or (y) with respect to the Class A-2 Certificates and Group I Fixed Strip Components, a 360-day year and a 30-day month) minus (b) a pro rata portion of the aggregate related Mortgage Loan Interest Shortfall for such Distribution Date and (ii) the portion of any related Group I Class A Carry-Forward Amount which relates to a shortfall (other than a related Mortgage Loan Interest Shortfall) in a distribution of a Group I Class A Interest Distribution Amount in respect of such Class A-1 Certificates or Class A-2 Certificates or Group I Fixed Strip Components, in each case as of such Distribution Date.

            "Group II Class A Interest Distribution Amount": With respect to the Group II Class A Certificates for any Distribution Date the sum of (i) (a) the aggregate amount of interest accrued for the related Accrual Period on the related Certificate Principal Balance (or related Notional Amount thereof, in the case of the Group II Fixed Strip Components) immediately prior to such Distribution Date at the related Group II Class A Pass-Through Rate (based on a 360-day year and a 30-day month) minus (b) a pro rata portion of the aggregate related Mortgage Loan Interest Shortfall for such Distribution Date and (ii) the portion of any related Group II Class A Carry-Forward Amount which relates to a shortfall (other than a related Mortgage Loan Interest Shortfall) in a distribution of a Group II Class A Interest Distribution Amount in respect of such Group II Class A Certificates, in each case as of such Distribution Date.

            "Group I Class A Pass-Through Rate": With respect to the Class A-1 Certificates, for each Distribution Date, the per annum rate equal to the lesser of:

            (i) with respect to (a) any Distribution Date which occurs on or prior to the date on which the Pool Principal Balance is less than 10% of the Original Pool Principal Balance, One-Month LIBOR plus 0.17% or (b) any Distribution Date thereafter One-Month LIBOR plus 0.34%; and

            (ii) the Group I Class A Available Funds Pass-Through Rate for such Distribution Date.

With respect to the Class A-2 Certificates, 6.28% per annum. With respect to the Class A-9 Component A, for each Distribution Date, the per annum rate equal to 1.7% for the first 20 Distribution Dates, 0.00% thereafter. With respect to the Class A-9 Component B, for each Distribution Date, the per annum rate equal to 1.0% for the first 12 Distribution Dates, 0.00% thereafter. With respect to the Class A-9 Component C, for each Distribution Date, the per annum rate equal to 1.0% for the first 6 Distribution Dates, 0.00% thereafter.

            "Group II Class A Pass-Through Rate": With respect to the Class A-3 Certificates, 6.52% per annum. With respect to the Class A-4 Certificates, 6.26% per annum. With respect to the Class A-5 Certificates, 6.30% per annum. With respect to the Class A-6 Certificates for the first 36 Distribution Dates, the lesser of (i) 6.45% per annum and (ii) the Maximum Group II Rate and for all Distribution Dates thereafter, 6.45% per annum. With respect to the Class A-7 Certificates for the first 36 Distribution Dates, the lesser of (i) 6.74% per annum and (ii) the Maximum Group II Rate and for all Distribution Dates thereafter, 6.74% per annum. With respect to the Class A-8 Certificates for the first 36 Distribution Dates, the lesser of (i) 6.37% per annum and (ii) the Maximum Group II Rate and for all Distribution Dates thereafter, 6.37% per annum. With respect to the Class A-9 Component D, prior to the 37th Distribution Date, the per annum rate equal to the weighted average of the Mortgage Interest Rates of the Group II Loans, minus the sum of the rates per annum used to determine the Servicing Fee and the Trustee Fee and the Premium Percentage.

            "Group I Class A Principal Distribution Amount": With respect to the Group I Certificates (other than the Group I Fixed Strip Components) for any Distribution Date, the lesser of:

      (a) the excess of (i) the sum, as of such Distribution Date, of (A) the Group I Available Funds and (B) any related Insured Payment over
            (ii) the Group I Class A Interest Distribution Amount; and

      (b)   the sum, without duplication, of:

            (i) the portion of any Group I Class A Carry-Forward Amount which relates to a shortfall in a distribution of a Group I Subordination Deficit,

            (ii) all scheduled installments of principal in respect of the Group I Loans received or advanced during the related Due Period, together with all unscheduled recoveries of principal in respect of the Group I Loans received by the Master Servicer during the related Prepayment Period,

            (iii) the Principal Balance of each Group I Loan that was
                  repurchased by the Seller, by an Affiliate of the Seller or by the Company,

            (iv) any Substitution Adjustments delivered by the Company on the related Master Servicer Remittance Date in connection with a substitution of a Group I Loan,

            (v) the Net Liquidation Proceeds collected by the Master Servicer of all Group I Loans during the related Due Period (to the extent such Net Liquidation Proceeds related to principal),

            (vi) the amount of any Group I Subordination Deficit for such Distribution Date,

            (vii) the proceeds received by the Trustee with respect to the Group
                  I Loans from any termination of the Trust Fund (to the extent such proceeds are related to principal), and

            (viii) the amount of any Group I Subordination Increase Amount for such Distribution Date;

                                      minus
                                      -----

          (ix) the amount of any Group I Subordination Reduction Amount for such Distribution Date.

            "Group II Class A Principal Distribution Amount": With respect to the Group II Certificates (other than the Group II Fixed Strip Components) for any Distribution Date, the lesser of:

      (a) the excess of (i) the sum, as of such Distribution Date, of (A) the Group II Available Funds and (B) any related Insured Payment over
            (ii) the Group II Class A Interest Distribution Amount; and

      (b)   the sum, without duplication, of:

            (i) the portion of any Group II Class A Carry-Forward Amount which relates to a shortfall in a distribution of a Group II Subordination Deficit,

            (ii) all scheduled installments of principal in respect of the Group II Loans received or advanced during the related Due Period, together with all unscheduled recoveries of principal in respect of the Group II Loans received by the Master Servicer during the related Prepayment Period,

            (iii) the Principal Balance of each Group II Loan that was repurchased by the Seller, by an Affiliate of the Seller or by the Company,

            (iv) any Substitution Adjustments delivered by the Company on the related Master Servicer Remittance Date in connection with a substitution of a Group II Loan,

            (v) the Net Liquidation Proceeds collected by the Master Servicer of all Group II Loans during the related Due Period (to the extent such Net Liquidation Proceeds related to principal),

            (vi) the amount of any Group II Subordination Deficit for such Distribution Date,

            (vii) the proceeds received by the Trustee with respect to the Group
                  II Loans from any termination of the Trust Fund (to the extent such proceeds are related to principal); and

            (viii) the amount of any Group II Subordination Increase Amount for such Distribution Date;

                                      minus
                                      -----

            (ix) the amount of any Group II Subordination Reduction Amount for such Distribution Date.

            "Group I Delinquency Amount": With respect to any Distribution Date, the product of the (x) Group I Delinquency Percentage and (y) the Group I Pool Principal Balance as of such Distribution Date.

            "Group II Delinquency Amount": With respect to any Distribution Date, the product of the (x) Group II Delinquency Percentage and (y) the Group II Pool Principal Balance as of such Distribution Date.

            "Group I Delinquency Percentage": With respect to any Distribution Date, the rolling three month average of the percentage equivalent of a fraction, the numerator of which is (x) the aggregate Principal Balances of all Group I Loans which are, without duplication, (i) 90 or more days Delinquent
(ii) in bankruptcy and 90 days or more Delinquent under the related Mortgage Note, (iii) REO Mortgage Loans and (iv) Group I Loans for which foreclosure proceedings have commenced and the denominator of which is (y) the Group I Pool Principal Balance as of such Distribution Date.

            "Group II Delinquency Percentage": With respect to any Distribution Date, the rolling three month average of the percentage equivalent of a fraction, the numerator of which is (x) the aggregate Principal Balances of all Group II Loans which are, without duplication, (i) 90 or more days Delinquent
(ii) in bankruptcy and 90 days or more Delinquent under the related Mortgage Note, (iii) REO Mortgage Loans and (iv) Group II Loans for which foreclosure proceedings have commenced and the denominator of which is (y) the Group II Pool Principal Balance as of such Distribution Date.

            "Group I Excess Subordinated Amount": With respect to any Distribution Date, the excess, if any, of (a) the Group I Subordinated Amount that would exist on such Distribution Date after taking into account all distributions to be made on such Distribution Date (exclusive of any reductions thereto attributable to Group I Subordination Reduction Amounts on such Distribution Date) over (b) the Group I Required Subordinated Amount for such Distribution Date.

            "Group II Excess Subordinated Amount": With respect to any Distribution Date, the excess, if any, of (a) the Group II Subordinated Amount that would exist on such Distribution Date after taking into account all distributions to be made on such Distribution Date (exclusive of any reductions thereto attributable to Group II Subordination Reduction Amounts on such Distribution Date) over (b) the Group II Required Subordinated Amount for such Distribution Date.

            "Group I Fixed Strip Components": Any of the Class A-9 Component A, B and C.

            "Group II Fixed Strip Component": The Class A-9 Component D.

            "Group I Fixed Strip Effective Rate": With respect to the first 6 Distribution Dates, 1.70%. With respect to the 7th through the 12th Distribution Date, 1.00%. With respect to the 13th through the 20th Distribution Date, 1.00%. With respect to any Distribution Date after the 20th Distribution Date, 0.00%.

            "Group I Insured Distribution Amount": With respect to any Distribution Date, the sum of (a) the Group I Class A Interest Distribution Amount with respect to such Distribution Date and (b) the Group I Subordination Deficit, if any, as of such Distribution Date.

            "Group II Insured Distribution Amount": With respect to any Distribution Date, the sum of (a) the Group II Class A Interest Distribution Amount with respect to such Distribution Date and (b) the Group II Subordination Deficit, if any, as of such Distribution Date.

            "Group I Loans" or "Loan Group I": The group of Mortgage Loans identified on Exhibit D-1 from time to time.

            "Group II Loans" or "Loan Group II": The group of Mortgage Loans identified on Exhibit D-2 from time to time.

            "Group I Lockout Certificates": The Class A-2 Certificates.

            "Group II Lockout Certificates": The Class A-8 Certificates.

            "Group II Lockout Certificate Percentage": As of each Distribution Date, the percentage equal to the aggregate Certificate Principal Balance of the Group II Lockout Certificates divided by the sum of the aggregate Certificate Principal Balances of the Group II Class A Certificates.

            "Group I Lockout Distribution Percentage": With respect to any Distribution Date, the percentage indicated below:


             Distribution Date               Lockout Distribution Percentage
             -----------------               -------------------------------

July 1998 through
March 2000........................... 0%
April 2000 and
thereafter........................... 95%

Notwithstanding the foregoing, if the Certificate Principal Balances of the Group I Class A Certificates (other than the Group I Lockout Certificates) have been reduced to zero, the Group I Lockout Distribution Percentage will be equal to 100%.

            "Group II Lockout Distribution Percentage": With respect to any Distribution Date, the percentage indicated below:


                   Distribution Date         Lockout Distribution Percentage
                   -----------------         -------------------------------

July 1998 through
June 2001............................ 0%
July 2001 through                     45% of the Group II Lockout Certificate
June 2003............................ Percentage
July 2003 through                     80% of the Group II Lockout Certificate
June 2004............................ Percentage
July 2004 through                     100% of the Group II Lockout Certificate
June 2005............................ Percentage
July 2005 and                         the lesser of (x) 100% and (y) 300% of the
thereafter........................... Group II Lockout Certificate Percentage

Notwithstanding the foregoing, if the Certificate Principal Balances of the Group II Class A Certificates (other than the Group II Lockout Certificates) have been reduced to zero, the Group II Lockout Distribution Percentage will be equal to 100%.

            "Group I Net Monthly Excess Cashflow": As of any Distribution Date, an amount equal to (x) the Group I Available Funds minus (y) the sum of (i) the sum of the Group I Class A Interest Distribution Amount and the amount described in clause (b) of the definition of Group I Class A Principal Distribution Amount (calculated for this purpose without regard to any Group I Subordination Increase Amount, Group I Subordination Reduction Amount, Group I Subordination Deficit or portion thereof included therein) and (ii) the Group I Reimbursement Amount, if any, for such Distribution Date.

            "Group II Net Monthly Excess Cashflow": As of any Distribution Date, an amount equal to (x) the Group II Available Funds minus (y) the sum of (i) the sum of the Group II Class A Interest Distribution Amount and the amount described in clause (b) of the definition of Group II Class A Principal Distribution Amount (calculated for this purpose without regard to any Group II Subordination Increase Amount, Group II Subordination Reduction Amount, Group II Subordination Deficit or portion thereof included therein) and (ii) the Group II Reimbursement Amount, if any, for such Distribution Date.

            "Group I Pool Principal Balance": The aggregate Principal Balances of the Group I Loans in the Trust Fund as of any date of determination.

            "Group II Pool Principal Balance": The aggregate Principal Balances of the Group II Loans in the Trust Fund as of any date of determination.

            "Group I Principal Remittance Amount": As of any Distribution Date, the sum, without duplication of the amounts specified in clauses (b)(ii) through
(v) and (vii) of the definition of Group I Class A Principal Distribution
Amount.

            "Group II Principal Remittance Amount": As of any Distribution Date, the sum, without duplication of the amounts specified in clauses (b)(ii) through
(v) and (vii) of the definition of Group II Class A Principal Distribution
Amount.

            "Group I Reimbursement Amount": As of any Distribution Date, the sum of (a)(i) all Group I Insured Payments (as defined in the Group I Certificate Insurance Policy) previously paid by the Certificate Insurer and in each case not previously repaid to the Certificate Insurer pursuant to Sections 6.05(b) or 6.05(c) hereof plus (ii) interest accrued on each such Group I Insured Payment not previously repaid calculated at a rate equal to the sum of (A) the Group I Class A Pass-Through Rate on the Class A-1 Certificates and (B) the Group I Class A Pass- Through Rate on the Group I Lockout Certificates and Fixed Strip Effective Rate times (x) the Notional Amount of the Group I Fixed Strip Components divided by (y) the aggregate Certificate Principal Balance of the Group I Class A Certificates from the date such Group I Insured Payment was made and (b)(i) any amounts then due and owing to the Certificate Insurer under the Insurance Agreement, as certified to the Trustee by the Certificate Insurer plus
(ii) interest on such amounts at the Late Payment Rate (as defined in the Insurance Agreement). The Certificate Insurer shall notify the Trustee and the Company of the amount of any Group I Reimbursement Amount.

            "Group II Reimbursement Amount": As of any Distribution Date, the sum of (a)(i) all Group II Insured Payments (as defined in the Group II Certificate Insurance Policy) previously paid by the Certificate Insurer and in each case not previously repaid to the Certificate Insurer pursuant to Sections 6.05(b) or 6.05(c) hereof plus (ii) interest accrued on each such Group II Insured Payment not previously repaid calculated at a rate equal to the sum of
(A) the weighted average of the Group II Class A Pass-Through Rates on the Group II Class A Certificates (other than the Group II Fixed Strip Certificates) and
(B) the Group II Class A Pass-Through Rate on the Group II Fixed Strip Certificates times (x) the Notional Amount of the Group II Fixed Strip Component divided by (y) the aggregate Certificate Principal Balance of the Group II Class A Certificates from the date such Group II Insured Payment was made and (b)(i) any amounts then due and owing to the Certificate Insurer under the Insurance Agreement, as certified to the Trustee by the Certificate Insurer plus (ii) interest on such amounts at the Late Payment Rate (as defined in the Insurance Agreement). The Certificate Insurer shall notify the Trustee and the Company of the amount of any Group II Reimbursement Amount.

            "Group I Required Subordinated Amount": For each Distribution Date, the amount determined as follows:

            (a) for any Distribution Date occurring during the period commencing on the Closing Date and ending on the later of (x) the date upon which principal payments on the Group I Loans in the amount of one-half of the Original Group I Pool Principal Balance have been received by the Group I Certificateholders and (y) the thirtieth Distribution Date following the Closing Date, the greater of: (i) the product of (A) the Initial Group I Specified Subordinated Percentage and (B) the Original Group I Pool Principal Balance; and (ii) 45% of the Group I Delinquency Amount as of such Distribution Date:

            (b) for any Distribution Date occurring after the end of the period in clause (a) above, the greatest of (i) the product of (x) 2 and (y) the Initial Group I Specified Subordinated Percentage times the Group I Pool Principal Balance as of such Distribution Date, (ii) 45% of the Group I Delinquency Amount; and (iii) 0.75% of the Original Group I Pool Principal Balance;

provided, however, for any Distribution Date occurring after the end of the period in clause (a) above, if the Group I Delinquency Percentage exceeds 10%, the Group I Required Subordinated Amount as calculated in clause (b)(i) above, shall be no less than the Group I Required Subordinated Amount as of the previous Distribution Date. In addition the Group I Required Subordinated Amount may be modified by the Company with the consent of the Certificate Insurer.

            "Group II Required Subordinated Amount": For each Distribution Date, the amount determined as follows:

            (a) for any Distribution Date occurring during the period commencing on the Closing Date and ending on the later of (x) the date upon which principal payments on the Group II Loans in the amount of one-half of the Original Group II Pool Principal Balance have been received by the Group II Certificateholders and (y) the thirtieth Distribution Date following the Closing Date, the greater of: (i) the product of (A) the Initial Group II Specified Subordinated Percentage and (B) the Original Group II Pool Principal Balance; and (ii) 53% of the Group II Delinquency Amount as of such Distribution Date:

            (b) for any Distribution Date occurring after the end of the period in clause (a) above, the greatest of (i) the product of (x) 2 and (y) the Initial Group II Specified Subordinated Percentage times the Group II Pool Principal Balance as of such Distribution Date, (ii) 53% of the Group II Delinquency Amount; and (iii) 0.75% of the Original Group II Pool Principal Balance;

provided, however, for any Distribution Date occurring after the end of the period in clause (a) above, if the Group II Delinquency Percentage exceeds 10%, the Group II Required Subordinated

Amount as calculated in clause (b)(i) above, shall be no less than the Group II Required Subordinated Amount as of the previous Distribution Date. In addition, the Group II Required Subordinated Amount may be modified by the Company with the consent of the Certificate Insurer.

            "Group I Subordinated Amount": As of any Distribution Date, the difference, if any, between (a) the Group I Pool Principal Balance as of the close of business on the last day of the related Due Period and (b) the aggregate Certificate Principal Balance of the Class A-1 Certificates as of such Distribution Date (after taking into account the payment of the Group I Principal Remittance Amount related to such Distribution Date); PROVIDED, HOWEVER, that such amount shall not be less than zero.

            "Group II Subordinated Amount": As of any Distribution Date, the difference, if any, between (a) the Group II Pool Principal Balance as of the close of business on the last day of the related Due Period and (b) the aggregate Certificate Principal Balance of the Group II Class A Certificates as of such Distribution Date (after taking into account the payment of the Group II Principal Remittance Amount related to such Distribution Date); PROVIDED, HOWEVER, that such amount shall not be less than zero.

            "Group I Subordination Deficiency Amount": With respect to any Distribution Date, the amount, if any, by which (a) the Group I Required Subordinated Amount applicable to such Distribution Date exceeds (b) the Group I Subordinated Amount applicable to such Distribution Date prior to taking into account the payment of any related Group I Subordination Increase Amounts on such Distribution Date.

            "Group II Subordination Deficiency Amount": With respect to any Distribution Date, the amount, if any, by which (a) the Group II Required Subordinated Amount applicable to such Distribution Date exceeds (b) the Group II Subordinated Amount applicable to such Distribution Date prior to taking into account the payment of any related Group II Subordination Increase Amounts on such Distribution Date.

            "Group I Subordination Deficit": As of any Distribution Date, the amount, if any, by which (a) the sum of the Certificate Principal Balances of the Class A-1 Certificates and Class A-2 Certificates (after taking into account the payment of the Group I Class A Principal Distribution Amount (other than payments made with respect thereto pursuant to clause (vi) of the definition of Group I Class A Principal Distribution Amount from amounts drawn under the Group I Certificate Insurance Policy)) on such date exceeds (b) the Group I Pool Principal Balance determined as of the end of the immediately preceding Due Period.

            "Group II Subordination Deficit": As of any Distribution Date, the amount, if any, by which (a) the aggregate Certificate Principal Balance of the Group II Class A Certificates (after taking into account the payment of the Group II Class A Principal Distribution Amount (other than payments made with respect thereto pursuant to clause (vi) of the definition of Group II Class A Principal Distribution Amount from amounts drawn under the Group II Certificate Insurance Policy)) on such date exceeds (b) the Group II Pool Principal Balance determined as of the end of the immediately preceding Due Period.

            "Group I Subordination Increase Amount": With respect to the first Distribution Date, $0.00. With respect to any Distribution Date thereafter, the lesser of (a) the Group I Subordination Deficiency Amount as of such Distribution Date (after taking into account the payment of the Group I Class A Principal Distribution Amount on such Distribution Date (other than clause
(viii) thereof)) and (b) the amount of Group I Net Monthly Excess Cashflow on such Distribution Date.

            "Group II Subordination Increase Amount": With respect to the first Distribution Date, $0.00. With respect to any Distribution Date thereafter, the lesser of (a) the Group II Subordination Deficiency Amount as of such Distribution Date (after taking into account the payment of the Group II Class A Principal Distribution Amount on such Distribution Date (other than clause
(viii) thereof)) and (b) the amount of Group II Net Monthly Excess Cashflow on such Distribution Date.

            "Group I Subordination Reduction Amount": With respect to any Distribution Date, an amount equal to the lesser of (a) the Group I Excess Subordinated Amount for such Distribution Date and (b) the Group I Principal Remittance Amount for the prior Due Period.

            "Group II Subordination Reduction Amount": With respect to any Distribution Date, an amount equal to the lesser of (a) the Group II Excess Subordinated Amount for such Distribution Date and (b) the Group II Principal Remittance Amount for the prior Due Period.

            "Index": As to any Group I Loan, a rate per annum equal to the average of the interbank offered rates for six month or one year United States dollar deposits in the London market as published in the Western Edition of THE WALL STREET JOURNAL, as most recently available as of the first business day forty-five, thirty or five days prior to any Rate Adjustment Date, as specified in the related Mortgage Note.

            "Indirect Participant": Any financial institution for whom any Direct Participant holds an interest in a Class A Certificate.

            "Initial Group I Loan": A Group I Loan assigned and transferred to the Trustee on the Closing Date, as listed on the Mortgage Loan Schedule attached hereto as Exhibit D-1.

            "Initial Group II Loan": A Group II Loan assigned and transferred to the Trustee on the Closing Date, as listed on the Mortgage Loan Schedule attached hereto as Exhibit D-2.

            "Initial Group I Specified Subordinated Amount": An amount equal to the product of (x) the Initial Group I Specified Subordinated Percentage and (y) the Original Group I Pool Principal Balance.

            "Initial Group II Specified Subordinated Amount": An amount equal to the product of (x) the Initial Group II Specified Subordinated Percentage and
(y) the Original Group II Pool Principal Balance.

            "Initial Group I Specified Subordinated Percentage": An amount equal to 4.40% of the Original Group I Pool Principal Balance.

            "Initial Group II Specified Subordinated Percentage": An amount equal to 3.95% of the Original Group II Pool Principal Balance.

            "Initial Mortgage Loan": Any Initial Group I Loan or Initial Group II Loan.

            "Insurance Agreement": The Insurance Agreement dated as of June 1, 1998 among the Certificate Insurer, the Company, the Master Servicer, the Trustee and Southern Pacific Funding Corporation, as such agreement may be amended or supplemented in accordance with the provisions thereof.

            "Insurance Proceeds: Proceeds paid by any insurer pursuant to any insurance policy covering a Mortgage Loan to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the related Mortgagor in accordance with Accepted Servicing Practices. "Insurance Proceeds" do not include "Insured Payments."

            "Insured Payment": As determined separately for Group I and Group II Class A Certificates, the sum of (i) with respect to each Distribution Date, the related Available Funds Shortfall and (ii) any related unpaid Preference Amount.

            "Interest Determination Date": With respect to the first Accrual Period, the Closing Date. With respect to any respect to any Accrual Period thereafter, the second London Business Day preceding the commencement of such Accrual Period.

            "Intermediate Term Fixed Loans": Group II Loans with an original term to maturity of 5, 10, 15 or 20 years.

            "Intermediate Term LIBOR-Rate Loans": Group I Loans with an Index of Six- Month LIBOR and an adjustment period of six months and an original term to maturity of 12 or 15 years.

            "Lifetime Cap": As to any Mortgage Loan in Loan Group I, the maximum Mortgage Interest Rate set forth in the related Mortgage Note and indicated in the Mortgage Loan Schedule, which rate may be applicable to such Mortgage Loan at any time during the life of such Mortgage Loan.

            "Lifetime Floor": As to any Mortgage Loan in Loan Group I, the minimum Mortgage Interest Rate set forth in the related Mortgage Note and indicated in the Mortgage Loan Schedule, which rate may be applicable to such Mortgage Loan at any time during the life of such Mortgage Loan.

            "Liquidated Loan Loss": With respect to any Distribution Date, the aggregate of the amount of losses with respect to each Mortgage Loan which became a Liquidated Mortgage Loan during the Due Period preceding such Distribution Date, equal to the excess, if any, of (i) the unpaid principal balance of each such Liquidated Mortgage Loan, plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Mortgage Interest Rate from the Due Date as to which interest was last paid with respect thereto through the last day of the month in which such Mortgage Loan became a

Liquidated Mortgage Loan, over (ii) Net Liquidation Proceeds with respect to such Liquidated Mortgage Loan.

            "Liquidated Mortgage Loan": A Mortgage Loan with respect to which the related Mortgaged Property has been acquired, liquidated and/or foreclosed and with respect to which the Master Servicer determines that all Liquidation Proceeds which it expects to recover have been recovered.

            "Liquidation Expenses": Expenses incurred by the Master Servicer or any Subservicer in connection with the liquidation of any defaulted Mortgage Loan or property acquired in respect thereof (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions and conveyance taxes), any unreimbursed amount expended by the Master Servicer pursuant to Sections 5.05, 5.06 and 5.12 respecting the related Mortgage Loan and any unreimbursed expenditures for real property taxes or for property restoration or preservation of the related Mortgaged Property. Liquidation Expenses shall not include any previously incurred expenses in respect of an REO Mortgage Loan which have been netted against related REO Proceeds.

            "Liquidation Proceeds": Amounts received by the Master Servicer (including Insurance Proceeds) in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, whether through foreclosure, sale or otherwise, including payments in connection with such Mortgage Loans received from the Mortgagor, other than amounts required to be paid to the Mortgagor pursuant to the terms of the applicable Mortgage or to be applied otherwise pursuant to law.

            "Liquidation Report": A report in the form set forth hereto as Exhibit S.

            "Loan Repurchase Price": As defined in Section 2.04(b).

            "Loan Type": One of the following types of Mortgage Loans included in the Trust Fund: (i) 2/28 and 3/27 Loans, (ii) Full Term LIBOR-Rate Loans,
(iii) Full Term Fixed Loans, (iv) Intermediate Term Fixed Loans and (v) Balloon Loans.

            "Loan-to-Value Ratio or LTV": With respect to any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the principal balance of such Mortgage Loan, as of the date of origination of the Mortgage Loan, divided by the Appraised Value of the related Mortgaged Property.

            "London Business Day": Any day on which banks in the City of London, England are open and conducting transactions in United States dollars.

            "Majority Certificateholders": As of any date, the Holder or Holders of Class A Certificates evidencing an excess of 50% of the Voting Rights of the Class A Certificates.

            "Master Servicer": Southern Pacific Funding Corporation, a California corporation, or any successor appointed as herein provided.

            "Master Servicer Remittance Amount": With respect to any Master Servicer Remittance Date, an amount equal to the sum of (i) all unscheduled collections of principal and interest on the Mortgage Loans (including Principal Prepayments in Full and Curtailments, Net REO Proceeds and Net Liquidation Proceeds, if any) collected by the Master Servicer during the related Prepayment Period and all scheduled Monthly Payments due on the related Due Date and received on or prior to the Business Day preceding such Master Servicer Remittance Date, (ii) all Periodic Advances made by the Master Servicer with respect to payments due to be received on the Mortgage Loans on the related Due Date and (iii) any other amounts required to be placed in the Collection Account by the Master Servicer pursuant to this Agreement but excluding the following:

            (a) amounts received on particular Mortgage Loans as late payments of principal or interest and respecting which the Master Servicer has previously made an unreimbursed Periodic Advance;

            (b) those portions of each payment of interest on a particular Mortgage Loan which represent the Servicing Fee;

            (c) that portion of Liquidation Proceeds and REO Proceeds which represents any unpaid Servicing Fee;

            (d) all income from Permitted Investments that is held in the Collection Account for the account of the Master Servicer;

            (e) all amounts in respect of late fees, assumption fees, prepayment fees and similar fees;

            (f) certain other amounts which are reimbursable to the Master Servicer, as provided in this Agreement; and

            (g) Net Foreclosure Profits.

            "Master Servicer Remittance Date": With respect to any Distribution Date, the 18th of the month in which such Distribution Date occurs, or if such 18th day is not a Business Day, the Business Day preceding such 18th day.

            "Maximum Group II Rate": A rate equal to the weighted average of the REMIC I Remittance Rates for REMIC I Regular Interest LT-FW, REMIC I Regular Interest LT-FX, REMIC I Regular Interest LT-FY and REMIC I Regular Interest LT-FZ, weighted on the basis of the Uncertificated Balances of the REMIC I Group II Regular Interests. For purposes of the calculation of the Maximum Group II Rate and for the first 36 Distribution Dates, the REMIC I Remittance Rate for REMIC I Regular Interest LT-FZ will be 0%.

            "Monthly Payment": As to any Mortgage Loan (including any REO Mortgage Loan) and any Due Date, the scheduled payment of principal and interest due thereon for such Due Date (after adjustment for any Curtailments and Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule by reason of any bankruptcy, other than Deficient Valuations or similar proceeding or any moratorium or similar waiver or grace period).

            "Moody's": Moody's Investors Service, Inc., or any successor thereto.

            "Mortgage": The mortgage, deed of trust or other instrument creating a first lien on the Mortgaged Property.

            "Mortgage File": The mortgage documents listed in Exhibit C attached hereto pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement; provided that whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee, such term shall not be deemed to include such additional documents required to be added unless they are actually so added.

            "Mortgage Impairment Insurance Policy": As defined in Section 5.07.

            "Mortgage Interest Rate": As to any Group I Loan, the per annum rate at which interest accrues on the unpaid principal balance thereof, as adjusted from time to time in accordance with the provisions of the related Mortgage Note, which rate is (a) prior to the first related Rate Adjustment Date occurring after the Cut-off Date, the initial Mortgage Interest Rate for such Mortgage Loan indicated on the Mortgage Loan Schedule and (b) from and after such first Rate Adjustment Date, the sum of the related Index applicable to the most recent Rate Adjustment Date, and the Gross Margin, rounded as set forth in such Mortgage Note, subject to the Periodic Cap, the Lifetime Cap and Lifetime Floor set forth in the related Mortgage Note that may be applicable to such Mortgage Loan at any time during the life of such Mortgage Loan. As to any Group II Loan, the fixed per annum rate at which interest accrued on the unpaid principal balance thereof, which rate is the Mortgage Interest Rate for such Group II Loan indicated on the related Mortgage Loan Schedule.

            "Mortgage Loan": An individual mortgage loan which is assigned and transferred to the Trustee pursuant to this Agreement, together with the rights and obligations of a holder thereof and payments thereon and proceeds therefrom (other than payments of interest that accrued on each Mortgage Loan up to and including the Due Date therefor occurring, with respect to the Mortgage Loans prior to the Cut-off Date), the Mortgage Loans originally subject to this Agreement being identified on the Mortgage Loan Schedule. As applicable, Mortgage Loan shall be deemed to refer to the related REO Property.

            "Mortgage Loan Documents": As defined in Section 2.03(a).

            "Mortgage Loan Group": The Group I Loans or Group II Loans. References herein to "Mortgage Loan Group" when used with respect to any Certificate shall mean (i) Group I Loans, in the case of the Group I Certificates, or (ii) Group II Loans, in the case of the Group II Certificates.

            "Mortgage Loan Interest Shortfall": With respect to any Distribution Date, as to the Mortgage Loans in either Loan Group, the sum of (a) any Civil Relief Act Interest Shortfalls in respect of such Mortgage Loans for such Distribution Date and (b) any related Master Servicer


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


Default Prepayment Interest Shortfall. A "Master Servicer Default Prepayment Interest Shortfall" will only exist on a Distribution Date with respect to which the Master Servicer has defaulted on its obligations under Sections 5.20 and
6.09 with respect to Prepayment Interest Shortfalls and on such a Distribution Date will equal, for Loan Group I and Loan Group II in the aggregate, the excess of (i) the aggregate maximum amount of Compensating Interest required pursuant to Sections 5.20 and 6.09 to have been paid by the Master Servicer or a Subservicer or netted against the Master Servicer's aggregate Servicing Fee for such Distribution Date over (ii) the amount of Compensating Interest actually paid by the Master Servicer or a Subservicer or actually netted against the Master Servicer's aggregate Servicing Fee for such Distribution Date.

            "Mortgage Loan Schedule": The lists of the Mortgage Loans transferred to the Trustee on or before the Closing Date as part of the Trust Fund and attached hereto as Exhibits D-1, D-2 and D-3 and delivered in computer readable format, which list shall set forth at a minimum the following information as to each Mortgage Loan:

            (i)         the Mortgage Loan identifying number;

            (ii)        the city, state and zip code of the Mortgaged Property;

            (iii)       the type of property;

            (iv)        the current Monthly Payment as of the Cut-off Date;

            (v)         the original number of months to maturity;

            (vi)        the scheduled maturity date;

            (vii)       the Principal Balance as of the Cut-off Date;

            (viii)      the Loan-to-Value Ratio at origination;

            (ix)        the Mortgage Interest Rate as of the Cut-off Date;

            (x)         the Mortgage Interest Rate at origination;

            (xi)        the Gross Margin (with respect to Group I Loans) and
                           the frequency of the adjustment thereof;

            (xii) the first Rate Adjustment Date (with respect to Group I Loans) after the Cut-off Date;

            (xiii) the first Rate Adjustment Date after origination and the frequency of adjustment (with respect to Group I Loans);

            (xiv)       the Lifetime Cap (with respect to Group I Loans);

            (xv)        the Lifetime Floor (with respect to Group I Loans);

            (xvi)       the Appraised Value;

            (xvii)      the stated purpose of the loan at origination;

            (xviii)     the type of occupancy at origination;

            (xix) the documentation type (as described in the Underwriting Guidelines);

            (xx)        the Periodic Cap (with respect to Group I Loans);

            (xxi) the loan classification (as described in the Underwriting Guidelines);

            (xxii) the related Index (with respect to Group I Loans) and the look-back period for such Mortgage Loan;

            (xxiii) the Servicing Fee with respect to such Mortgage Loan, expressed as a rate per annum; and

            (xxiv)      the Loan Type.

Such schedule may consist of multiple reports that collectively set forth all of the information required.

            "Mortgage Note": The original, executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

            "Mortgaged Property": The underlying property securing a Mortgage Loan, consisting of a fee simple estate in a single parcel of land improved by a Residential Dwelling.

            "Mortgagor": The obligor on a Mortgage Note.

            "Net Foreclosure Profits": As to any Distribution Date, an amount equal to (i) the aggregate Foreclosure Profits with respect to such Distribution Date minus (ii) Liquidated Loan Losses with respect to such Distribution Date.

            "Net Lifetime Cap": With respect to each Mortgage Loan in Loan Group I at any time of determination, a sum equal to the Lifetime Cap on such Mortgage Loan minus the sum of the per annum rates used to determine the related Servicing Fee and Trustee Fee and the Premium Percentage.

            "Net Liquidation Proceeds": As to any Liquidated Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses and net of any unreimbursed Periodic Advances and unreimbursed Servicing Advances made by the Master Servicer. For all purposes of this Agreement, Net Liquidation Proceeds shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.

            "Net Mortgage Interest Rate": With respect to each Mortgage Loan at any time of determination, a rate equal to (i) the Mortgage Interest Rate on such Mortgage Loan minus (ii) the sum of the per annum rates used to determine the related Servicing Fee and Trustee Fee and the Premium Percentage. Any regular monthly computation of interest at such rate shall be based upon annual interest at such rate on the applicable amount divided by twelve.

            "Net REO Proceeds": As to any REO Mortgage Loan, REO Proceeds net of any related expenses of the Master Servicer.

            "Nonrecoverable Advances": With respect to any Mortgage Loan, (a) any Periodic Advance or Servicing Advance previously made and not reimbursed from late collections pursuant to Section 5.04(b), or (b) a Periodic Advance or Servicing Advance proposed to be made in respect of a Mortgage Loan or REO Property either of which, in the good faith business judgment of the Master Servicer, as evidenced by an Officer's Certificate delivered to the Certificate Insurer and the Trustee would not be ultimately recoverable pursuant to Sections
5.04 and Section 6.02.

            "Non-United States Person": Any Person other than a United States Person.

            "Notional Amount": As of any Distribution Date, with respect to the Class A-9 Components A, B and C, an amount equal to the Uncertificated Balance of REMIC I Regular Interest LT-AZ. As of any Distribution Date, with respect to the Class A-9 Component D, an amount equal to the Uncertificated Balance of REMIC I Regular Interest LT-FZ immediately prior to such date.

            "Officer's Certificate": A certificate signed by the Chairman of the Board, the President or a Vice President and the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Seller and/or the Master Servicer, or the Company, as required by this Agreement.

            "One-Month LIBOR": With respect to any Accrual Period, the rate determined by the Trustee on the related Interest Determination Date on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as such rates appear on the Telerate Screen Page 3750 as of 11:00 A.M., London, England time, on the Interest Determination Date. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying One-Month LIBOR or comparable rates as may be reasonably selected by the Trustee), the rate will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be One-Month LIBOR applicable to the preceding Distribution Date.

            "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be counsel for the Seller, the Master Servicer, the Trustee, a Certificateholder or a Certificateholder's prospective transferee or the Certificate Insurer (including except as otherwise provided herein, in-house counsel) reasonably acceptable to each addressee of such opinion and experienced in matters relating to the subject of such opinion; except that any opinion of counsel relating to (a) the qualification of REMIC I and REMIC II under the REMIC Provisions must be an opinion of counsel who (i) is in fact independent of the Seller, the Master Servicer and the

Trustee, (ii) does not have any direct financial interest or any material indirect financial interest in the Seller or the Master Servicer or the Trustee or in an Affiliate thereof, (iii) is not connected with the Seller or the Master Servicer or the Trustee as an officer, employee, director or person performing similar functions and (iv) is reasonably acceptable to the Certificate Insurer.

            "Original Group I Pool Principal Balance": The Group I Pool Principal Balance as of the Cut-off Date, which is $486,124,706.24.

            "Original Group II Pool Principal Balance": The Group II Pool Principal Balance as of the Cut-off Date, which is $163,874,864.96.

            "Original Certificate Principal Balance": As of the Startup Day and as to the Class A-1 Certificates, $324,000,000, as to the Class A-2 Certificates, $162,000,000, as to the Class A-3 Certificates, $46,398,000, as to the Class A-4 Certificates, $39,685,000, as to the Class A-5 Certificates, $12,146,000, and as to the Class A-6 Certificates, $37,336,000, and as to the Class A-7 Certificates, $12,035,000, and as to the Class A-8 Certificates, $16,400,0000. The Fixed Strip Certificates and Class R Certificates do not have an Original Certificate Principal Balance.

            "Original Pool Principal Balance": The Pool Principal Balance as of the Cut-off Date, which is $649,999,571.20.

            "Outstanding Mortgage Loan": As to any Due Date, a Mortgage Loan (including an REO Mortgage Loan) which was not the subject of a Principal Prepayment in Full prior to such Due Date, which did not become a Liquidated Mortgage Loan prior to such Due Date, which was not repurchased by the Seller prior to such Due Date pursuant to Section 2.04 and which was not repurchased by an Affiliate of the Seller pursuant to Section 5.18.

            "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

            "Owner-Occupied Mortgaged Property": A Residential Dwelling as to which (a) the related Mortgagor represented an intent to occupy as such Mortgagor's primary, secondary or vacation residence at the origination of the Mortgage Loan, and (b) the Seller has no actual knowledge that such Residential Dwelling is not so occupied.

            "Percentage Interest": With respect to a Class A Certificate and any date of determination, the portion evidenced by such Certificate, expressed as a percentage rounded to four decimal places, equal to a fraction the numerator of which is the initial Authorized Denomination represented by such Certificate and the denominator of which is the Original Certificate Principal Balance of such Certificate. With respect to a Class R Certificate and any date of determination, the portion evidenced thereby as stated on the face of such Certificate.

            "Periodic Advance": The aggregate of the advances with respect to Mortgage Loans and REO Properties required to be made by the Master Servicer on any Master Servicer Remittance Date pursuant to Section 5.21 hereof, the amount of any such advances being equal to the sum of: (i) with respect to the Mortgage Loans (other than Balloon Loans with delinquent

Balloon Payments as described in clause (iii) below and other than REO Properties as described in clauses (ii) and (iv) below), all Monthly Payments (net of the related Servicing Fee) on such Mortgage Loans that were delinquent as of the close of business on the Business Day preceding the related Master Servicer Remittance Date, plus (ii) with respect to each REO Property (other than any REO Property relating to a Balloon Loan with a delinquent Balloon Payment as described in clause (iv) below), which REO Property was acquired during or prior to the related Due Period and as to which an REO Disposition did not occur during the related Due Period, an amount equal to the Monthly Payment (net of the related Servicing Fee) for the most recently ended Due Period for the related Mortgage Loan minus the net income from such REO Property transferred to the related Certificate Account for such Distribution Date, plus
(iii) with respect to each Balloon Loan with a delinquent Balloon Payment (other than any related REO Property as described in clause (iv) below), an amount equal to the assumed monthly principal and interest payment (net of the related Servicing Fee) that would have been due on the related Due Date based on the original principal amortization schedule for such Balloon Loan, plus (iv) with respect to each REO Property relating to a Balloon Loan with a delinquent Balloon Payment, which REO Property was acquired during or prior to the related Due Period and as to which an REO Disposition did not occur during the related Due Period, an amount equal to the assumed monthly principal and interest payment (net of the related Servicing Fee) that would have been due on the related Due Date based on the original principal amortization schedule for the related Balloon Loan minus the net income from such REO Property transferred to the related Certificate Account for such Distribution Date, minus (v) the amount of any advance otherwise required for such Distribution Date pursuant to clauses
(i) through (iv) above which the Master Servicer has determined to be a Nonrecoverable Advance.

            "Periodic Cap": With respect to each Group I Loan, the provision in the related Mortgage Note that provides for an absolute maximum amount by which the Mortgage Interest Rate therein may increase or decrease on a Rate Adjustment Date above or below the Mortgage Interest Rate previously in effect.

            "Permitted Investments": As used herein, Permitted Investments shall include the following:

            (a) direct general obligations of, or obligations fully and unconditionally guaranteed as to the timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States and any obligation of, or guaranties by, FHLMC or FNMA (other than senior debt obligations and mortgage pass-through certificates guaranteed by FHLMC or FNMA) shall be a Permitted Investment; PROVIDED THAT at the time of such investment, such investment is acceptable to the Certificate Insurer, but excluding any of such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption;

            (b) federal funds and certificates of deposit, time and demand deposits and banker's acceptances issued by any bank or trust company incorporated under the laws of the United States or any state thereof and subject to supervision and examination by federal or state banking authorities, provided that at the time of such investment or contractual commitment providing for such investment the short-term debt obligations of such bank or trust company at the date of acquisition thereof have been rated in its highest rating by each Rating Agency;

            (c) commercial paper (having original maturities of not more than 180 days) rated in its highest rating by each Rating Agency;

            (d) investments in money market funds rated in its highest rating by both Moody's and S&P, including funds for which the Trustee acts as an advisor; and

            (e) investments approved by the Rating Agencies and the Certificate Insurer in writing delivered to the Trustee;

provided that each such Permitted Investment shall be a "permitted investment" within the meaning of Section 860G(a)(5) of the Code and that no instrument described hereunder shall evidence either the right to receive (x) only interest with respect to the obligations underlying such instrument or (y) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that no instrument described hereunder may be purchased at a price greater than par.

            "Permitted Transferee": Any transferee of a Class R Certificate other than a Non- United States Person or Disqualified Organization.

            "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, national banking association, unincorporated organization or government or any agency or political subdivision thereof.

            "Plan": Any employee benefit plan and certain other retirement plans and arrangements, including individual retirement accounts and annuities, and Keogh plans, and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to the prohibited transaction and fiduciary responsibility provisions of ERISA and Section 4975 of the Code.

            "Policy Business Day": A Business Day as defined in the Certificate Insurance Policy.

            "Pool Principal Balance": The sum of the Group I and Group II Pool Principal Balance as of any date of determination.

            "Preference Amount": Any amount previously distributed to a Class A Certificateholder that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

            "Preference Claim": As defined in Section 6.04(f).


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

            "Premium Amount": As determined separately with respect to the Group I Loans and Group II Loans, with respect to (i) the first two Distribution Dates, $0.00, and (ii) the third Distribution Date and each Distribution Date thereafter, the product of 1/12 of the Premium Percentage and the aggregate Certificate Principal Balance of the Group I and Group II Class A Certificates, as applicable, immediately prior to the related Distribution Date.

            "Premium Exhibit": The document attached hereto as Exhibit R.

            "Premium Percentage": With respect to any Group I Loan or Group II Loan, the rate per annum set forth in the Premium Exhibit.

            "Prepayment Assumption": With respect to (i) the Group I Certificates, a 140% Prepayment Assumption (i.e. a 100% Prepayment Assumption multiplied by 1.40) and (ii) the Group II Certificates, a 120% Prepayment Assumption (i.e. a 100% Prepayment Assumption multiplied by 1.20), used solely for determining the accrual of original issue discount, market discount and premium, if any, on the Certificates for federal income tax purposes. A 100% Prepayment Assumption assumes a constant prepayment rate of 4% per annum for the first month, increasing each month by an additional approximate 1.45454% (precisely 16/11 of 1.00%) (expressed as a percentage per annum) until such rate reaches 20% (on the twelfth month) and remaining level at 20% thereafter.

            "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Mortgage Loan that was the subject during the related Prepayment Period of a Principal Prepayment in Full or Curtailment, an amount equal to (a) 30 days' interest on the Principal Balance of such Mortgage Loan or the amount of such Curtailment at a per annum rate equal to the Mortgage Interest Rate (or at such lower rate as may be in effect for such Mortgage Loan pursuant to application of the Civil Relief Act, any Deficient Valuation and/or any Debt Service Reduction) minus the rate at which the Servicing Fee is calculated minus
(b) the amount of interest actually remitted by the Mortgagor in connection with such Principal Prepayment in Full or Curtailment less the Servicing Fee for such Mortgage Loan in such Prepayment Period.

            "Prepayment Period": With respect to each Distribution Date, the period beginning on the opening of business on the second business day prior to the Master Servicer Remittance Date in the calendar month preceding the calendar month in which such Distribution Date occurs (and, with respect to the first Distribution Date, the period beginning on the first day of the initial Due Period), and ending at the close of business on the third Business Day prior to the Master Servicer Remittance Date in the calendar month in which such Distribution Date occurs.

            "Principal Balance": As to any Mortgage Loan and Distribution Date, the principal balance of such Mortgage Loan as of the Due Date preceding such date of determination as specified for such Due Date in the amortization schedule (before any adjustment to such amortization schedule by reason of any bankruptcy (other than Deficient Valuations) or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to Principal Prepayments in Full or Curtailments received prior to such Due Date, Deficient Valuations incurred prior to such Due Date, to any Curtailments applied by the Master Servicer in reduction of the unpaid principal balance of such Mortgage Loan as of such Due Date and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related

Mortgagor. The Principal Balance of a Mortgage Loan which becomes a Liquidated Mortgage Loan prior to such Due Date shall be zero.

            "Principal Prepayment in Full": Any payment or other recovery of principal on a Mortgage Loan equal to the outstanding principal balance thereof, received in advance of the final scheduled Due Date which is not intended as an advance payment of a scheduled Monthly Payment.

            "Purchase Agreement": The Mortgage Loan Purchase Agreement, dated as of the date hereof, between the Seller and the Company relating to the sale of the Mortgage Loans to the Company.

            "Qualified Mortgage": "Qualified Mortgage" shall have the meaning set forth from time to time in the definition thereof at Section 860G(a)(3) of the Code (or any successor statute thereto).

            "Qualified Substitute Mortgage Loan": A mortgage loan or mortgage loans substituted for a Deleted Mortgage Loan pursuant to Section 2.04 or 3.03 hereof, which (a)(i) with respect to a Group I Loan, has or have the same interest rate index, a margin over such index and a maximum interest rate at least equal to those applicable to the Deleted Mortgage Loan and (ii) with respect to a Group II Loan, has the same or greater interest rate, (b) relates or relate to a detached one-family residence or to the same type of Residential Dwelling as the Deleted Mortgage Loan and in each case has or have the same or a better lien priority as the Deleted Mortgage Loan and has the same occupancy status or is an Owner Occupied Mortgaged Property, (c) matures or mature no later than (and not more than one year earlier than) the Deleted Mortgage Loan (except during the first 90 days after the Cut-off Date), (d) has or have a Loan-to-Value Ratio or Loan-to-Value Ratios at the time of such substitution no higher than the Loan-to-Value Ratio of the Deleted Mortgage Loan, (e) has or have a principal balance or principal balances (after application of all payments received on or prior to the date of substitution) not substantially less and not more than the Principal Balance of the Deleted Mortgage Loan as of such date, (f) satisfies or satisfy the criteria set forth from time to time in the definition of "qualified replacement mortgage" at Section 860G(a)(4) of the Code (or any successor statute thereto) and (g) complies or comply as of the date of substitution with each representation and warranty set forth in Sections
3.01 and 3.02 of the Purchase Agreement.

            "Rate Adjustment Date": The date on which the Mortgage Interest Rate is adjusted with respect to each Group I Loan. The first Rate Adjustment Date for each Group I Loan is set forth on the Mortgage Loan Schedule.

            "Rating Agency": S&P, DCR or Moody's.

            "Record Date": With respect to the first Distribution Date, the Closing Date. With respect to any Distribution Date thereafter, the close of business on the last Business Day of the month immediately preceding the month of such Distribution Date.

            "Reference Bank Rate": With respect to any Accrual Period, as follows: the arithmetic mean (rounded upwards, if necessary, to the nearest one sixteenth of a percent) of the offered rates for United States dollar deposits for one month which are offered by the Reference Banks as of 11:00 A.M., London, England time, on the Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate outstanding Certificate Principal Balance of the Class A-1 Certificates; PROVIDED that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trustee, as of 11:00 a.m., New York time, on such date for loans in U.S. Dollars to leading European Banks for a period of one month in amounts approximately equal to the aggregate outstanding Certificate Principal Balance of the Class A-1 Certificates. If no such quotations can be obtained, the Reference Bank Rate shall be the Reference Bank Rate applicable to the preceding Distribution Date.

            "Reference Banks": Bankers Trust Company, Barclay's Bank PLC and National Westminster Bank PLC.

            "Released Mortgaged Property Proceeds": As to any Mortgage Loan, proceeds received by the Master Servicer in connection with (a) a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or (b) any release of part of the Mortgaged Property from the lien of the related Mortgage, whether by partial condemnation, sale or otherwise; which are not released to the Mortgagor in accordance with applicable law, Accepted Servicing Practices and this Agreement.

            "REMIC": A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

            "REMIC I": The segregated pool of assets subject hereto, constituting the trust created hereby and to be administered hereunder, consisting of: (a) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto and all collections thereon and proceeds thereof after the Cut-off Date, (b) such assets as from time to time are identified as deposited in the Certificate Accounts, (c) such assets as from time to time are identified as REO Property and collections thereon and proceeds thereof, assets that are deposited in the Accounts, including amounts on deposit in the Accounts and invested in Permitted Investments, (d) the Trustee's rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to this Agreement (including the Certificate Insurance Policy) and any Insurance Proceeds (and any proceeds of the Certificate Insurance Policy), (e) Liquidation Proceeds, (f) Released Mortgaged Property Proceeds and (g) the representations and warranties of the Seller pursuant to the Purchase Agreement.

            "REMIC I Group II Regular Interests": REMIC I Regular Interest LT-FW, REMIC I Regular Interest LT-FX, REMIC I Regular Interest LT-FY and REMIC I Regular Interest LT-FZ.

            "REMIC I Regular Interest": Any of the six separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a "regular interest" in REMIC I. Each REMIC I Regular Interest shall accrue interest at the related REMIC I Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto. The designations for the respective REMIC I Regular Interests are set forth in the Preliminary Statement hereto.

            "REMIC I Regular Interest LT-AY": One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LT-AY shall accrue interest at the related REMIC I Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

            "REMIC I Regular Interest LT-AZ": One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LT-AZI shall accrue interest at the related REMIC I Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

            "REMIC I Regular Interest LT-FW": One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LT-FW shall accrue interest at the related REMIC I Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

            "REMIC I Regular Interest LT-FX": One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LT-FX shall accrue interest at the related REMIC I Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

            "REMIC I Regular Interest LT-FY": One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LT-FY shall accrue interest at the related REMIC I Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

            "REMIC I Regular Interest LT-FZ": One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest LT-FZ shall accrue interest at the related REMIC I Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

            "REMIC I Remittance Rate": With respect to REMIC I Regular Interest LT-AY and LT-AZ, the weighted average of the Net Mortgage Interest Rates on the then outstanding

Mortgage Loans and REO Properties in Group I. With respect to REMIC I Regular Interest LT- FW, REMIC I Regular Interest LT-FX, REMIC I Regular Interest LT-FY and REMIC I Regular Interest LT-FZ, the weighted average of the Net Mortgage Interest Rates on the then outstanding Mortgage Loans and REO Properties in Group II.

            "REMIC II": The segregated pool of assets consisting of the Uncertificated REMIC I Regular Interests conveyed in trust to the Trustee for the benefit of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9 and Class R-II Certificates pursuant to Section 2.08, with respect to which a separate REMIC election is to be made.

            "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter I of the Code, and related provisions, and temporary and final regulations promulgated thereunder and published rulings, notices and announcements, as the foregoing may be in effect from time to time.

            "REO Acquisition": The acquisition of any REO Property pursuant to
Section 5.12.

            "REO Disposition": The final sale by the Master Servicer of a Mortgaged Property acquired by the Master Servicer in foreclosure or by deed in lieu of foreclosure.

            "REO Mortgage Loan": Any Mortgage Loan which is not a Liquidated Mortgage Loan and as to which the indebtedness evidenced by the related Mortgage
Note is discharged and the related Mortgaged Property is held as part of the Trust Fund.

            "REO Proceeds": Proceeds received in respect of any REO Mortgage Loan (including, without limitations, proceeds from the rental of the related Mortgaged Property).

            "REO Property": As described in Section 5.12.

            "Representation Letter": Letters to, or agreements with, the Depository to effectuate a book entry system with respect to the Class A Certificates registered in the Certificate Register under the nominee name of the Depository.

            "Request for Release": A request for release in substantially the form attached as Exhibit H hereto.

            "Reserve Interest Rate": With respect to any Interest Determination Date, the rate per annum that the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/16%) of the three-month United States dollar lending rates which New York City banks selected by the Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Trustee can determine no such arithmetic mean, the lowest three-month United States dollar lending rate which New York City banks selected by the Trustee are quoting on such Interest Determination Date to leading European banks.

            "Residential Dwelling": A one- to four-family dwelling, a unit in a planned unit development, a unit in a condominium development, a townhouse or a manufactured housing unit which is non-mobile.

            "Responsible Officer": When used with respect to the Trustee, any officer assigned to the Corporate Trust Division (or any successor thereto), including any Vice President, Senior Trust Officer, Trust Officer, Assistant Trust Officer, any Assistant Secretary, any trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject. When used with respect to the Seller or the Master Servicer, the President or any Vice President, Assistant Vice President, or any Secretary or Assistant Secretary.

            "S&P": Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or any successor thereto.

            "Seller": Southern Pacific Funding Corporation, or its successor.

            "Servicing Account": The account created and maintained pursuant to
Section 5.09.

            "Servicing Advances": All reasonable and customary "out-of-pocket" costs and expenses relating to a borrower default or delinquency or other unanticipated event incurred by the Master Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property including, without limitation, taxes and insurance costs, (b) any enforcement or judicial proceedings, including (i) foreclosures or (ii) other legal actions that potentially affect the existence, validity, priority, or enforceability of the Mortgage Loans, (c) the management and liquidation of the REO Property, including reasonable fees paid to any independent contractor in connection therewith, (d) compliance with the obligations under Sections 5.02 (limited solely to the reasonable and customary out-of-pocket expenses of the subservicer), 5.05, 5.07, 5.09 or 5.10, all of which reasonable and customary out-of-pocket costs and expenses are reimbursable to the Master Servicer to the extent provided in Section 5.04(a) and (b).

            "Servicing Compensation": The Servicing Fee and other amounts to which the Master Servicer is entitled pursuant to Section 5.14.

            "Servicing Fee": As to each Mortgage Loan, the annual fee payable to the Master Servicer and the related Subservicer, if any, as indicated on the related Mortgage Loan Schedule. Such fee shall be 0.50% per annum. Such fee shall be calculated and payable monthly only from the amounts received in respect of interest on such Mortgage Loan and shall be computed on the basis of the same principal amount and for the period respecting which any related interest payment on a Mortgage Loan is computed. The Servicing Fee includes any servicing fees owed or payable to any Subservicer.

            "Servicing Officer": Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee and the Certificate Insurer by the Master Servicer, as such list may from time to time be amended.

            "Southern Pacific": Southern Pacific Funding Corporation, a California corporation.

            "Special Deposit": As defined in Section 2.01(d).

            "Startup Day": The day designated as such pursuant to Section 10.01(b) hereof.

            "Subservicer": Any Person with whom the Master Servicer has entered into a Subservicing Agreement and who satisfies the requirements set forth in
Section 5.02(a) hereof in respect of the qualification of a Subservicer.

            "Subservicing Agreement": Any agreement between the Master Servicer and any Subservicer relating to subservicing and/or administration of certain Mortgage Loans as provided in Section 5.02, a copy of which shall be delivered, along with any modifications thereto, to the Trustee and the Certificate Insurer.

            "Substitution Adjustment": As to any date on which a substitution occurs pursuant to Sections 2.04 or 3.03, the amount (if any) by which the aggregate principal balances (after application of principal payments received on or before the date of substitution of any Qualified Substitute Mortgage Loans as of the date of substitution), are less than the aggregate of the Principal Balances of the related Deleted Mortgage Loans.

            "Tax Matters Person": The Person or Persons appointed pursuant to
Section 10.01(c) from time to time to act as the "tax matters person" (within the meaning of the REMIC Provisions) of the Trust Fund.

            "Tax Return": The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of REMIC I and REMIC II due to their classification as REMICs under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

            "Thirty-Year Fixed Loans": Group II Loans with an original term to maturity of 30 years.

            "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation or other form of assignment of any Ownership Interest in a Certificate.

            "Transfer Affidavit And Agreement": As defined in Section 4.02(j).

            "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

            "Transferor": Any Person who is disposing by Transfer any Ownership Interest in a Certificate.

            "Trustee": Norwest Bank Minnesota, N.A., or its successor in interest, or any successor trustee appointed as herein provided.

            "Trustee Fee": As to any Distribution Date, the fee payable to the Trustee in respect of its services as Trustee that accrues at a monthly rate equal to 1/12 of 0.0075% of the sum of the Principal Balance of each Mortgage Loan.

            "Trustee Remittance Report": As defined in Section 6.07.

            "Trust Fund": REMIC I and REMIC II.

            "2/28 and 3/27 Loans": Group I Loans with an initial fixed-rate period of two years or three years.

            "12 Month Loss Amount": With respect to any Distribution Date, an amount equal to the aggregate of all Liquidation Loan Losses on the Mortgage Loans which became Liquidated Mortgage Loans during the 12 preceding Due Periods.

            "UCC": The Uniform Commercial Code in effect in the applicable jurisdiction.

            "UCC Financing Statement": A financing statement executed and filed pursuant to the UCC.

            "Uncertificated Balance": The amount of any REMIC I Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Balance of each REMIC I Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial uncertificated balance. On each Distribution Date, the Uncertificated Balance of each REMIC I Regular Interest shall be reduced by all distributions of principal made on such REMIC I Regular Interest, as applicable, on such Distribution Date pursuant to
Section 6.12.

            "Uncertificated Interest": With respect to any REMIC I Regular Interest for any Distribution Date, one month's interest at the REMIC I Remittance Rate applicable to such REMIC I Regular Interest for such Distribution Date, accrued on the Uncertificated Balance thereof immediately prior to such Distribution Date. Uncertificated Interest in respect of any REMIC I Regular Interest LT-FW, REMIC I Regular Interest LT-FX, REMIC I Regular Interest LT-FY and REMIC I Regular Interest LT-FZ shall accrue on the basis of a 360-day year consisting of twelve 30-day months. Uncertificated Interest in respect of REMIC I Regular Interest LT-AY and LT-AZ shall accrue interest on the basis of a 360-day year and the actual number of days elapsed. Uncertificated Interest with respect to each Distribution Date, as to any REMIC I Regular Interest shall be reduced by an amount equal to a PRO RATA portion of the sum of
(a) the aggregate Prepayment Interest Shortfall, if any, for such Distribution Date to the extent not covered by Compensating Interest and (b) the aggregate amount of any Relief Act Interest Shortfall, if any, for such Distribution Date.

            "Underwriters": Lehman Brothers, Inc., Morgan Stanley & Co. Incorporated, Prudential Securities Incorporated and First Union Capital Markets Corp.

            "Underwriting Guidelines": The underwriting guidelines of the Seller with respect to the Mortgage Loans as in effect on the Closing Date.

            "United States Person": A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (except, in the case of a partnership, to the extent provided in regulations), or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

            "Unpaid REO Amortization": As to any REO Mortgage Loan and any month, the aggregate of the installments of principal and accrued interest (adjusted to the related Net Mortgage Interest Rate) deemed to be due in such month and in any prior months that remain unpaid, calculated in accordance with
Section 5.12.

            "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Class A Certificate. 99.0% of all of the Voting Rights shall be allocated among Holders of Class A Certificates, other than the Class A-9 Certificates, in proportion to the outstanding Certificate Principal Balances of their respective Certificates; and 1% of all Voting Rights shall be allocated to the Holders of the Class A-9 Certificates, allocated among the Certificates of each such Class in accordance with their respective Percentage Interests.

            Section 1.02 PROVISIONS OF GENERAL APPLICATION. (a) All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

            (b) The terms defined in this Article include the plural as well as the singular.

            (c) The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole. All references to Articles and Sections shall be deemed to refer to Articles and Sections of this Agreement.

            (d) Reference to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute to which reference is made and all regulations promulgated pursuant to such statutes.

            (e) All calculations of interest (other than with respect to the Mortgage Loans, or as otherwise specifically set forth herein) provided for herein shall be made on the basis of a 360- day year and the actual number of days elapsed in the related period. All calculations of interest with respect to any Mortgage Loan provided for herein shall be made in accordance with the terms of the related Mortgage Note and Mortgage or, if such documents do not specify the basis upon which interest accrues thereon, on the basis of a 360-day year and the actual number of days elapsed in the related period, to the extent permitted by applicable law.

            (f) Any Mortgage Loan payment is deemed to be received on the date such payment is actually received by the Master Servicer, provided, however, that for purposes of calculating distributions on the Certificates, prepayments with respect to any Mortgage Loan are deemed to be received on the date they are applied in accordance with customary servicing practices consistent with the terms of the related Mortgage Note and Mortgage to reduce the outstanding principal balance of such Mortgage Loan on which interest accrues.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES
                        ---------------------------------

            Section 2.01 CONVEYANCE OF MORTGAGE LOANS; PRIORITY AND SUBORDINATION OF OWNERSHIP INTERESTS. (a) The Company does hereby sell, transfer, assign, set over and convey to the Trustee without recourse but subject to the provisions in this Section 2.01 and the other terms and provisions of this Agreement, all of the right, title and interest of the Company in and to the Mortgage Loans (other than payment of interest and principal due thereon on or before the Cut-off Date), and all other assets included or to be included in the Trust Fund for the benefit of the Certificateholders and the Certificate Insurer. In connection with such transfer and assignment, and pursuant to Section 2.06 of the Purchase Agreement, the Company does hereby also irrevocably transfer, assign, set over and otherwise convey to the Trustee all of its rights under the Purchase Agreement including, without limitation, its right to exercise the remedies created by Sections 2.05 and 3.04 of the Purchase Agreement for breaches of representations and warranties, agreements and covenants of the Seller contained in Sections 3.01 and 3.02 of the Purchase Agreement.

            (b) The rights of the Certificateholders to receive payments with respect to the Mortgage Loans in respect of the Certificates, and all ownership interests of the Certificateholders in such payments, shall be as set forth in this Agreement. In this regard, all rights of the Class R Certificateholders to receive payments in respect of the Class R Certificates are subject and subordinate to the preferential rights of the Class A Certificateholders to receive payments in respect of the Class A Certificates and to the Certificate Insurer's rights to be reimbursed for Group I and Group II Insured Payments together with interest thereon at the rate specified herein or in the Insurance Agreement. In accordance with the foregoing, the ownership interest of the Class R Certificateholders in amounts deposited in the Group I and Group II Certificate Account from time to time shall not vest unless and until such amounts are distributed in respect of the Class R Certificates in accordance with the terms of this Agreement.

            (c) It is intended that the conveyance of the Mortgage Loans by the Company to the Trustee as provided in this Section be, and be construed as, a sale of the Mortgage Loans by the Company to the Trustee for the benefit of the Certificateholders. It is, further, not intended that such conveyance be deemed a pledge of the Mortgage Loans by the Company to the Trustee to secure a debt or other obligation of the Company. However, in the event that the Mortgage Loans are held to be property of the Company, or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans, then it is intended that, (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; (b) the conveyance provided for in this Section shall be deemed to be (1) a grant by the Company to the Trustee of a security interest in all of the Company's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to (A) the Mortgage Loans, including the Mortgage Notes, the Mortgages, any related insurance policies and all other documents in the related Mortgage Files, (B) all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and (C) all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Certificate Accounts or the Collection Account, whether in the form of cash, instruments, securities or other property and (2) an assignment by the Company to the Trustee of any security interest in any and all of the Seller's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the property described in the foregoing clauses (1)(A) through (C) granted by the Seller to the Company pursuant to the Purchase Agreement; (c) the possession by the Trustee or its agent of Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction (including, without limitation, Sections 9-305, 8-313 or 8-321 thereof); and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. The Company and, at the written direction of the Company, the Seller and the Trustee shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement.

            (d) The Master Servicer hereby acknowledges the receipt by it of cash in an amounts equal to $302,848.12, with respect to Loan Group I and $99,823.99, with respect to Loan Group II (together, the "Special Deposit"), representing interest at the Net Mortgage Interest Rate for the Due Date in July 1998, for those Mortgage Loans for which the Trustee will not be entitled to receive such payment. The Master Servicer shall hold such Special Deposit in the Collection Account and shall include such Special Deposit in the Group I Available Funds and Group II Available Funds, as the case may be for the Distribution Date in July 1998. Notwithstanding anything herein to the contrary, the Special Deposit shall not be an asset of REMIC I or REMIC II. To the extent that the Special Deposit constitutes a reserve fund for federal income tax purposes, (1) it shall be an outside reserve fund and not an asset of REMIC I or REMIC II, (2) it shall be owned by the Seller and (3) amounts transferred by REMIC I or REMIC II to the Special Deposit shall be treated as transferred to the Seller or any successor, all within the meaning of Section 1.860G-2(h) of the Treasury Regulations.

            Section 2.02 POSSESSION OF MORTGAGE FILES; ACCESS TO MORTGAGE FILES.
(a) Upon the issuance of the Certificates, the ownership of each Mortgage Note, the Mortgage and the contents of the Mortgage File related to each Initial Mortgage Loan is vested in the Trustee for the benefit of the Certificateholders and the Certificate Insurer.

            (b) Pursuant to Section 2.04 of the Purchase Agreement, the Company has delivered or caused to be delivered the Mortgage File related to each Initial Mortgage Loan to the Trustee.

            (c) The Trustee may enter into a custodial agreement pursuant to which the Trustee will appoint a custodian (a "Custodian") to hold the Mortgage Files in trust for the benefit of all present and future Certificateholders and the Certificate Insurer; provided, however, that the custodian so appointed shall in no event be the Company or the Master Servicer or any Person known to a Responsible Officer of the Trustee to be an Affiliate of the Company or the Master Servicer. The Trustee hereby appoints Norwest Bank Minnesota, N.A. as the initial Custodian.

            (d) The Custodian shall afford the Company, the Certificate Insurer and the Master Servicer reasonable access to all records and documentation regarding the Mortgage Loans relating to this Agreement, such access being afforded at customary charges, upon reasonable request and during normal business hours at the offices of the Custodian.

            Section 2.03 DELIVERY OF MORTGAGE LOAN DOCUMENTS AND CERTIFICATE INSURANCE POLICY. (a) In connection with each conveyance pursuant to Section
2.01 hereof, the Company has delivered or does hereby agree to deliver or cause to be delivered to the Trustee on or before the Closing Date, the Certificate Insurance Policy, the Mortgage Loan Schedule and each of the following documents (the "Mortgage Loan Documents") for each Mortgage Loan sold by the Seller to the Company and sold by the Company to the Trust Fund on the Closing Date:

            (i) the original Mortgage Note with all prior and intervening endorsements showing a complete chain of endorsements from the originator to the Seller, endorsed by the Seller without recourse in the following form: "Pay to the order of , without recourse" and signed in the name of the Seller by an authorized officer;

            (ii) the original Mortgage and any related power of attorney of such Mortgage Loan with evidence of recording thereon;

            (iii) an original assignment of the original Mortgage in suitable form for recordation in the jurisdiction in which the related Mortgaged Property is located, such assignment to be in blank and signed in the name of the Seller by an authorized officer;

            (iv) the original of all intervening assignments of the Mortgage (with evidence of recording thereon) showing a complete chain of assignment from the originator of such Mortgage Loan to the Seller;

            (v) Any assumption, modification (with evidence of recording thereon), consolidation or extension agreement; and

            (vi) the original policy of title insurance (or a commitment for title insurance, if the policy is being held by the title insurance company pending recordation of the Mortgage);

PROVIDED, HOWEVER, that as to certain Mortgages or assignments thereof which have been delivered or are being delivered to recording offices for recording and have not been returned to the Seller in time to permit their delivery hereunder at the time of such transfer, in lieu of delivering such original documents, the Company shall deliver to the Trustee a true copy thereof with a certification by the Seller on the face of such copy substantially as follows:
"certified true and correct copy of original which has been transmitted for recordation". The Company will cause the Seller to deliver such original documents, together with any related policy of title insurance not previously delivered, on behalf of the Company to the Trustee promptly after they are received, but in any event no later than 120 days after the Closing Date. The Company agrees, at its own expense, to complete each assignment to the Trustee and to record (or to provide the Trustee with evidence of recordation thereof) each assignment referred to in clause (iii) above promptly after the Closing Date in the appropriate public office for real property records, provided that such assignments are redelivered by the Trustee to the Seller upon the Seller's written request and at the Seller's expense, unless the Seller (at its expense) furnishes to the Trustee, the Certificate Insurer and the Rating Agencies an unqualified Opinion of Counsel reasonably acceptable to the Trustee to the effect that recordation of such assignment is not necessary under applicable state law to preserve the Trustee's interest in the related Mortgage Loan against the claim of any subsequent transferee of such Mortgage Loan or any successor to, or creditor of, the Seller.

            Within a period of 14 days from the Closing Date, the Trustee shall complete the endorsement of each Mortgage Note with respect to each Mortgage Loan sold to the Trust Fund on the Closing Date such that the final endorsement appears in the following form:

            "Pay to the order of Norwest Bank Minnesota, N.A., as Trustee under that certain Pooling and Servicing Agreement dated as of June 1, 1998, for Southern Pacific Secured Assets Corp.,
            Mortgage Loan Asset-Backed Pass-Through
            Certificates, Series 1998-2, without recourse."

            Within a period of 14 days from the Closing Date, the Trustee shall also complete each Assignment of Mortgage such that the final Assignment of Mortgage appears in the following form:

            "Norwest Bank Minnesota, N.A., as Trustee under that certain Pooling and Servicing Agreement dated as of June 1, 1998, for Southern Pacific
            Secured Assets Corp., Mortgage Loan Asset-
            Backed Pass-Through Certificates, Series
            1998-2."

            (b) In the event that any such original document is required pursuant to the terms of this Section 2.03 to be a part of a Mortgage File, such document shall be delivered promptly by the Company to the Trustee. In acting as custodian of any such original document, the Master Servicer agrees further that it does not and will not have or assert any beneficial ownership interest in the Mortgage Loans or the Mortgage Files.

            Section 2.04 ACCEPTANCE BY TRUSTEE OF THE TRUST FUND; CERTAIN SUBSTITUTIONS; CERTIFICATION BY TRUSTEE. (a) The Trustee agrees to execute and deliver to the Company, the Certificate Insurer, the Master Servicer and the Seller on or prior to the Closing Date an acknowledgment of receipt of the Certificate Insurance Policy and, with respect to each Mortgage Loan sold to the Trust Fund on the Closing Date, on or prior to the Closing Date, an acknowledgement of receipt of the original Mortgage Note (with any exceptions noted), in the form attached as Exhibit E hereto and declares that it will hold such documents and any amendments, replacements or supplements thereto, as well as any other assets included in the definition of Trust Fund and delivered to the Trustee, as Trustee in trust upon and subject to the conditions set forth herein for the benefit of the Certificateholders and the Certificate Insurer. The Trustee agrees, for the benefit of the Certificateholders and the Certificate Insurer, to review (or cause to be reviewed) each Mortgage File within 45 Business Days after the Closing Date and to deliver to the Seller, the Master Servicer, the Company and the Certificate Insurer a certification in the form attached hereto as Exhibit F to the effect that, as to each Mortgage Loan listed in the related Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as not covered by such certification), (i) all documents required to be delivered to it pursuant to Section 2.03 are in its possession, (ii) each such document has been reviewed by it and has not been mutilated, damaged, torn or otherwise physically altered (handwritten additions, changes or corrections shall not constitute physical alteration if initialed by the Mortgagor), appears regular on its face and relates to such Mortgage Loan, and (iii) based on its examination and only as to the foregoing documents, the information set forth on the Mortgage Loan Schedule as to the information set forth in (i), (ii), (v), (vi), (x), (xi) and (xiii) of the definition of "Mortgage Loan Schedule" set forth herein accurately reflects the information set forth in the Mortgage File delivered on such date. The Trustee makes no representations as to and shall not be responsible to verify (i) the validity, legality, enforceability, sufficiency, due authorization, recordability or genuineness of any of the documents contained in each Mortgage File or of any of the Mortgage Loans or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

            Within 90 days following the Closing Date the Trustee shall deliver (or cause to be delivered) to the Master Servicer, the Seller and the Company a final certification in the form attached hereto as Exhibit G to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as not covered by such certification), (i) all documents required to be delivered to it pursuant to Section 2.03 are in its possession, (ii) each such document has been reviewed by it and has not been mutilated, damaged, torn or otherwise physically altered (handwritten additions, changes or corrections shall not constitute physical alteration if initialled by the Mortgagor), appears regular on its face and relates to such Mortgage Loan, and (iii) based on its examination and only as to the foregoing documents, the information set forth in (i), (ii), (v), (vi), (x), (xi) and (xiii) of the definition of "Mortgage Loan Schedule" set forth herein accurately reflects the information set forth in the Mortgage File delivered on such date.

            (b) If the Certificate Insurer or the Trustee during the process of reviewing the Mortgage Files finds any document constituting a part of a Mortgage File which is not executed, has not been received, is unrelated to the Mortgage Loan identified in the related Mortgage Loan Schedule, or does not conform to the requirements of Section 2.03 or the description thereof as set forth in the related Mortgage Loan Schedule, the Trustee or the Certificate Insurer, as applicable, shall promptly so notify the Master Servicer, the Seller, the Certificate Insurer and the Trustee. In performing any such review, the Trustee may conclusively rely on the Seller as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's review of the Mortgage Files is limited solely to confirming that the documents listed in Section 2.03 have been executed and received and relate to the Mortgage Files identified in the related Mortgage Loan Schedule and such documents conform to the standard set forth in clause (ii) of the paragraph directly above. The Trustee shall request that the Seller cure any such defect within 60 days from the date on which the Seller was notified of such defect, and if the Seller does not cure such defect in all material respects during such period, request that the

Seller (i) substitute in lieu of such Mortgage Loan a Qualified Substitute Mortgage Loan in the manner and subject to the conditions set forth in Section
3.03 or (ii) purchase such Mortgage Loan on the next succeeding Master Servicer Remittance Date at a purchase price equal to the actual stated principal balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest on such principal balance computed at the Mortgage Interest Rate, plus the amount of any unpaid Servicing Fees, unreimbursed Periodic Advances and unreimbursed Servicing Advances made by the Master Servicer with respect to such Mortgage Loan, which purchase price shall be deposited in the Collection Account on the same Business Day, after deducting therefrom any amounts received in respect of such repurchased Mortgage Loan or Loans and being held in the Collection Account for future distribution to the extent such amounts have not yet been applied to principal or interest on such Mortgage Loan (the "Loan Repurchase Price"). It is understood and agreed that the obligation of the Seller to so cure or purchase any Mortgage Loan as to which a material defect in or omission of a constituent document exists shall constitute the sole remedy respecting such defect or omission available to Certificateholders or the Trustee on behalf of Certificateholders. In addition, it is understood and agreed that the Company has assigned to the Trustee all of its rights under the Purchase Agreement and the right to enforce any remedy against the Seller as provided in Section 2.05 of the Purchase Agreement. For purposes of calculating the amount the Master Servicer is required to remit on the Master Servicer Remittance Date following such repurchase or substitution, any Loan Repurchase Price or Substitution Adjustment that is paid and deposited in the related Collection Account as provided above shall be deemed to have been deposited in the related Collection Account in the Due Period preceding such Master Servicer Remittance Date.

            (c) Upon receipt by the Trustee of a certification of a Servicing Officer of such substitution or purchase and, in the case of a substitution, upon receipt of the related Mortgage File, and the deposit of the amounts described above in the Collection Account (which certification shall be in the form of Exhibit H hereto), the Trustee shall release to the Master Servicer for release to the Seller the related Mortgage File and shall execute, without recourse, and deliver such instruments of transfer furnished by the Seller as may be necessary to transfer such Mortgage Loan to the Seller. The Trustee shall notify the Certificate Insurer if the Seller fails to repurchase or substitute for a Mortgage Loan in accordance with the foregoing.

            Section 2.05 EXECUTION OF CERTIFICATES. The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the Mortgage Files relating thereto to it and, concurrently with such delivery, has executed, authenticated and delivered to or upon the order of the Company, in exchange for the Mortgage Loans, the Mortgage Files and the other assets included in the definition of Trust Fund, Certificates duly authenticated by the Trustee in Authorized Denominations evidencing the entire ownership of the Trust Fund.

            Section 2.06 FURTHER ACTION EVIDENCING ASSIGNMENTS. (a) The Company agrees that, from time to time, at the Seller's expense, the Company shall cause the Seller promptly to execute and deliver all further instruments and documents, and take all further action, that may be necessary or appropriate, or that the Master Servicer or the Trustee may reasonably request, in order to perfect, protect or more fully evidence the transfer of ownership of the Trust Fund or to enable the Trustee to exercise or enforce any of its rights hereunder. Without limiting the generality of the foregoing, the Company will, upon the request of the Master Servicer or of the Trustee execute and file (or cause to be executed and filed) such real estate filings, financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate.

            (b) The Company hereby grants to the Master Servicer and the Trustee powers of attorney to execute all documents on its behalf under this Agreement and the Purchase Agreement as may be necessary or desirable to effectuate the foregoing.

            Section 2.07 [RESERVED].

            Section 2.08 CONVEYANCE OF REMIC I REGULAR INTERESTS; ACCEPTANCE OF REMIC II BY THE TRUSTEE. The Company, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse all the right, title and interest of the Company in and to the REMIC I Regular Interests for the benefit of the Certificateholders and the Certificate Insurer. The Trustee acknowledges receipt of the REMIC I Regular Interests (which are uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Certificateholders and the Certificate Insurer.

            Section 2.09 ISSUANCE OF CLASS R-II CERTIFICATES. The Trustee acknowledges the assignment to it of the REMIC I Regular Interests and, concurrently therewith and in exchange therefor, pursuant to the written request of the Company executed by an officer of the Company, the Trustee has executed, authenticated and delivered to or upon the order of the Company, the Class R-II Certificates in authorized denominations. The interests evidenced by the Class R-II Certificates, together with the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8 Certificates and the Class A-9 Component A, B, C and D, constitute the entire beneficial ownership interest in REMIC II.

                                  ARTICLE III

                    REPRESENTATIONS, WARRANTIES AND COVENANTS
                    -----------------------------------------

            Section 3.01 REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE MASTER SERVICER. The Master Servicer hereby represents and warrants to the Trustee, the Company, the Certificate Insurer and the Certificateholders as of the Closing
Date:

            (a) The Master Servicer is a California corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and is in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to enable it to perform its obligations under the terms of this Agreement; the Master Servicer has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement by the Master Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Master Servicer; and all requisite corporate action has been taken by the Master Servicer to make this Agreement valid and binding upon the Master Servicer in accordance with its terms;

            (b) Neither the execution and delivery of this Agreement, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Master Servicer's charter or by-laws or any legal restriction or any agreement or instrument to which the Master Servicer is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Master Servicer or its property is subject, or impair the ability of the Trustee (or the Master Servicer as the agent of the Trustee) to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

            (c) The Master Servicer is or has applied to be an approved seller/servicer of conventional residential mortgage loans for FNMA and FHLMC;

            (d) There is no action, suit, proceeding or investigation pending or, to the knowledge of the Master Servicer, threatened against the Master Servicer which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Master Servicer, or in any material impairment of the right or ability of the Master Servicer to carry on its business substantially as now conducted, or of any action taken or to be taken in connection with the obligations of the Master Servicer contemplated herein, or which would materially impair the ability of the Master Servicer to perform under the terms of this Agreement;

            (e) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the Mortgage

      Loans or the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the Closing Date;

            (f) Neither this Agreement nor any statement, report or other document furnished by the Master Servicer pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact regarding the Master Servicer or omits to state a material fact necessary to make the statements regarding the Master Servicer contained herein or therein not misleading; and

            (g) The Master Servicer covenants that the computer and other systems used by the Master Servicer and each Subservicer in connection with the servicing the Mortgage Loans either is or will be modified to operate in a manner to allow the complete and uninterrupted performance by the Master Servicer and each Subservicer of all of its obligations hereunder or under any Subservicing Agreement, as the case may be.

It is understood and agreed that the representations and warranties set forth in this Section 3.01 shall survive the delivery of the respective Mortgage Files to the Trustee or to a custodian, as the case may be, and inure to the benefit of the Trustee, the Certificateholders and the Certificate
Insurer.

            Section 3.02 REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. The Company hereby represents, warrants and covenants to the Trustee, the Certificateholders and the Certificate Insurer that as of the date of this Agreement or as of such date specifically provided herein:

            (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California;

            (b) The Company has the corporate power and authority to convey the Mortgage Loans and to execute, deliver and perform, and to enter into and consummate transactions contemplated by, this Agreement;

            (c) This Agreement has been duly and validly authorized, executed and delivered by the Company, all requisite corporate action having been taken, and, assuming the due authorization, execution and delivery hereof by the Master Servicer and the Trustee, constitutes or will constitute the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

            (d) No consent, approval, authorization or order of or registration or filing with, or notice to, any governmental authority or court is required for the execution, delivery and performance of or compliance by the Company with this Agreement or the consummation by the Company of any of the transactions contemplated hereby, except as have been made on or prior to the Closing Date;

            (e) None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or thereby, or the fulfillment of or compliance with the terms and conditions of this Agreement, (i) conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default or results or will result in an acceleration under (A) the charter or bylaws of the Company, or (B) of any term, condition or provision of any material indenture, deed of trust, contract or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound; (ii) results or will result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Company of any court or governmental authority having jurisdiction over the Company or its subsidiaries; or (iii) results in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Mortgage Loans or any documents or instruments evidencing or securing the Mortgage Loans;

            (f) There are no actions, suits or proceedings before or against or investigations of, the Company pending, or to the knowledge of the Company, threatened, before any court, administrative agency or other tribunal, and no notice of any such action, which, in the Company's reasonable judgment, might materially and adversely affect the performance by the Company of its obligations under this Agreement, or the validity or enforceability of this Agreement; and

            (g) The Company is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency that would materially and adversely affect its performance hereunder.

It is understood and agreed that the representations, warranties and covenants set forth in this Section 3.02 shall survive delivery of the respective Mortgage Files to the Trustee or to a custodian, as the case may be, and shall inure to the benefit of the Trustee, the Certificateholders and the Certificate Insurer.

            Section 3.03 PURCHASE AND SUBSTITUTION. (a) It is understood and agreed that the representations and warranties set forth in Sections 3.01 and
3.02 of the Purchase Agreement shall survive delivery of the Certificates to the Certificateholders. Pursuant to the Purchase Agreement, with respect to any representation or warranty contained in Sections 3.01 and 3.02 of the Purchase Agreement that is made to the best of the Seller's knowledge, if it is discovered by the Master Servicer, any Subservicer, the Trustee, the Certificate Insurer or any Certificateholder that the substance of such representation and warranty was inaccurate as of the Closing Date and such inaccuracy materially and adversely affects the value of the related Mortgage Loan, then notwithstanding the Seller's lack of knowledge with respect to the inaccuracy at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty. Upon discovery by the Seller, the Master Servicer, any Subservicer, the Trustee or the Certificate Insurer of a breach of any of such representations and warranties which materially and adversely affects the value of the Mortgage Loans or the interest of the Certificateholders or the Certificate Insurer, or which materially and adversely affects the interests of the Certificate Insurer or the Certificateholders in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan (notwithstanding that such representation and warranty was made to the Seller's best knowledge), the party discovering such breach shall give prompt written notice to the others. Subject to the last paragraph of this Section 3.03, within 60 days of the earlier of its discovery or its receipt of notice of any breach of a representation or warranty, pursuant to the Purchase Agreement, the Seller shall be required to (a) promptly cure such breach in all material respects, or (b) purchase such Mortgage Loan on the next succeeding Master Servicer Remittance Date, in the manner and at the price specified in Section 2.04(b), or (c) remove such Mortgage Loan from the Trust Fund (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans; provided, that, such substitution is effected not later than the date which is two years after the Startup Day or at such later date, if the Trustee and the Certificate Insurer receive an Opinion of Counsel to the effect set forth below in this Section. Pursuant to the Purchase Agreement, any such substitution shall be accompanied by payment by the Seller of the Substitution Adjustment, if any, to be deposited in the Collection Account.

            (b) As to any Deleted Mortgage Loan for which the Seller substitutes a Qualified Substitute Mortgage Loan or Loans, the Seller shall be required pursuant to the Purchase Agreement to effect such substitution by delivering to the Trustee a certification in the form attached hereto as Exhibit H, executed by a Servicing Officer and the documents described in Sections 2.03(a)(i)-(vi) for such Qualified Substitute Mortgage Loan or Loans.

            (c) The Master Servicer shall deposit in the Collection Account all payments received in connection with such Qualified Substitute Mortgage Loan or Loans after the date of such substitution. Monthly Payments received with respect to Qualified Substitute Mortgage Loans on or before the date of substitution will be retained by the Seller. The Trust Fund will own all payments received on the Deleted Mortgage Loan on or before the date of substitution, and the Seller shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. The Master Servicer shall give written notice to the Trustee and the Certificate Insurer that such substitution has taken place and shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects.

            (d) It is understood and agreed that the obligations of the Seller set forth in Sections 2.05 and 3.04 of the Purchase Agreement to cure, purchase or substitute for a defective Mortgage Loan as provided in Sections 2.05 and
3.04 constitute the sole remedies of the Trustee and the Certificateholders respecting a breach of the representations and warranties of the Seller set forth in Sections 3.01 and 3.02 of the Purchase Agreement. In addition, it is understood and agreed that the Company has assigned to the Trustee all of its rights under the Purchase Agreement and the right to enforce any remedy against the Seller as provided in Section 3.04 of the Purchase Agreement. The Trustee shall give prompt written notice to the Certificate Insurer and the Rating Agencies of any repurchase or substitution made pursuant to this Section 3.03 or
Section 2.04(b).

            (e) Upon discovery by the Master Servicer, the Trustee, the Certificate Insurer or any Certificateholder that any Mortgage Loan does not constitute a Qualified Mortgage, the party discovering such fact shall promptly (and in any event within five days of the discovery) give written notice thereof to the other parties. In connection therewith, pursuant to the Purchase Agreement, the Seller shall be required to repurchase or substitute a Qualified Substitute Mortgage

Loan for the affected Mortgage Loan within 90 days of the earlier of such discovery by any of the foregoing parties, or the Trustee's or the Seller's receipt of notice, in the same manner as it would a Mortgage Loan for a breach of representation or warranty contained in Section 3.01 or 3.02 of the Purchase Agreement. The Trustee shall reconvey to the Seller the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty contained in Section 3.01 or 3.02 of the Purchase Agreement.

                                   ARTICLE IV

                                THE CERTIFICATES
                                ----------------

            Section 4.01 THE CERTIFICATES. The Certificates shall be substantially in the forms annexed hereto as Exhibits B-1 and B-2. The Certificates shall be issued in Authorized Denominations only. All Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer and authenticated by the manual or facsimile signature of an authorized officer. Certificates bearing the signatures of individuals who were at the time of the execution of the Certificates the authorized officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the delivery of such Certificates or did not hold such offices at the date of such Certificates. All Certificates issued hereunder shall be dated the date of their authentication.

            Section 4.02 REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES.
(a) The Trustee, as registrar, shall cause to be kept a register (the "Certificate Register") in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and the registration of transfer of Certificates. The Trustee is hereby appointed registrar for the purpose of registering Certificates and transfers of Certificates as herein provided. The Certificate Insurer shall be entitled to inspect and verify the Certificate Register and the records of the Trustee relating to the Certificates during normal business hours upon reasonable notice.

            (b) All Certificates issued upon any registration of transfer or exchange of Certificates shall be valid evidence of the same ownership interests in the Trust Fund and entitled to the same benefits under this Agreement as the Certificates surrendered upon such registration of transfer or exchange.

            (c) Every Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing.

            (d) No service charge shall be made to a Holder for any registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates; any other expenses in connection with such transfer or exchange shall be an expense of the Trust Fund.

            (e) It is intended that the Class A Certificates be registered so as to participate in a global book-entry system with the Depository, as set forth herein. The Class A Certificates shall, except as otherwise provided in the next paragraph, be initially issued in the form of a single fully registered Class A Certificate with a denomination equal to the Original Certificate Principal Balance. Upon initial issuance, the ownership of each such Class A Certificate shall be registered in the Certificate Register in the name of Cede & Co., or any successor thereto, as nominee for the Depository. The Company and the Trustee are hereby authorized to execute and deliver the Representation Letter with the Depository. With respect to Class A Certificates registered in the

Certificate Register in the name of Cede & Co., as nominee of the Depository, the Company, each Seller, the Master Servicer, the Trustee and the Certificate Insurer shall have no responsibility or obligation to Direct or Indirect Participants or beneficial owners for which the Depository holds Class A Certificates from time to time as a Depository. Without limiting the immediately preceding sentence, the Company, each Seller, the Master Servicer, the Trustee and the Certificate Insurer shall have no responsibility or obligation with respect to (i) the accuracy of the records of the Depository, Cede & Co., or any Direct or Indirect Participant with respect to any Ownership Interest, (ii) the delivery to any Direct or Indirect Participant or any other Person, other than a Certificateholder, of any notice with respect to the Class A Certificates or
(iii) the payment to any Direct or Indirect Participant or any other Person, other than a Certificateholder, of any amount with respect to any distribution of principal or interest on the Class A Certificates. No Person other than a Certificateholder shall receive a certificate evidencing such Class A Certificate. Upon delivery by the Depository to the Trustee of written notice to the effect that the Depository has determined to substitute a new nominee in place of Cede & Co., and subject to the provisions hereof with respect to the payment of interest by the mailing of checks or drafts to the Certificate holders appearing as Certificateholders at the close of business on a Record Date, the name "Cede & Co." in this Agreement shall refer to such new nominee of the Depository.

            (f) In the event that (i) the Depository or the Company advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Class A Certificates and the Company or the Depository is unable to locate a qualified successor or (ii) the Company at its sole option elects to terminate the book-entry system through the Depository, the Class A Certificates shall no longer be restricted to being registered in the Certificate Register in the name of Cede & Co. (or a successor nominee) as nominee of the Depository. At that time, the Company may determine that the Class A Certificates shall be registered in the name of and deposited with a successor depository operating a global book-entry system, as may be acceptable to the Company, or such depository's agent or designee but, if the Company does not select such alternative global book-entry system, then the Class A Certificates may be registered in whatever name or names Certificateholders transferring Class A Certificates shall designate, in accordance with the provisions hereof; provided, however, that any such reregistration shall be at the expense of the Company.

            (g) Notwithstanding any other provision of this Agreement to the contrary, so long as any Class A Certificate is registered in the name of Cede & Co., as nominee of the Depository, all distributions of principal or interest on such Class A Certificates as the case may be and all notices with respect to such Class A Certificates as the case may be shall be made and given, respectively, in the manner provided in the Representation Letter.

            (h) Except as provided in Section 4.02(i), no transfer, sale, pledge or other disposition of a Class R Certificate shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), and any applicable state securities laws or is made in accordance with said Act and laws. In the event that a transfer of a Class R Certificate is to be made under this Section 4.02(h), (i) the Company may direct the Trustee to require an Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Company that such transfer shall be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said


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

Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Company or the Master Servicer, provided that such Opinion of Counsel will not be required in connection with the initial transfer of any such Certificate by the Company or any Affiliate thereof, to a non-affiliate of the Company and (ii) the Trustee shall require the transferee to execute a representation letter, substantially in the form of Exhibit O hereto, and the Trustee shall require the transferor to execute a representation letter, substantially in the form of Exhibit P hereto, each acceptable to and in form and substance satisfactory to the Company and the Trustee certifying to the Company and the Trustee the facts surrounding such transfer, which representation letters shall not be an expense of the Trustee, the Company or the Master Servicer, provided that such representation letter will not be required in connection with any transfer of any such Certificate by the Company to an Affiliate of the Company. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Certificate Insurer, the Company and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such applicable federal and state laws.

            (i) Transfers of Class R Certificates may be made in accordance with this Section 4.02(i) if the prospective transferee of a Certificate provides the Trustee and the Company with an investment letter substantially in the form of Exhibit Q attached hereto, which investment letter shall not be an expense of the Trustee, the Company or the Master Servicer, and which investment letter states that, among other things, such transferee is a "qualified institutional buyer" as defined under Rule 144A. Such transfers shall be deemed to have complied with the requirements of Section 4.02(h) hereof; provided, however, that no Transfer of any of the Certificates may be made pursuant to this Section 4.02(i) by the Company. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Certificate Insurer, the Company and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such applicable federal and state laws.

            (j) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Company or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (8) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

            (1) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

            (2) In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of any Class R Certificate until its receipt of, an affidavit and agreement (a "Transfer Affidavit and Agreement") attached hereto as Exhibit I from the proposed Transferee, in form and substance satisfactory to the Trustee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed Transfer


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

      as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Class R Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 4.02(j) and agrees to be bound by them.

            (3) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (2) above, if the Trustee has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected.

            (4) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Class R Certificate and (y) not to transfer its Ownership Interest unless it provides a Transferor Certificate to the Trustee stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee.

            (5) Each Person holding or acquiring an Ownership Interest in a Class R Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Class R Certificate, if it is, or is holding an Ownership Interest in a Class R Certificate on behalf of, a "pass-through interest holder".

            (6) The Trustee will register the Transfer of any Class R Certificate only if it shall have received the Transfer Affidavit and Agreement and all of such other documents as shall have been reasonably required by the Trustee as a condition to such registration. In addition, no Transfer of a Class R Certificate shall be made unless the Trustee shall have received a representation letter from the Transferee of such Certificate to the effect that such Transferee is a United States Person and is not a Disqualified Organization. Transfers of the Class R Certificates to Non-United States Persons and Disqualified Organizations are prohibited.

            (7) Any attempted or purported transfer of any Ownership Interest in a Class R Certificate in violation of the provisions of this Section 4.02 shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall become a Holder of a Class R Certificate in violation of the provisions of this Section 4.02, then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Class R Certificate. The Trustee shall notify the Company upon receipt of written notice or discovery by a Responsible Officer that the registration of transfer of a Class R Certificate was not in fact permitted by this Section 4.02. Knowledge shall not be imputed to the Trustee with respect to an impermissible transfer in the absence of such a written notice or discovery by a Responsible Officer of the Trustee. The Trustee shall be under no liability to any Person for any registration of transfer of a Class R Certificate that is in fact not permitted by this
      Section 4.02 or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement


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

      so long as the transfer was registered after receipt of the related Transfer Affidavit and Agreement and Transfer Certificate. The Trustee shall be entitled, but not obligated to recover from any Holder of a Class R Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Class R Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Holder of such Certificate that was a Permitted Transferee.

            (8) If any purported transferee shall become a Holder of a Class R Certificate in violation of the restrictions in this Section 4.02, then the Company or its designee shall have the right, without notice to the Holder or any prior Holder of such Class R Certificate, to sell such Class R Certificate to a purchaser selected by the Company or its designee on such reasonable terms as the Company or its designee may choose. Such purchaser may be the Company itself or any Affiliate of the Company. The proceeds of such sale, net of commissions, expenses and taxes due, if any, will be remitted by the Company to the last preceding purported transferee of such Class R Certificate, except that in the event that the Company determines that the Holder or any prior Holder of such Class R Certificate may be liable for any amount due under this Section 4.02 or any other provision of this Agreement, the Company may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (8) shall be determined in the sole discretion of the Company or its designee, and it shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

            (k) The Trustee shall make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions, all information necessary to compute any tax imposed (A) as a result of the transfer of an ownership interest in a Class R Certificate to any Person who is a Disqualified Organization, including the information regarding "excess inclusions" of such Class R Certificates required to be provided to the Internal Revenue Service and certain Persons as described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5), and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Class R Certificate having as among its record holders at any time any Person who is a Disqualified Organization. The Trustee may charge and shall be entitled to reasonable compensation for providing such information as may be required from those Persons which may have had a tax imposed upon them as specified in clauses (A) and (B) of this paragraph for providing such information.

            (l) The provisions of Sections 4.02(j) and 4.02(k) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee and the Certificate Insurer an Opinion of Counsel to the effect that such modification of, addition to or elimination of such provisions will not cause the Trust Fund to cease to qualify as a REMIC and will not cause (x) the Trust Fund to be subject to an entity-level tax caused by the Transfer of any Ownership Interest in a Class R Certificate to a Person that is not a Permitted Transferee or (y) a Person other than the prospective transferee to be subject to a REMIC-related tax caused by the Transfer of an Ownership Interest in a Class R Certificate to a Person that is not a Permitted Transferee.


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

            (m) No transfer of any Class R Certificate shall be made to any Plan subject to ERISA or the Code or to any Person acting, directly or indirectly, on behalf of any such Plan or acquiring such Certificate with "plan assets" of a Plan within the meaning of the Department of Labor ("DOL") regulation promulgated at 29 C.F.R. ss.2510.3-101 ("Plan Assets") or otherwise under ERISA unless the prospective transferee provides the Trustee with an opinion of counsel which establishes to the satisfaction of the Trustee that the purchase of such Certificates is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Company, the Master Servicer or the Trustee to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which opinion of counsel shall not be an expense of the Company, the Master Servicer or the Trustee.

            (n) Subject to the restrictions set forth in this Agreement, upon surrender for registration of transfer of any Certificate at the office or agency of the Trustee located in Minneapolis, Minnesota, the Trustee shall execute, authenticate and deliver in the name of the designated transferee or transferees, a new Certificate of the same Class and Percentage Interest and dated the date of authentication by the Trustee. At the option of the Certificateholders, Certificates may be exchanged for other Certificates of Authorized Denominations of a like aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at such office. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. No service charge shall be made for any transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates. All Certificates surrendered for transfer and exchange shall be cancelled by the Trustee.

            Section 4.03 MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES. If
(a) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Trustee such security or indemnity as may reasonably be required by each of them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest, but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section 4.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and their fees and expenses connected therewith. Any duplicate Certificate issued pursuant to this
Section 4.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the mutilated, destroyed, lost or stolen Certificate shall be found at any time.

            Section 4.04 PERSONS DEEMED OWNERS. Prior to due presentation of a Certificate for registration of transfer and subject to the provisions of
Section 4.02 and Article X, the Master Servicer, the Company, the Seller, the Certificate Insurer and the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving remittances pursuant to Section 6.05 and for all other purposes whatsoever, and the


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

Master Servicer, the Company, the Seller, the Certificate Insurer and the Trustee shall not be affected by notice to the contrary.


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                                    ARTICLE V

               ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS
               --------------------------------------------------

            Section 5.01 APPOINTMENT OF THE MASTER SERVICER. (a) Southern Pacific Funding Corporation agrees to act as the Master Servicer and to perform all servicing duties under this Agreement subject to the terms hereof.

            (b) The Master Servicer shall service and administer the Mortgage Loans on behalf of the Trustee and shall have full power and authority, acting alone or through one or more Subservicers, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Master Servicer, in its own name or the name of a Subservicer, may, and is hereby authorized and empowered by the Trustee to, execute and deliver, on behalf of itself, the Certificateholders and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans, the insurance policies and accounts related thereto and the properties subject to the Mortgages. Upon the execution and delivery of this Agreement, and from time to time as may be required thereafter, the Trustee shall, upon written request, execute for the Master Servicer or its Subservicers any powers of attorney and such other documents as may be necessary or appropriate to enable the Master Servicer to carry out its servicing and administrative duties hereunder.

            In servicing and administering the Mortgage Loans, the Master Servicer shall employ procedures consistent with Accepted Servicing Practices and in a manner consistent with recovery under any insurance policy required to be maintained by the Master Servicer pursuant to this Agreement.

            The Master Servicer shall make Mortgage Interest Rate and Monthly Payment adjustments on each Rate Adjustment Date in compliance with applicable regulatory adjustable mortgage loan requirements and the Mortgage Notes with respect to each Group I Loan and Group II Loan. The Master Servicer shall establish procedures to monitor the Rate Adjustment Dates and the Index in order to assure that it uses the correct Index in determining an interest rate change, and it will comply with those procedures. In the event the Index is no longer available, the Master Servicer shall choose a new comparable Index in accordance with the provisions hereof, of the applicable Mortgage Note and of Accepted Servicing Practices, and shall provide the Mortgagor and the Trustee with notice of the new Index sufficient under law and the Mortgage Loan Documents. The Master Servicer shall execute and deliver all appropriate notices required by the applicable adjustable mortgage loan laws and regulations and the Mortgage Loan Documents regarding such Mortgage Interest Rate adjustments and payment adjustments.

            Each adjustment in the Mortgage Interest Rate shall result in an adjustment to the related Monthly Payment. If the Master Servicer fails to make a timely Mortgage Interest Rate or Monthly Payment adjustment, the Master Servicer shall use its own funds to satisfy any shortage in the Mortgagor's remittance so long as such shortage shall continue; any such amount paid by the Master Servicer shall be reimbursable to it from any subsequent amounts collected on account of the related Mortgage Loan with respect to such adjustments.


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

            Costs incurred by the Master Servicer in effectuating the timely payment of taxes and assessments on the property securing a Mortgage Note and foreclosure costs may be added by the Master Servicer to the amount owing under such Mortgage Note where the terms of such Mortgage Note so permit; PROVIDED, HOWEVER, that the addition of any such cost shall not be taken into account for purposes of calculating the principal amount of the Mortgage Note and Mortgage Loan, the Monthly Payments on the Mortgage Note and Mortgage Loan or distributions to be made to Certificateholders. Such costs shall be recoverable by the Master Servicer pursuant to Section 5.04.

            (c) Subject to Section 5.12, the Master Servicer is hereby authorized and empowered to execute and deliver on behalf of the Trustee and each Certificateholder, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. If reasonably required by the Master Servicer, each Certificateholder and the Trustee shall execute any powers of attorney furnished to the Trustee by the Master Servicer and other documents necessary or appropriate to enable the Master Servicer to carry out its servicing and administrative duties under this Agreement.

            (d) On and after such time as the Trustee receives the resignation of, or notice of the removal of, the Master Servicer from its rights and obligations under this Agreement, and with respect to resignation pursuant to
Section 5.23, after receipt by the Trustee and the Certificate Insurer of the Opinion of Counsel required pursuant to Section 5.23, the Trustee or its designee approved by the Certificate Insurer (which approval shall not be unreasonably withheld) shall assume all of the rights and obligations of the Master Servicer, subject to Section 7.02 hereof. The Master Servicer shall, upon request of the Trustee but at the expense of the Master Servicer, deliver to the Trustee all documents and records relating to the Mortgage Loans, any other instruments or documents as the Trustee may reasonably request to effect the efficient transfer of the duties of the Master Servicer and an accounting of amounts collected and held by the Master Servicer and otherwise use its best efforts to effect the orderly and efficient transfer of servicing rights and obligations to the assuming party.

            (e) If the Mortgage relating to a Mortgage Loan did not have a lien senior on the related Mortgaged Property as of the Cut-Off Date, then the Master Servicer, in such capacity, may not consent to the placing of a lien senior to that of the Mortgage on the related Mortgaged Property.

            (f) The Master Servicer shall deliver a list of Servicing Officers to the Trustee and the Certificate Insurer by the Closing Date.

            Section 5.02 SUBSERVICING AGREEMENTS BETWEEN THE MASTER SERVICER AND SUBSERVICERS. (a) The Master Servicer may, subject to the prior written approval of the Certificate Insurer, enter into Subservicing Agreements with Subservicers for the servicing and administration of the Mortgage Loans and for the performance of any and all other activities of the Master Servicer hereunder. Each Subservicer shall be either (i) a depository institution the accounts of which are insured by the FDIC or (ii) another entity that engages in the business of originating, acquiring or servicing loans, and in either case shall be authorized to transact business in the state or states where the related Mortgaged Properties it is to service are situated and in either case shall be a FNMA-approved mortgage servicer. In addition, each Subservicer will obtain and preserve


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



its qualifications to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform or cause to be performed its duties under the related Subservicing Agreement. Each Subservicing Agreement shall provide that the Subservicer's rights shall terminate at the option of the successor Master Servicer and without any termination fee, expense, penalty or other cost upon the termination, resignation or other removal of the Master Servicer under this Agreement.

            (b) Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Master Servicer shall remain obligated and primarily liable to the Trustee, Certificateholders and the Certificate Insurer for the servicing and administering of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. For purposes of this Agreement, the Master Servicer shall be deemed to have received payments on Mortgage Loans when the Subservicer has received such payments.

            In the event the Master Servicer shall for any reason no longer be the Master Servicer (including by reason of an Event of Default), the Trustee or its designee may, at its option, either (i) assume all of the rights and obligations of the Master Servicer under each Subservicing Agreement that the Master Servicer may have entered into or (ii) notwithstanding anything to the contrary contained in each such Subservicing Agreement, terminate the related Subservicer without being required to pay any fee, expense, penalty or other costs in connection therewith.

            Section 5.03 COLLECTION OF CERTAIN MORTGAGE LOAN PAYMENTS; COLLECTION ACCOUNT. (a) The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and any applicable primary mortgage insurance policy, follow such collection procedures as shall constitute Accepted Servicing Practices. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any prepayment charge, assumption fee, late payment charge or other charge in connection with a Mortgage Loan, (ii) arrange a schedule, running for no more than 180 days after the Due Date for payment of any installment on any Mortgage Note, for the liquidation of delinquent items or (iii) if at any time a Mortgage Loan is three payments delinquent, allow the borrower to make one of his payments one month after the final payment date of such Mortgage Loan, if such borrower makes two of the delinquent payments at such time. Any provision of this agreement to the contrary notwithstanding, the Master Servicer shall not agree to the modification or waiver of any provision of a Mortgage Loan at a time when such Mortgage Loan is not in default or such default is not reasonably foreseeable, if such modification or waiver would be treated as a taxable exchange under Section 1001 of the Code, unless such exchange would not be considered a "prohibited transaction" under the REMIC Provisions.


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

            The Master Servicer shall establish and maintain in the name of the Trustee the Collection Account, in trust for the benefit of the Certificateholders and the Certificate Insurer. The Collection Account shall be established and maintained as an Eligible Account.

            The Master Servicer shall deposit in the Collection Account (i) any amounts representing Monthly Payments on the Mortgage Loans due or to be applied as of a date after June 1, 1998, (ii) any amounts representing Monthly Payments on the Initial Mortgage Loans due or to be applied as of a date on or before the Cut-off Date (except for any interest accrued prior to June 1, 1998 and except for any principal received by the Company prior to the Cut-off Date the receipt of which is reflected on the Mortgage Loan Schedule) and (iii) thereafter, on a daily basis within two Business Days of receipt (except as otherwise permitted herein), the following payments and collections received or made by it (other than any amounts in respect of principal of or interest on the Mortgage Loans which, under clauses (i) and (ii) above, are not required to be deposited in the Collection Account):

            (i) all payments received after the Cut-off Date on account of principal on the Mortgage Loans and all Principal Prepayments in Full, Curtailments and all Net REO Proceeds collected after the Cut-off Date;

            (ii) all payments received after the Cut-off Date on account of interest on the Mortgage Loans (other than payments of interest that accrued on each Mortgage Loan up to and including the Cut-off Date);

            (iii) all Net Liquidation Proceeds;

            (iv) all Insurance Proceeds;

            (v) all Released Mortgaged Property Proceeds;

            (vi) any amounts payable in connection with the repurchase of any Mortgage Loan and the amount of any Substitution Adjustment pursuant to Sections 2.04 and 3.03; and

            (vii) any amount expressly required to be deposited in the Collection Account in accordance with certain provisions of this Agreement, including, without limitation Sections 2.04(b), 2.04(c), 3.03(a), 3.03(c), 5.06, 5.07 and 5.18 of this Agreement;

PROVIDED, HOWEVER, that the Master Servicer shall be entitled, at its election, either (a) to withhold and to pay to itself the applicable Servicing Fee from any payment on account of interest or other recovery (including Net REO Proceeds) as received and prior to deposit of such payments in the Collection Account or (b) to withdraw the applicable Servicing Fee from the Collection Account after the entire payment or recovery has been deposited therein; provided, further, that with respect to any payment of interest received by the Master Servicer in respect of a Mortgage Loan (whether paid by the Mortgagor or received as Liquidation Proceeds, Insurance Proceeds or otherwise) which is less than the full amount of interest then due with respect to such Mortgage Loan, only that portion of such payment that bears the same relationship to the total amount of such payment of interest as the rate used to determine the Servicing Fee bears to the Mortgage


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

Interest Rate borne by such Mortgage Loan shall be allocated to the Servicing Fee with respect to such Mortgage Loan. All other amounts shall be deposited in the Collection Account not later than the second Business Day following the day of receipt and posting by the Master Servicer.

            The Master Servicer may invest the funds in the Collection Account only in Permitted Investments. No Permitted Investment shall be sold or disposed of at a gain prior to maturity unless the Master Servicer has obtained an Opinion of Counsel (at the Master Servicer's expense) that such sale or disposition will not cause the Trust Fund to be subject to the tax on income from prohibited transactions imposed by Section 860F(a)(1) of the Code, otherwise subject the Trust Fund to tax or cause the Trust Fund to fail to qualify as a REMIC. All income (other than any gain from a sale or disposition of the type referred to in the preceding sentence) realized from any such Permitted Investment shall be for the benefit of the Master Servicer as additional servicing compensation. The amount of any losses incurred in respect of any such investments shall be deposited in the Collection Account by the Master Servicer out of its own funds immediately as realized.

            The foregoing requirements for deposit in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of those described in the last paragraph of Section 5.14 and payments in the nature of prepayment charges, late payment charges or assumption fees need not be deposited by the Master Servicer in the Collection Account. If the Master Servicer deposits in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding. All funds deposited by the Master Servicer in the Collection Account shall be held in the Collection Account for the account of the Trustee in trust for the Certificateholders until disbursed in accordance with Section 6.01 or withdrawn in accordance with Section 5.04.

            (b) Prior to the time of their required deposit in the Collection Account, all amounts required to be deposited therein may be deposited in an account in the name of Master Servicer, provided that such account is an Eligible Account. All such funds shall be held by the Master Servicer in trust for the benefit of the Certificateholders and the Certificate Insurer pursuant to the terms hereof.

            (c) The Collection Account may, upon written notice by the Trustee to the Certificate Insurer, be transferred to a different depository so long as such transfer is to an Eligible Account.

            Section 5.04 PERMITTED WITHDRAWALS FROM THE COLLECTION ACCOUNT. The Master Servicer may, from time to time, make withdrawals from the Collection Account for the following purposes, without duplication:

            (a) to reimburse itself for any accrued unpaid Servicing Fees and for unreimbursed Periodic Advances and Servicing Advances. The Master Servicer's right to reimbursement for unpaid Servicing Fees and unreimbursed Servicing Advances shall be limited to late collections on the related Mortgage Loan, including Liquidation Proceeds, Released Mortgaged Property Proceeds, Insurance Proceeds and such other amounts as may be collected by the Master Servicer from the related Mortgagor or otherwise relating to the

      Mortgage Loan in respect of which such unreimbursed amounts are owed. The Master Servicer's right to reimbursement for unreimbursed Periodic Advances shall be limited to late collections on any Mortgage Loan and to Liquidation Proceeds, Released Mortgage Property Proceeds and Insurance Proceeds on related Mortgage Loans;

            (b) to reimburse itself for any Periodic Advances or Servicing Advances determined in good faith to have become Nonrecoverable Advances, such reimbursement to be made from any funds in the Collection Account;

            (c) to withdraw any amount received from a Mortgagor that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction;

            (d) to withdraw any funds deposited in the Collection Account that were not required to be deposited therein;

            (e) to pay itself Servicing Compensation pursuant to Section 5.14 hereof to the extent not retained or paid pursuant to Section 5.03, 5.04 or 5.14;

            (f) to pay to the Seller with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased or replaced pursuant to Section 2.04 or 3.03 or to pay to itself with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 8.01 all amounts received thereon and not required to be distributed as of the date on which the related repurchase or purchase price or Principal Balance, as the case may be, was determined;

            (g) to pay to the Seller with respect to each Mortgage Loan the amount of interest accrued and unpaid on such Mortgage Loan on the Cut-off Date;

            (h) to make deposits to the Certificate Accounts (which shall include the Trustee Fee) in the amounts and in the manner provided for herein;

            (i) to pay itself any interest earned on or investment income earned with respect to funds in the Collection Account;

            (j) to reimburse itself or the Company pursuant to Section 11.01;
      and

            (k) to clear and terminate the Collection Account upon the termination of this Agreement.

            The Master Servicer shall keep and maintain a separate accounting for each Mortgage Loan for the purpose of accounting for withdrawals from the Collection Account pursuant to subclause (a).


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            Section 5.05 PAYMENT OF TAXES, INSURANCE AND OTHER CHARGES. With
respect to each Mortgage Loan, the Master Servicer shall maintain accurate records reflecting casualty insurance coverage.

            With respect to each Mortgage Loan as to which the Master Servicer maintains escrow accounts, the Master Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of primary mortgage guaranty insurance premiums, if any, and casualty insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in any escrow account which shall have been estimated and accumulated by the Master Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage or applicable law. To the extent that a Mortgage does not provide for escrow payments, the Master Servicer shall, if it has received notice of a default or deficiency, monitor such payments to determine if they are made by the Mortgagor.

            Section 5.06 MAINTENANCE OF CASUALTY INSURANCE. The Master Servicer shall cause to be maintained for each Mortgage Loan a casualty insurance policy with extended coverage issued by a generally acceptable insurer in an amount which is not less than the full insurable value of the Mortgaged Property securing such Mortgage Loan or the unpaid principal balance of such Mortgage Loan, whichever is less; provided, however, that such insurance may not be less than the minimum amount required to fully compensate for any loss or damage on a replacement cost basis. If, upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) the Master Servicer will cause to be maintained any existing flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the lesser of (i) the unpaid principal balance of the Mortgage Loan and (ii) the maximum amount of insurance which was available under the Flood Disaster Protection Act of 1973. The Master Servicer shall also maintain similar fire insurance coverage and, if applicable, flood insurance on property acquired upon foreclosure, or by deed in lieu of foreclosure, of any Mortgage Loan in an amount which is at least equal to the lesser of (i) the full insurable value of the improvements which are a part of such property and (ii) the principal balance owing on such Mortgage Loan at the time of such foreclosure or grant of deed in lieu of foreclosure; provided, however, that such insurance may not be less than the minimum amount required to fully compensate for any loss or damage on a replacement cost basis. It is understood and agreed that such insurance shall be with insurers approved by the Master Servicer and that no earthquake or other additional insurance is to be required of any Mortgagor, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. Pursuant to Section 5.03, any amounts collected by the Master Servicer under any insurance policies maintained pursuant to this Section 5.06 (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or released to the Mortgagor in accordance with Accepted Servicing Practices) shall be deposited into the Collection Account, subject to withdrawal pursuant to
Section 5.04. Any cost incurred by the Master Servicer in maintaining any such insurance shall be added


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to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the principal amount of the Mortgage Note or Mortgage Loan, the Monthly Payments on the Mortgage Note or the distributions to be made to the Certificateholders. Such costs shall be recoverable by the Master Servicer pursuant to Section 5.04. In the event that the Master Servicer shall obtain and maintain a blanket policy issued by an insurer that is acceptable to FNMA or FHLMC, insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligation as set forth in the first sentence of this Section 5.06, it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related mortgaged or acquired property an insurance policy complying with the first sentence of this Section 5.06 and there shall have been a loss which would have been covered by such a policy had it been maintained, be required to deposit from its own funds into the Collection Account the amount not otherwise payable under the blanket policy because of such deductible clause.

            Section 5.07 MAINTENANCE OF MORTGAGE IMPAIRMENT INSURANCE POLICY. In the event that the Master Servicer shall obtain and maintain a blanket policy (the "Mortgage Impairment Insurance Policy") with an insurer either (i) having a General Policy rating of A:VIII or better in Best's Key Rating Guide or (ii) approved in writing by the Certificate Insurer, such approval not to be unreasonably withheld, insuring against fire and hazards of extended coverage on all of the Mortgage Loans, then, to the extent such policy names the Master Servicer as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance on the Mortgage Loans without co-insurance, and otherwise complies with the requirements of Section 5.06, the Master Servicer shall be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage under Section 5.06, it being understood and agreed that such blanket policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 5.06, and there shall have been a loss which would have been covered by such policy, deposit in the Collection Account the difference, if any, between the amount that would have been payable under a policy complying with Section 5.06 and the amount paid under such blanket policy. Upon the written request of the Certificate Insurer, the Trustee or any Certificateholder, the Master Servicer shall cause to be delivered to the Certificate Insurer, the Trustee or such Certificateholder, as the case may be, a certified true copy of such policy. The Master Servicer agrees to prepare and present, on behalf of itself, the Trustee, the Certificate Insurer and Certificateholders, claims under any such policy in a timely fashion in accordance with the terms of such policy.

            Section 5.08 FIDELITY BOND; ERRORS AND OMISSIONS POLICY. (a) The Master Servicer shall maintain with a responsible company, and at its own expense, a blanket fidelity bond (a "Fidelity Bond") and an errors and omissions insurance policy (an "Errors and Omissions Policy"), in a minimum amount acceptable to FNMA or FHLMC or, if Southern Pacific is the Master Servicer or if the Trustee is the successor Master Servicer, in an amount generally maintained by prudent mortgage loan servicers having servicing portfolios of a similar size.

            (b) The Master Servicer shall be deemed to have complied with this provision if one of its respective Affiliates has such a Fidelity Bond and Errors and Omissions Policy and, by the terms of such fidelity bond and errors and omission policy, the coverage afforded thereunder


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

extends to the Master Servicer. The Master Servicer shall cause each and every Subservicer for it to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet the requirements of Section 5.08(a). If Southern Pacific is not the Master Servicer and the Trustee is not the successor Master Servicer, any such Fidelity Bond and Errors and Omissions Policy shall not be cancelled or modified in a materially adverse manner without 10 days prior written notice to the Certificate Insurer.

            Section 5.09 COLLECTION OF TAXES, ASSESSMENTS AND OTHER ITEMS; SERVICING ACCOUNT. In addition to the Collection Account, the Master Servicer shall establish and maintain a Servicing Account, which shall be an Eligible Account, and shall deposit therein all payments by Mortgagors for taxes, assessments, primary mortgage or hazard insurance premiums or comparable items. Withdrawals from the Servicing Account may be made to effect payment of taxes, assessments, primary mortgage or hazard insurance premiums or comparable items, to reimburse the Master Servicer out of related collections for any advances made in the nature of any of the foregoing, to refund to any Mortgagors any sums determined to be overages, or to pay any interest owed to Mortgagors on such account to the extent required by law or to clear and terminate the Servicing Account at the termination of this Agreement upon the termination of the Trust Fund. The Master Servicer shall advance the payments referred to in the first sentence of this Section 5.09 that are not timely paid by the Mortgagors on the date when the tax, premium or other cost for which such payment is intended is due, but the Master Servicer shall be required to so advance only to the extent that such advances, in the good faith judgment of the Master Servicer, will be recoverable by the Master Servicer pursuant to Section 5.04 out of Liquidation Proceeds, Insurance Proceeds or otherwise.

            Section 5.10 PERIODIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION; ADDITIONAL INFORMATION. The Trustee shall prepare or cause to be prepared for filing with the Commission (other than the Current Report on Form 8-K to be filed by the Company in connection with computational materials and the initial Current Report on Form 8-K to be filed by the Company in connection with the issuance of the Certificates) any and all reports, statements and information respecting the Trust Fund and/or the Certificates required to be filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and shall solicit any and all proxies of the Certificateholders whenever such proxies are required to be solicited, pursuant to the Securities Exchange Act of 1934, as amended. The Company shall promptly file, and exercise its reasonable best efforts to obtain a favorable response to, no-action requests with, or other appropriate exemptive relief from, the Commission seeking the usual and customary exemption from such reporting requirements granted to issuers of securities similar to the Certificates. Fees and expenses incurred by the Trustee in connection with this Section shall not be reimbursable from the Trust Fund.

            The Master Servicer and the Company each agree to promptly furnish to the Trustee, from time to time upon request, such further information, reports and financial statements within their respective control related to this Agreement and the Mortgage Loans as the Trustee reasonably deems appropriate to prepare and file all necessary reports with the Commission.

            Section 5.11 ENFORCEMENT OF DUE-ON-SALE CLAUSES; ASSUMPTION AGREEMENTS. In any case in which a Mortgaged Property is about to be conveyed by the Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable


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

thereon) and the Master Servicer has knowledge of such prospective conveyance, the Master Servicer shall effect assumptions in accordance with the terms of any due-on-sale provision contained in the related Mortgage Note or Mortgage. The Master Servicer shall enforce any due-on-sale provision contained in such Mortgage Note or Mortgage to the extent the requirements thereunder for an assumption of the Mortgage Loan have not been satisfied to the extent permitted under the terms of the related Mortgage Note, unless such provision is not exercisable under applicable law and governmental regulations or in the Master Servicer's judgment, such exercise is reasonably likely to result in legal action by the Mortgagor, or such conveyance is in connection with a permitted assumption of the related Mortgage Loan. Subject to the foregoing, the Master Servicer is authorized to take or enter into an assumption agreement from or with the Person to whom such property is about to be conveyed, pursuant to which such person becomes liable under the related Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon, provided that the Mortgage Interest Rate with respect to such Mortgage Loan shall remain unchanged. The Master Servicer is also authorized, to release the original Mortgagor from liability upon the Mortgage Loan and substitute the new Mortgagor as obligor thereon. In connection with such assumption or substitution, the Master Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual for mortgage loans similar to the Mortgage Loans and as it applies to mortgage loans owned solely by it. The Master Servicer shall notify the Trustee that any such assumption or substitution agreement has been completed by forwarding to the Trustee the original copy of such assumption or substitution agreement, which copy shall be added by the Trustee to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. In connection with any such assumption or substitution agreement, the Mortgage Interest Rate of the related Mortgage Note and the payment terms shall not be changed. Any fee collected by the Master Servicer for entering into an assumption or substitution of liability agreement will be retained by the Master Servicer as servicing compensation.

            Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Master Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any conveyance by the Mortgagor of the property subject to the Mortgage or any assumption of a Mortgage Loan by operation of law which the Master Servicer in good faith determines it may be restricted by law from preventing, for any reason whatsoever, or if the exercise of such right would impair or threaten to impair any recovery under any applicable insurance policy or, in the Master Servicer's judgment, be reasonably likely to result in legal action by the Mortgagor.

            Section 5.12 REALIZATION UPON DEFAULTED MORTGAGE LOANS.

            (a) Except as provided in the last two paragraphs of this Section 5.12(a), the Master Servicer shall foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 5.03. In connection with such foreclosure or other conversion, the Master Servicer shall follow Accepted Servicing Practices. The foregoing is subject to the proviso that the Master Servicer shall not be required to expend its own funds in connection with any foreclosure or to restore any damaged property unless it shall determine that (i) such foreclosure and/or restoration will increase


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the proceeds of liquidation of the Mortgage Loan to Certificateholders after reimbursement to itself for such expenses and (ii) such expenses will be recoverable to it through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawal from the Collection Account pursuant to
Section 5.04) or otherwise. The Master Servicer shall be entitled to reimbursement of the Servicing Fee and other amounts due it, if any, to the extent, but only to the extent, that withdrawals from the Collection Account with respect thereto are permitted under Section 5.04.

            The Master Servicer may foreclose against the Mortgaged Property securing a defaulted Mortgage Loan either by foreclosure, by sale or by strict foreclosure, and in the event a deficiency judgment is available against the Mortgagor or any other person, may proceed for the deficiency.

            In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure (an "REO Property"), the deed or certificate of sale shall be issued to the Master Servicer on behalf of the Trustee in the name of the Trustee, as trustee on behalf of the Certificateholders. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan shall be considered to be a Mortgage Loan held in the Trust Fund until such time as the related Mortgaged Property shall be sold and such Mortgage Loan becomes a Liquidated Mortgage Loan. Consistent with the foregoing, for purposes of all calculations hereunder, so long as such Mortgage Loan shall be considered to be an Outstanding Mortgage Loan:

            (i) It shall be assumed that, notwithstanding that the indebtedness evidenced by the related Mortgage Note shall have been discharged, such Mortgage Note and the related amortization schedule in effect at the time of any such acquisition of title (after giving effect to any previous Curtailments and before any adjustment thereto by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) remain in effect, except that such schedule shall be adjusted to reflect the application of Net REO Proceeds received in any month pursuant to the succeeding clause.

            (ii) Net REO Proceeds received in any month shall be deemed to have been received first in payment of the accrued interest that remained unpaid on the date that such Mortgage Loan became an REO Mortgage Loan, with the excess thereof, if any, being deemed to have been received in respect of the delinquent principal installments that remained unpaid on such date. Thereafter, Net REO Proceeds received in any month shall be applied to the payment of installments of principal and accrued interest on such Mortgage Loan deemed to be due and payable in accordance with the terms of such Mortgage Note and such amortization schedule. If such Net REO Proceeds exceed the then Unpaid REO Amortization, the excess shall be treated as a Curtailment received in respect of such Mortgage Loan.

            (iii) Only that portion of Net REO Proceeds allocable to interest that bears the same relationship to the total amount of Net REO Proceeds allocable to interest as the rate of the Servicing Fee bears to the Mortgage Interest Rate borne by such Mortgage Loan shall be allocated to the Servicing Fee with respect thereto.


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

            In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or reasonably foreseeable default on a Mortgage Loan, such Mortgaged Property shall be disposed of by or on behalf of the Trust Fund before the end of the third taxable year following the taxable year in which the acquisition by the Trust Fund took place unless
(a) the Master Servicer shall have provided to the Trustee an Opinion of Counsel (at the expense of the Trust Fund) to the effect that the holding by the Trust Fund of such Mortgaged Property subsequent to three years after the year of its acquisition (and specifying the period beyond such three-year period for which the Mortgaged Property may be held) will not cause the Trust Fund to be subject to the tax on prohibited transactions imposed by Section 860F(a)(1) of the Code, otherwise subject the Trust Fund to tax or cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding, or (b) the Master Servicer (at the Trust Fund's expense) shall have applied for, at least 60 days prior to the expiration of such three-year period, an extension of such three-year period in the manner contemplated by Section 856(e)(3) of the Code, in which case the three-year period shall be extended by the applicable period. The Master Servicer shall further ensure that the Mortgaged Property is administered so that it constitutes "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code at all times, that the sale of such property does not result in the receipt by the Trust Fund of any income from non-permitted assets as described in Section 860F(a)(2)(B) of the Code, and that the Trust Fund does not derive any "net income from foreclosure property" within the meaning of Section 860G(c)(2) of the Code with respect to such property.

            Any REO Disposition shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration).

            In lieu of foreclosing upon any defaulted Mortgage Loan, the Master Servicer may, in its discretion, permit the assumption of such Mortgage Loan if, in the Master Servicer's judgment, such default is unlikely to be cured and if the assuming borrower satisfies the Master Servicer's underwriting guidelines with respect to mortgage loans owned by the Master Servicer. In connection with any such assumption, the Mortgage Interest Rate of the related Mortgage Note and the payment terms shall not be changed. Any fee collected by the Master Servicer for entering into an assumption agreement will be retained by the Master Servicer as servicing compensation. Alternatively, the Master Servicer may encourage the refinancing of any defaulted Mortgage Loan by the Mortgagor.

            Notwithstanding the foregoing, prior to instituting foreclosure proceedings or accepting a deed-in-lieu of foreclosure with respect to any Mortgaged Property, the Master Servicer shall make, or cause to be made, inspection of the Mortgaged Property in accordance with the Accepted Servicing Practices and, with respect to environmental hazards, such procedures are as required by the provisions of the Federal National Mortgage Association's selling and servicing guide applicable to single-family homes and in effect on the date hereof. The Master Servicer shall be entitled to rely upon the results of any such inspection made by others. In cases where the inspection reveals that such Mortgaged Property is potentially contaminated with or affected by hazardous wastes or hazardous substances, the Master Servicer shall promptly give written notice of such fact to the Certificate Insurer, the Trustee and each Class A Certificateholder. The Master Servicer shall not commence foreclosure proceedings or accept a deed-in-lieu of foreclosure for Mortgaged Property with respect to this paragraph without obtaining the written consent of the Certificate Insurer.


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            Section 5.13 TRUSTEE TO COOPERATE; RELEASE OF MORTGAGE FILES. Upon
the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Trustee in the form of a Request for Release in the form attached hereto as Exhibit H (which request shall include a statement to the effect that all amounts received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 5.03 have been or shall be so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File. Upon receipt of such Request for Release, the Trustee, or the Custodian on its behalf, shall promptly release the related Mortgage File to the Master Servicer. Upon any such payment in full, the Master Servicer is authorized to give, as agent for the Trustee and the mortgagee under the Mortgage which secured the Mortgage Loan, an instrument of satisfaction (or Assignment of Mortgage without recourse) regarding the property subject to such Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Collection Account. In connection therewith, the Trustee shall execute and return to the Master Servicer any required power of attorney provided to the Trustee by the Master Servicer and other required documentation in accordance with Section 5.01(c). From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan and in accordance with Accepted Servicing Practices, the Trustee shall, upon request of the Master Servicer and delivery to the Trustee of a Request for Release signed by a Servicing Officer, release, or cause the Custodian to release, the related Mortgage File to the Master Servicer and shall execute such documents as shall be necessary to the prosecution of any such proceedings. Such Request for Release shall obligate the Master Servicer to return the Mortgage File to the Trustee when the need therefor by the Master Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to the Request for Release hereinabove specified, the Mortgage File shall be delivered by the Trustee to the Master Servicer.

            Each Request for Release may be delivered to the Trustee (i) via mail or courier, (ii) via facsimile or (iii) by such other means, including, without limitation, electronic or computer readable medium, as the Master Servicer and the Trustee shall mutually agree. The Trustee shall promptly release the related Mortgage File(s) within five (5) to seven (7) Business Days of receipt of a properly completed Request for Release pursuant to clauses (i),
(ii) or (iii) above shall be authorization to the Trustee to release such Mortgage Files, provided the Trustee has determined that such Request for Release has been executed, with respect to clauses (i) or (ii) above, or approved, with respect to clause (iii) above, by an authorized Servicing Officer of the Master Servicer, and so long as the Trustee complies with its duties and obligations under this Agreement. If the Trustee is unable to release the Mortgage Files within the time frames previously specified, the Trustee shall immediately notify the Master Servicer indicating the reason for such delay, but in no event shall such notification be later than five Business Days after receipt of a Request for Release. If the Master Servicer is required to pay penalties or damages due to the Trustee's negligent failure to release the related Mortgage File or the Trustee's negligent failure to execute and release documents in a timely manner, the Trustee shall be liable for such penalties or damages.


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            On each day that the Master Servicer remits to the Trustee Requests for Releases pursuant to clauses (ii) or (iii) above, the Master Servicer shall also submit to the Trustee a summary of the total amount of such Requests for Releases requested on such day by the same method as described in such clauses
(ii) and (iii) above.

            Section 5.14 SERVICING FEE; SERVICING COMPENSATION. The Master Servicer shall be entitled, at its election, either (a) to pay itself the Servicing Fee out of any Mortgagor payment on account of interest or Net REO Proceeds prior to the deposit of such payment in the Collection Account or (b) to withdraw from the Collection Account such Servicing Fee pursuant to Section
5.04. The Master Servicer shall also be entitled, at its election, either (a) to pay itself the Servicing Fee in respect of each delinquent Mortgage Loan out of Liquidation Proceeds in respect of such Mortgage Loan or other recoveries with respect thereto to the extent permitted in Section 5.03(a) to withdraw from the Collection Account the Servicing Fee in respect of each such Mortgage Loan to the extent of such Liquidation Proceeds or other recoveries, to the extent permitted by Section 5.04.

            Servicing compensation in the form of Net Foreclosure Profits, prepayment penalties, assumption fees, late payment charges, tax service fees, fees for statement of account or payoff of the Mortgage Loan (to the extent permitted by applicable law) or otherwise shall be retained by the Master Servicer and are not required to be deposited in the Collection Account. The aggregate Servicing Fee is reserved for the administration of the Trust Fund and, in the event of replacement of the Master Servicer as servicer of the Mortgage Loans, for the payment of other expenses related to such replacement. The aggregate Servicing Fee shall be offset as provided in Section 5.20. The Master Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including maintenance of the hazard insurance required by Section 5.05) and shall not be entitled to reimbursement therefor except as specifically provided herein.

            Section 5.15 REPORTS TO THE TRUSTEE AND THE COMPANY; COLLECTION ACCOUNT STATEMENTS. Not later than 15 days after each Distribution Date, the Master Servicer shall provide to the Trustee and the Company a statement, certified by a Servicing Officer, setting forth the status of the Collection Account as of the close of business on the last day of the immediately preceding calendar month, stating that all distributions required by this Agreement to be made by the Master Servicer on behalf of the Trustee have been made (or if any required distribution has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate of deposits into and withdrawals from the Collection Account for each category of deposit specified in Section 5.03 and each category of withdrawal specified in Section 5.04 and the aggregate of deposits into the Certificate Accounts as specified in Section 6.01(c). Such statement shall also state the aggregate unpaid principal balance of all the Mortgage Loans as of the close of business on the last day of the month preceding the month in which such Distribution Date occurs. Copies of such statement shall be provided by the Trustee to any Certificateholder upon request.

            Section 5.16 ANNUAL STATEMENT AS TO COMPLIANCE. The Master Servicer will deliver to the Trustee, the Certificate Insurer and the Rating Agencies on or before June 30th of each year, beginning with June 30, 1999, an Officers' Certificate stating as to each signer thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year and of


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its performance under this Agreement has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has fulfilled all its obligations under this Agreement throughout such year, or if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Such Officers' Certificate shall be accompanied by the statement described in Section 5.17 of this Agreement. Copies of such statement shall, upon request, be provided to any Certificateholder by the Master Servicer, or by the Trustee at the Master Servicer's expense if the Master Servicer shall fail to provide such copies.

            Section 5.17 ANNUAL INDEPENDENT PUBLIC ACCOUNTANTS' SERVICING REPORT. On or before March 30th of every year, beginning with March 30, 1999, the Master Servicer, at its expense, shall cause a firm of nationally recognized independent public accountants to furnish a statement to the Trustee, the Certificate Insurer and the Rating Agencies to the effect that, on the basis of an examination of certain documents and records relating to the servicing of the mortgage loans being serviced by the Master Servicer under pooling and servicing agreements similar to this Agreement, conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that such servicing has been conducted in compliance with this Agreement. Copies of such statement shall, upon written request, be provided to Certificateholders by the Master Servicer, or by the Trustee at the Master Servicer's expense if the Master Servicer shall fail to provide such copies. For purposes of such statement, such firm may conclusively presume that any pooling and servicing agreement which governs mortgage pass-through certificates offered by the Company (or any predecessor or successor thereto) in a registration statement under the Securities Act of 1933, as amended, is similar to this Agreement, unless such other pooling and servicing agreement expressly states otherwise.

            Section 5.18 OPTIONAL PURCHASE OF DEFAULTED MORTGAGE LOANS. Any Affiliate of the Seller, in its sole discretion, shall have the right to elect (by written notice sent to the Master Servicer, the Trustee and the Certificate Insurer), but shall not be obligated, to purchase for its own account from the Trust Fund any Mortgage Loan which is 90 days or more Delinquent in the manner and at the price specified in Section 2.04(b). The purchase price for any Mortgage Loan purchased hereunder shall be deposited in the Collection Account and the Trustee, upon receipt of such deposit, shall release or cause to be released to the purchaser of such Mortgage Loan the related Mortgage File and shall execute and deliver such instruments of transfer or assignment prepared by the purchaser of such Mortgage Loan, in each case without recourse, as shall be necessary to vest in the purchaser of such Mortgage Loan any Mortgage Loan released pursuant hereto and the purchaser of such Mortgage Loan shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan and all security and documents related thereto. Such assignment shall be an assignment outright and not for security. The purchaser of such Mortgage Loan shall thereupon own such Mortgage Loan, and all security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto.

            Section 5.19 REPORTS TO BE PROVIDED BY THE MASTER SERVICER. The Master Servicer agrees to make available on a reasonable basis to the Certificate Insurer a knowledgeable financial or accounting officer for the purpose of answering reasonable questions respecting recent developments affecting the Master Servicer or the financial statements of the Master Servicer and to permit the Certificate Insurer to inspect the Master Servicer's servicing facilities during normal business hours for the purpose of satisfying the Certificate Insurer that the Master Servicer has the


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ability to service the Mortgage Loans in accordance with this Agreement. With respect to the liquidation of a Mortgage Loan or disposition of an REO Property, upon the determination by the Master Servicer that all Liquidation Proceeds which it expects to recover with respect to such Mortgage Loan or REO Property have been recovered, the Master Servicer shall promptly deliver to the Certificate Insurer a related Liquidation Report with respect to such Mortgage Loan.

            Section 5.20 ADJUSTMENT OF SERVICING COMPENSATION IN RESPECT OF PREPAID MORTGAGE LOANS. The aggregate amount of the Servicing Fees that the Master Servicer and any Subservicer shall be entitled to receive with respect to all of the Mortgage Loans and each Distribution Date shall be offset on such Distribution Date by an amount equal to the aggregate Prepayment Interest Shortfall with respect to all Mortgage Loans which were subjects of Principal Prepayments in Full or Curtailments during the month preceding the month of such Distribution Date. The amount of any offset against the aggregate Servicing Fee with respect to any Distribution Date under this Section 5.20 shall be limited to the aggregate amount of the Servicing Fees otherwise payable to the Master Servicer and any Subservicer (without adjustment on account of Prepayment Interest Shortfalls) with respect to (i) scheduled payments having the Due Date occurring in the month of such Distribution Date received by the Master Servicer or any Subservicer prior to the Master Servicer Remittance Date, and (ii) Principal Prepayments in Full, Curtailments and Liquidation Proceeds received in the month preceding the month in which such Distribution Date occurs, and the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls shall not be cumulative.

            Section 5.21 PERIODIC ADVANCES. If, on any Master Servicer Remittance Date, the Master Servicer determines that any Monthly Payments due on the Due Date immediately preceding such Master Servicer Remittance Date have not been received as of the close of business on the Business Day preceding such Master Servicer Remittance Date, the Master Servicer shall determine the amount of any Periodic Advance required to be made with respect to the related Distribution Date. The Master Servicer shall, on the Master Servicer Remittance Date, deliver in a computer-readable form (including electronic transmission) to the Trustee indicating the payment status of each Mortgage Loan as of the Business Day prior to such Master Servicer Remittance Date. The Master Servicer shall include in the amount to be deposited in the related Certificate Account on such Master Servicer Remittance Date an amount equal to the Periodic Advance, if any, which deposit may be made in whole or in part from funds in the Collection Account being held for future distribution or withdrawal on or in connection with Distribution Dates in subsequent months. Any funds being held for future distribution to Certificateholders and so used shall be replaced by the Master Servicer from its own funds by deposit in the related Certificate Account on or before the Business Day preceding any such future Master Servicer Remittance Date to the extent that funds in the related Certificate Account on such Master Servicer Remittance Date shall be less than payments to Certificateholders required to be made on such date.

            The Master Servicer shall designate on its records the specific Mortgage Loans and related installments (or portions thereof) as to which such Periodic Advance shall be deemed to have been made, such determination being conclusive for purposes of withdrawals from the Collection Account pursuant to
Section 5.04.


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            Section 5.22 MAINTENANCE OF CORPORATE EXISTENCE AND LICENSES; MERGER
OR CONSOLIDATION OF THE MASTER SERVICER. (a) The Master Servicer will keep in full effect its existence, rights and franchises as a corporation, will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement and will otherwise operate its business so as to cause the representations and warranties under Section 3.01 to be true and correct at all times under this Agreement.

            (b) Any Person into which the Master Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be an established mortgage loan servicing institution acceptable to the Certificate Insurer that has a net worth of at least $15,000,000, and in all events shall be the successor of the Master Servicer without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Master Servicer shall send notice of any such merger or consolidation to the Trustee and the Certificate Insurer.

            Section 5.23 ASSIGNMENT OF AGREEMENT BY MASTER SERVICER; MASTER SERVICER NOT TO RESIGN. The Master Servicer shall not assign this Agreement or resign from the obligations and duties hereby imposed on it except by mutual consent of the Certificate Insurer and the Trustee or upon the determination that the Master Servicer's duties hereunder are no longer permissible under applicable law and that such incapacity cannot be cured by the Master Servicer without incurring, in the reasonable judgment of the Certificate Insurer, unreasonable expense. Any such determination that the Master Servicer's duties hereunder are no longer permissible under applicable law permitting the resignation of the Master Servicer shall be evidenced by a written Opinion of Counsel (who may be counsel for the Master Servicer) to such effect delivered to the Trustee, the Seller, the Company and the Certificate Insurer. No such resignation shall become effective until the Trustee or a successor appointed in accordance with the terms of this Agreement has assumed the Master Servicer's responsibilities and obligations hereunder in accordance with Section 7.02. The Master Servicer shall provide the Trustee, the Rating Agencies and the Certificate Insurer with 30 days prior written notice of its intention to resign pursuant to this Section 5.23. In the event the Master Servicer wishes to resign from its obligations hereunder, the Holder of the Class R-II Certificates shall have the right to select a new Master Servicer, with the consent of the Certificate Insurer and the Rating Agencies.

            Section 5.24 INFORMATION REPORTS TO BE FILED BY THE MASTER SERVICER. The Master Servicer shall file (or cause any Subservicers to file) information returns with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code, respectively. Copies of such information returns shall also be sent to the Trustee.


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                                   ARTICLE VI

                           DISTRIBUTIONS AND PAYMENTS
                           --------------------------

            Section 6.01 ESTABLISHMENT OF CERTIFICATE ACCOUNTS; DEPOSITS TO THE CERTIFICATE ACCOUNTS. (a) The Trustee shall establish and maintain two separate Certificate Accounts which shall be Eligible Accounts and shall be titled "Group I Certificate Account, Norwest Bank Minnesota, N.A., as trustee for the registered holders of Southern Pacific Secured Assets Corp., Mortgage Loan Asset-Backed Pass-Through Certificates, Series 1998-2" and "Group II Certificate Account, Norwest Bank Minnesota, N.A., as trustee for the registered holders of Southern Pacific Secured Assets Corp., Mortgage Loan Asset-Backed Pass-Through Certificates, Series 1998-2 "

            (b) From the period from each Master Servicer Remittance Date to the Business Day prior to each Distribution Date, the Master Servicer may direct the Trustee in writing to invest the funds in the Certificate Accounts only in Permitted Investments. From the Business Day prior to each Distribution Date to such Distribution Date, the Trustee shall invest the funds in the Certificate Accounts only in Permitted Investments. No Permitted Investment shall be sold or disposed of at a gain prior to maturity unless the Master Servicer or Trustee, as applicable, has received an Opinion of Counsel (at the Master Servicer's or Trustee's expense, as applicable) that such sale or disposition will not cause the Trust Fund to be subject to the tax on income from prohibited transactions imposed by Section 860F(a)(1) of the Code, otherwise subject REMIC I or REMIC II to tax or cause either REMIC I or REMIC II to fail to qualify as a REMIC. All net income (other than any gain from a sale or disposition of the type referred to in the preceding sentence) realized from any such Permitted Investment shall be for the benefit of the Master Servicer or Trustee, as applicable, as additional compensation. The amount of any losses incurred in respect of any such Permitted Investments held therein which is in excess of the income and gain thereon shall be deposited in the related Certificate Account by the Master Servicer or Trustee, as applicable, out of its own funds immediately as realized.

            (c) On each Master Servicer Remittance Date, the Master Servicer shall cause to be deposited in the Group I and Group II Certificate Account, from funds on deposit in the Collection Account, an amount equal to the related Master Servicer Remittance Amount with respect to Loan Group I and Loan Group II, respectively.

            Section 6.02 PERMITTED WITHDRAWALS FROM THE CERTIFICATE ACCOUNTS. The Trustee shall withdraw or cause to be withdrawn funds from the Certificate Accounts for the following purposes:

            (a) to effect the distributions described in Section 6.05;

            (b) to pay to the Seller with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased or replaced pursuant to Section 2.04 or 3.03 or to pay to the Master Servicer with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased all amounts received thereon and not required to be distributed as of the date on which the related repurchase or purchase price or Principal Balance was determined;


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            (c) on the Business Day prior to each Distribution Date, to pay the
      Master Servicer any interest earned on or investment income earned with respect to funds in the Certificate Accounts up to the Business Day immediately prior to such Distribution Date;

            (d) on each Distribution Date, to pay itself any interest earned on or investment income earned with respect to funds in the Certificate Accounts from the Business Day immediately prior to such Distribution Date to such Distribution Date;

            (e) to return to the Collection Account any amount deposited in a Certificate Account that was not required to be deposited therein;

            (f) to make reimbursements to itself in accordance with Section 9.05; and

            (g) to clear and terminate the Certificate Accounts upon termination of any of the Trust Fund pursuant to Article VIII.

            The Trustee shall keep and maintain a separate accounting for withdrawals from the Certificate Accounts pursuant to each of subclauses (a) through (f) listed above.

            Section 6.03 COLLECTION OF MONEY. Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of all money and other property payable to or receivable by the Trustee pursuant to this Agreement, including (a) all payments due on the Mortgage Loans in accordance with the respective terms and conditions of such Mortgage Loans and required to be paid over to the Trustee by the Master Servicer or by any Subservicer and (b) Insured Payments. The Trustee shall hold all such money and property received by it, as part of the Trust Fund and shall apply it as provided in this Agreement.

            Section 6.04 THE CERTIFICATE INSURANCE POLICY. (a) Within two Business Days after each Master Servicer Remittance Date the Trustee shall determine with respect to the immediately following Distribution Date the amount to be on deposit in the Certificate Accounts on such Distribution Date as a result of the Master Servicer's remittance of the Master Servicer Remittance Amount on the related Master Servicer Remittance Date plus the amount of any amounts deposited into the Certificate Accounts, less the amounts described in clause (f) of Section 6.02 to be withdrawn on such Distribution Date and clauses
(i) through (ii) of Section 6.05(b) or 6.05(c) for the related Distribution Date, and not including the amount of any Insured Payment which is required to be deposited in the related Certificate Account for such Distribution Date. The amounts described in the preceding sentence, as determined separately with respect to the Group I Loans and Group II Loans, with respect to each Distribution Date are the "Group I Available Funds" and "Group II Available Funds" for such Distribution Date.

            (b) If on any Distribution Date there is an Available Funds Shortfall, the Trustee shall complete a Notice in the form of Exhibit A to the related Certificate Insurance Policy and submit such notice to the Certificate Insurer no later than 12:00 noon New York City time on the second Policy Business Day preceding such Distribution Date as a claim for an Insured Payment in an amount equal to such Available Funds Shortfall.


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            (c) The Trustee shall establish a separate Eligible Account for the benefit of Holders of the Certificates and the Certificate Insurer referred to herein as the "Certificate Insurance Payments Account" over which the Trustee shall have exclusive control and sole right of withdrawal. The Trustee shall deposit upon receipt any amount paid under the Certificate Insurance Policy in the Certificate Insurance Payments Account and distribute such amount only for purposes of payment to Certificateholders of the Group I or Group II Insured Distribution Amount for which a claim was made and such amount may not be applied to satisfy any costs, expenses or liabilities of the Master Servicer, the Trustee or the Trust Fund. Amounts paid under the Certificate Insurance Policy, to the extent needed to pay the Group I or Group II Insured Distribution Amount shall be transferred by the Trustee from the Certificate Insurance Payments Account to the related Certificate Account on the related Distribution Date and disbursed by the Trustee to Certificateholders in accordance with
Section 6.05. It shall not be necessary for payments made under the Certificate Insurance Policy to be made by checks or wire transfers separate from other amounts distributed pursuant to Section 6.05. However, the amount of any payment of principal or of interest on the Certificates to be paid from funds transferred from the Certificate Insurance Payments Account shall be noted as provided in paragraph (d) below. Funds held in the Certificate Insurance Payments Account shall not be invested. Any funds remaining in the Certificate Insurance Payments Account on the first Policy Business Day following a Distribution Date shall be returned to the Certificate Insurer pursuant to the written instructions of the Certificate Insurer by the end of such Policy Business Day.

            (d) The Trustee Remittance Report shall indicate the amount of interest and principal paid in respect of the Group I and Group II Class A Certificates from moneys received under the Certificate Insurance Policy.

            (e) In the event that the Trustee has received a certified copy of an order of the appropriate court that any Insured Payment has been voided in whole or in part as a preference payment under applicable bankruptcy law, the Trustee shall so notify the Certificate Insurer, shall comply with the provisions of the Certificate Insurance Policy to obtain payment by the Certificate Insurer of such voided Insured Payment, and shall, at the time it provides notice to the Certificate Insurer, notify, by mail to Certificateholders of the affected Certificates that, in the event any Certificateholder's Insured Payment is so recovered, such Certificateholder will be entitled to payment pursuant to the Certificate Insurance Policy, a copy of which shall be made available through the Trustee, the Certificate Insurer or the Certificate Insurer's fiscal agent, if any, and the Trustee shall furnish to the Certificate Insurer or its fiscal agent, if any, its records evidencing the payments which have been made by the Trustee and subsequently recovered from Certificateholders, and dates on which such payments were made.

            (f) The Trustee shall promptly notify the Certificate Insurer of any proceeding or the institution of any action, of which a Responsible Officer of the Trustee has actual knowledge, seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law (a "Preference Claim") of any distribution made with respect to the Certificates. Each Certificateholder, by its purchase of Certificates, the Master Servicer and the Trustee agree that, the Certificate Insurer (so long as no Certificate Insurer Default exists) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to such Preference Claim and (ii) the posting of any surety,


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supersedeas or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Certificate Insurer shall be subrogated to, and each Certificateholder, the Master Servicer and the Trustee hereby delegate and assign to the Certificate Insurer, to the fullest extent permitted by law, the rights of the Master Servicer, the Trustee and each Certificateholder in the conduct of any such Preference Claim, including, without limitation, all rights of any party to any adversary proceeding or action with respect to any court order issued in connection with any such Preference Claim.

            Section 6.05 DISTRIBUTIONS. (a) No later than 12:00 noon Minneapolis time on each Master Servicer Remittance Date, the Master Servicer shall deliver to the Trustee a report in computer-readable form (including electronic transmission, provided that a portion of such report relating to certain delinquency information may be delivered in hard copy form rather than computer-readable form) containing such information as to each Mortgage Loan as of such date and such other information as the Trustee shall reasonably require.

            (b) With respect to funds deposited in the Group I Certificate Account, on each Distribution Date, the Trustee shall make the following allocations, disbursements and transfers in the following order of priority, and each such allocation, transfer and disbursement shall be treated as having occurred only after all preceding allocations, transfers and disbursements have occurred:

            (i) commencing with the Distribution Date occurring in September 1998, to the Certificate Insurer, the Premium Amount with respect to the Group I Loans;

            (ii) to the Trustee, an amount equal to the Trustee's Fees then due to it with respect to the Group I Loans;

            (iii) to the Certificate Insurer the lesser of (x) an amount equal to (i) the amount then on deposit in the Group I Certificate Account remaining after the foregoing distributions minus (ii) the Group I Insured Distribution Amount for such Distribution Date and (y) the outstanding Group I Reimbursement Amount, if any, as of such Distribution Date;

            (iv) from amounts then on deposit in the Group I Certificate Account (including any Group I Insured Payments), to the Group I Class A Certificateholders an amount equal to the Group I Class A Interest Distribution Amount, with such amount distributed first, to the Group I Fixed Strip Components and second, pro rata to the Class A-1 Certificates and to the Class A-2 Certificates and up to an amount equal to the related Group I Class A Interest Distribution Amount payable thereon;

            (v) from amounts then on deposit in the Group I Certificate Account (including any Group I Insured Payments), to the Group I Class A Certificateholders an amount equal to the lesser of (a) the Group I Class A Principal Distribution Amount and (b) the amount remaining in the Group I Certificate Account after distributions pursuant to clauses (i) through
      (iv) above, in the manner described below;


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            (vi) from amounts then on deposit in the Group I Certificate
      Account, to the Group II Class A Certificateholders, on any Distribution Date when following distributions to be made on such date, the Group II Available Funds would be less than the Group II Class A Interest Distribution Amount, an amount equal to such difference;

            (vii) from amounts then on deposit in the Group I Certificate Account, to the Group II Class A Certificateholders (other than the Holder of the Group II Fixed Strip Component), on any Distribution Date where a Group II Subordination Deficit exists (following payments pursuant to
      Section 6.05(c)(v)), an amount equal to such Group II Subordination
      Deficit;

            (viii) from amounts then on deposit in the Group I Certificate Account, to the Certificate Insurer, an amount equal to the sum of the outstanding Group II Reimbursement Amount remaining unpaid and the amount of any Insured Payment made to the Group II Class A Certificates on such Distribution Date;

            (ix) from amounts then on deposit in the Group I Certificate Account, to the Group II Class A Certificateholders (other than the Holder of the Group II Fixed Strip Component), on any Distribution Date when, following distributions to be made on such date, the Group II Subordinated Amount would be less than the Group II Required Subordinated Amount, an amount equal to such difference;

            (x) from amounts then on deposit in the Group I Certificate Account, to the Trustee, without duplication, an amount equal to any costs and expenses owed to the Trustee as described in Section 9.05(b) of this Agreement in excess of $75,000 in aggregate in any calendar year and only that portion of such amounts in excess of $75,000;

            (xi) from amounts then on deposit in the Group I Certificate Account, to the Group I Class A Certificateholders the amount equal to the lesser of (i) any amount then remaining in the Group I Certificate Account after distributions to clauses (i) through (viii) above and (ii) the aggregate Group I Class A Available Funds Cap Carry-Forward Amount shall be paid to the Group I Class A Certificateholders on account of the Group I Class A Available Funds Cap Carry-Forward Amount, if any;

            (xii) from amounts then on deposit in the Group I Certificate Account, to the Holders of the Class R-II Certificates, the amount remaining on such Distribution Date, if any.

Notwithstanding clause (v) above, the aggregate amounts distributed on all Distribution Dates to the Holders of the Class A-1 Certificates or Class A-2 Certificates on account of the Group I Class A Principal Distribution Amount shall not exceed the Original Group I Certificate Principal Balance of the Class A-1 Certificates or Class A-2 Certificates.


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

            Distributions of the Group I Class A Principal Distribution Amount and amounts allocated pursuant to Section 6.05(c)(vii) and (ix) will be distributed as follows:

            (i) first, to the Class A-2 Certificates the Group I Lockout Distribution Percentage of the Group I Class A Principal Distribution Amount in reduction of the Certificate Principal Balance thereof, until such Certificate Principal Balance has been reduced to zero;

            (ii) second, to the Class A-1 Certificates, in reduction of the Certificate Principal Balance thereof, until such Certificate Principal Balance has been reduced to zero; and

            (iii) third, to the Class A-2 Certificates in reduction of the Certificate Principal Balance thereof, until such Certificate Principal Balance has been reduced to zero;

provided, however, that if on any Distribution Date a Certificate Insurer Default and a Group I Subordination Deficit exists, the Group I Class A Principal Distribution Amount will be distrib uted to the Group I Class A Certificates on a pro rata basis based on the Certificate Principal Balances thereof, in reduction of the Certificate Principal Balances thereof, until the Certificate Principal Balances thereof have been reduced to zero.

            (c) With respect to funds deposited in the Group II Certificate Account, on each Distribution Date, the Trustee shall make the following allocations, disbursements and transfers in the following order of priority, and each such allocation, transfer and disbursement shall be treated as having occurred only after all preceding allocations, transfers and disbursements have occurred:

            (i) commencing with the Distribution Date occurring in September 1998, to the Certificate Insurer, the Premium Amount with respect to the Group II Loans;

            (ii) to the Trustee, an amount equal to the Trustee's Fees then due to it with respect to the Group II Loans;

            (iii) to the Certificate Insurer the lesser of (x) an amount equal to (i) the amount then on deposit in the Group II Certificate Account remaining after the foregoing distributions minus (ii) the Group II Insured Distribution Amount for such Distribution Date and (y) the outstanding Group II Reimbursement Amount, if any, as of such Distribution Date;

            (iv) from amounts then on deposit in the Group II Certificate Account (including any Group II Insured Payments), an amount equal to the Group II Class A Interest Distribution Amount allocated among the Group II Class A Certificates in the manner described below;

            (v) from amounts then on deposit in the Group II Certificate Account (including any Group II Insured Payments), to the Group II Class A Certificateholders (other than the


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      Group II Fixed Strip Component) an amount equal to the lesser of (a) the
      Group II Class A Principal Distribution Amount and (b) the amount remaining in the Group II Certificate Account after distributions pursuant to clauses (i) through (iv) above, allocated in the manner described below.

            (vi) from amounts then on deposit in the Group II Certificate Account, to the Group I Class A Certificateholders, on any Distribution Date when, following distributions to be made on such date, the Group I Available Funds would be less than the Group I Class A Interest Distribution Amount, an amount equal to such difference;

            (vii) from amounts then on deposit in the Group II Certificate Account, to the Group I Class A Certificateholders (other than the Holder of the Group I Fixed Strip Components), on any Distribution Date when where a Group I Subordination Deficit exists (after making payments pursuant to Section 6.05(b)(v)), an amount equal to such Group I Subordination Deficit;

            (viii) from amounts then on deposit in the Group II Certificate Account, to the Certificate Insurer, an amount equal to the sum of the outstanding Group I Reimbursement Amount remaining unpaid and any Insured Payment made with respect to the Group I Class A Certificates on such Distribution Date;

            (ix) from amounts then on deposit in the Group II Certificate Account, to the Group I Class A Certificateholders (other than the Holder of the Group I Fixed Strip Components), on any Distribution Date when, following distributions to be made on such date, the Group I Subordinated Amount would be less than the Group I Required Subordinated Amount, an amount equal to such difference;

            (x) from amounts then on deposit in the Group II Certificate Account, to the Trustee, without duplication, an amount equal to any costs and expenses owed to the Trustee as described in Section 9.05(b) of this Agreement in excess of $75,000 in aggregate in any calendar year and only that portion of such amounts in excess of $75,000;

            (xi) from amounts then on deposit in the Group II Certificate Account, to the Group I Class A Certificateholders the amount equal to the lesser of (i) any amount then remaining in the Group II Certificate Account after distributions to clauses (i) through (viii) above and (ii) the aggregate Group I Class A Available Funds Cap Carry-Forward Amount shall be paid to the Group I Class A Certificateholders on account of the Group I Class A Available Funds Cap Carry-Forward Amount, if any;

            (xii) from amounts then on deposit in the Group II Certificate Account, to the Holders of the Class R-II Certificates, the amount remaining on such Distribution Date, if any.

Notwithstanding clause (v) above, the aggregate amounts distributed on all Distribution Dates to the Holders of the Group II Class A Certificates on account of the Group II Class A Principal Distribution Amount shall not exceed the Original Group II Certificate Principal Balance for the
Group II Class A Certificates.


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

            The Group II Class A Interest Distribution Amount shall be distributed first, to the Group II Fixed Strip Component, in an amount equal to the related Group II Class A Interest Distribution Amount payable thereon, and second, to the remaining Group II Class A Certificates on a pro rata basis in proportion to the related Group II Class A Interest Distribution Amount payable thereon.

            Distributions of the Group II Class A Principal Distribution Amount and amounts allocated pursuant to Section 6.05(b)(vii) and (ix) will be distributed as follows:

            (i) first, to the Group II Lockout Certificates, the Group II Lockout Distribution Percentage of the Group II Class A Principal Distribution Amount, in reduction of the Certificate Principal Balance thereof, until such Certificate Principal Balance has been reduced to zero;

            (ii) second, to the Class A-3 Certificates, in reduction of the Certificate Principal Balance thereof, until such Certificate Principal Balance has been reduced to zero;

            (iii) third, to the Class A-4 Certificates, in reduction of the Certificate Principal Balance thereof, until such Certificate Principal Balance has been reduced to zero;

            (iv) fourth, to the Class A-5 Certificates, in reduction of the Certificate Principal Balance thereof, until such Certificate Principal Balance has been reduced to zero;

            (v) fifth, to the Class A-6 Certificates, in reduction of the Certificate Principal Balance thereof, until such Certificate Principal Balance has been reduced to zero;

            (vi) sixth, to the Class A-7 Certificates, in reduction of the Certificate Principal Balance thereof, until such Certificate Principal Balance has been reduced to zero; and

            (v) seventh, to the Group II Lockout Certificates, in reduction of the Certificate Principal Balance thereof, until such Certificate Principal Balance has been reduced to zero;

provided, however, that if on any Distribution Date a Certificate Insurer Default and a Group II Subordination Deficit exists, the Group II Class A Principal Distribution Amount will be distrib uted to the Group II Class A Certificates on a pro rata basis based on the Certificate Principal Balances thereof, in reduction of the Certificate Principal Balances thereof, until the Certificate Principal Balances thereof have been reduced to zero.

            Section 6.06 INVESTMENT OF ACCOUNTS. (a) So long as no Event of Default shall have occurred and be continuing, and consistent with any requirements of the Code, all or a portion of any Account (other than the Certificate Insurance Payments Account) held by the Trustee shall be invested and reinvested by the Trustee, as directed in writing by the Master Servicer (with respect to the Certificate Accounts up to the Business Day prior to each Distribution Date) or the Trustee (with respect to the Certificate Accounts from the Business Day prior to each Distribution Date to such Distribution Date) or the Company in one or more Permitted Investments


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bearing interest or sold at a discount. If an Event of Default shall have occurred and be continuing or if the Master Servicer or the Company does not provide investment directions, the Trustee shall invest all Accounts in Permitted Investments described in paragraph (d) of the definition of Permitted Investments. No such investment in any Account shall mature later than the Business Day immediately preceding the next Distribution Date (except that if such Permitted Investment is an obligation of the Trustee, then such Permitted Investment shall mature not later than such Distribution Date).

            (b) If any amounts are needed for disbursement from any Account held by the Trustee and sufficient uninvested funds are not available to make such disbursement, the Trustee shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in such Account. The Trustee shall not be liable for any investment loss or other charge resulting therefrom unless the Trustee's failure to perform in accordance with this Section 6.06 is the cause of such loss or charge.

            (c) Subject to Section 9.01 hereof, the Trustee shall not in any way be held liable by reason of any insufficiency in any Account held by the Trustee resulting from any investment loss on any Permitted Investments included therein other than with respect to the investment of funds in the Certificate Accounts from the Business Day prior to each Distribution Date to such Distribution Date, and except to the extent that the Trustee is the obligor and has defaulted thereon or as provided in subsection (b) of this Section 6.06.

            (d) So long as no Event of Default shall have occurred and be continuing, all net income and gain realized from investment of, and all earnings on, funds deposited in any Account shall be for the benefit of the Master Servicer as compensation (in addition to the Servicing Fee) and the benefit of the Trustee as compensation (in addition to the Trustee Fee). The Master Servicer and the Trustee shall deposit in each Account, from its own funds, the amount of any loss incurred in respect of any Permitted Investment held therein which is in excess of the income and gain thereon immediately upon realization of such loss, without any right to reimbursement therefor; provided, however, that the Master Servicer shall only be responsible for the reimbursement of losses in the Certificate Accounts up until the Business Day prior to each Distribution Date, and the Trustee shall only be responsible for the reimbursement of losses from the Business Day prior to each Distribution Date to such Distribution Date.

            Section 6.07 REPORTS BY TRUSTEE. (a) On each Distribution Date the Trustee shall provide to each Holder, to the Master Servicer, to the Certificate Insurer, to the Underwriters, to the Company and to the Rating Agencies a written report (the "Trustee Remittance Report"), based solely on information provided by the Master Servicer and containing the following information:

            (i) the amount of the distribution with respect to each class of Certificates;

            (ii) the amount of such distributions allocable to principal, separately identifying the aggregate amount of any Prepayments in Full and Curtailments or other unscheduled recoveries of principal included therein and separately identifying any Subordination Increase Amounts;


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            (iii) the amount of such distributions allocable to interest and the calculation thereof separately identifying the amount of any Periodic Advances;

            (iv) the Certificate Principal Balance of each class of the Class A Certificates (other than the Fixed Strip Certificates) as of such Distribution Date, together with the principal amount of each class of the Class A Certificates (based on a Certificate in an original principal amount of $1,000) then outstanding and the Notional Amount of each Group I Fixed Strip Component and Group II Fixed Strip Component of the Fixed Strip Certificates, in each case after giving effect to any payment of principal on such Distribution Date;

            (v) the amount of any Group I Insured Payment or Group II Insured Payment included in the amounts distributed to the Class A
      Certificateholders on such Distribution Date;

            (vi) the Group I and Group II Required Subordinated Amount and the Group I and Group II Subordinated Amount as of such Distribution Date;

            (vii) the total of any Substitution Adjustments and any Loan Repurchase Price amounts included in such distribution;

            (viii) the amounts, if any, of any Liquidation Loan Losses for the related Due Period and the cumulative amount of Liquidated Loan Losses from the Closing Date;

            (ix) the number of Mortgage Loans and the aggregate Principal Balance of Mortgage Loans purchased pursuant to Section 5.18 for the related Distribution Date and since the closing date the cumulative number and Principal Balance of Mortgage Loans purchased pursuant to Section 5.18.

            (x) the number of Mortgage Loans and the aggregate Principal Balance of Mortgage Loans purchased or substituted for pursuant to Sections 3.03 and 2.04 for the related Distribution Date and, since the closing date, the cumulative number and Principal Balance of Mortgage Loans purchased or substituted for pursuant to Sections 3.03 and 2.04;

            (xi) the applicable Group I or Group II Class A Pass-Through Rate, as applicable, for each class of Class A Certificates (and each Group I Fixed Strip Component of the Class A-9 Certificates) for such distribution; and

            (xii) the amount, if any, of any Group I Available Funds Cap Carry-Forward Amount.

Items (i), (ii) and (iii) above shall, with respect to the Class A Certificates, be presented on the basis of a Certificate having a $1,000 denomination. In addition, by January 31 of each calendar year following any year during which the Certificates are outstanding, the Trustee shall furnish a report to each Holder of record if so requested in writing at any time during each calendar year


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as to the aggregate of amounts reported pursuant to (i), (ii) and (iii) with respect to the Certificates for such calendar year.

            (b) All distributions made to the Class A Certificateholders and the Class R Certificateholders as a Class on each Distribution Date will be made on a PRO RATA basis among the Certificateholders of such Class on the next preceding Record Date based on the Percentage Interest represented by their respective Certificates, and shall be made by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if, in the case of a Class A Certificateholder, such Certificateholder shall own of record Certificates of the same Class which have denominations aggregating at least $5,000,000 (or, with respect to the Fixed Strip Certificates, a Percentage Interest in excess of 20.00%) appearing in the Certificate Register and shall have provided complete wiring instructions by the Record Date, and otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register.

            (c) In addition, on each Distribution Date the Trustee will distribute to each Holder, to the Certificate Insurer, to the Underwriters, to the Master Servicer, to the Company and to the Rating Agencies, together with the information described in subsection (a) preceding, the following information with respect to the Group I Loans and Group II Loans as of the close of business on the last Business Day of the prior calendar month, which is hereby required to be prepared by the Master Servicer and furnished to the Trustee for such purpose on or prior to the related Master Servicer Remittance Date (such information to be provided for the Group I Loans and Group II Loans separately):

            (i) the total number of Mortgage Loans and the aggregate Principal Balances thereof, together with the number and aggregate principal balances of such Mortgage Loans and the percentage (based on the aggregate Principal Balances of the Mortgage Loans) of the aggregate Principal Balances of such Mortgage Loans to the aggregate Principal Balance of all Mortgage Loans (A) 30-59 days Delinquent, (B) 60-89 days Delinquent and
      (C) 90 or more days Delinquent;

            (ii) the total number of Mortgage Loans and the aggregate Principal Balances thereof, together with the number and aggregate principal balances of such Mortgage Loans and the percentage (based on the aggregate Principal Balances of the Mortgage Loans) of the aggregate Principal Balances of such Mortgage Loans to the aggregate Principal Balance of all Mortgage Loans (A) 30-59 days Delinquent, (B) 60-89 days Delinquent and
      (C) 90 or more days Delinquent, other than, in each case, Mortgage Loans included in the following clauses (iii), (iv) and (v);

            (iii) the number and aggregate Principal Balances of all Mortgage Loans and percentage (based on the aggregate Principal Balances of the Mortgage Loans) of the aggregate Principal Balances of such Mortgage Loans to the aggregate Principal Balance of all Mortgage Loans in foreclosure proceedings and the number and aggregate Principal Balances of all Mortgage Loans and percentage (based on the aggregate Principal Balances of the Mortgage Loans) of any such Mortgage Loans which are also included in any of the statistics described in the foregoing clauses (i)(A), (i)(B) and (i)(C);


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            (iv) the number and aggregate Principal Balances of all Mortgage
      Loans and percentage (based on the aggregate Principal Balances of the Mortgage Loans) of the aggregate Principal Balances of such Mortgage Loans to the aggregate Principal Balance of all Mortgage Loans relating to Mortgagors in bankruptcy proceedings and the number and aggregate Principal Balances of all Mortgage Loans and percentage (based on the aggregate Principal Balances of the Mortgage Loans) of any such Mortgage Loans which are also included in any of the statistics described in the foregoing clauses (i)(A), (i)(B) and (i)(C);

            (v) the number and aggregate Principal Balances of all Mortgage Loans and percentage (based on the aggregate Principal Balances of the Mortgage Loans) of the aggregate Principal Balances of such Mortgage Loans to the aggregate Principal Balance of all Mortgage Loans relating to REO Properties and the number and aggregate Principal Balances of all Mortgage Loans and percentage (based on the aggregate Principal Balances of the Mortgage Loans) of any such Mortgage Loans which are also included in any of the statistics described in the foregoing clause (i)(A), (i)(B) and
      (i)(C);

            (vi) the weighted average Mortgage Interest Rate as of the Due Date occurring in the Due Period related to such Distribution Date;

            (vii) the weighted average remaining term to stated maturity of all Mortgage Loans; and

            (viii) the book value of any REO Property.

            (d) If and to the extent that the Trustee receives the following information with respect to the Group I Loans and Group II Loans for any Due Period, the Trustee will provide a copy of such information to the Company:

            (i)   the amount of principal and interest paid;

            (ii)  the weighted average Mortgage Interest Rate;

            (iii)the weighted average Net Mortgage Interest Rate;

            (iv)  the weighted average maturity date;

            (v) the number of such Loan Type at the beginning of the calendar month;

            (vi) the number of such Loan Type which paid off during the prior calendar month;

            (vii) the number of such Loan Type at the end of the calendar month;

            (viii) the aggregate Principal Balance at the beginning of the prior calendar month;

            (ix)  the amount of scheduled principal payments;


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            (x)   the amount of Principal Prepayments;

            (xi) the aggregate Principal Balance at the end of the prior calendar month;

            (xii) the gross amount of interest paid;

            (xiii) the amount of Realized Losses for the prior calendar month;

            (xiv) the cumulative amount of Realized Losses since the Cut-off
                  Date; and

            (xv) the information in Section 6.07(c)(i) though (v) with respect to such Loan Type.

Such information may be provided in electronic format by means acceptable to the Trustee, the Master Servicer and the Company.

            Section 6.08 ADDITIONAL REPORTS BY TRUSTEE. (a) The Trustee shall report to the Company, the Master Servicer and the Certificate Insurer with respect to the amount then held in each Account (including investment earnings accrued or scheduled to accrue) held by the Trustee and the identity of the investments included therein, as the Company, the Master Servicer or the Certificate Insurer may from time to time request in writing.

            (b) From time to time, at the request of the Certificate Insurer, the Trustee shall report to the Certificate Insurer with respect to its actual knowledge, without independent investigation, of any breach of any of the representations or warranties relating to individual Mortgage Loans set forth in the Purchase Agreement or in Section 3.01 or 3.02 hereof.

            (c) On each Distribution Date, the Trustee shall provide Bloomberg Financial Markets, L.P. ("Bloomberg") Certificate Factors for each class of Certificates as of such Distribution Date, using a format and media mutually acceptable to the Trustee and Bloomberg.

            Section 6.09 COMPENSATING INTEREST. Not later than the close of business on the third Business Day prior to the Distribution Date, the Master Servicer or any Subservicer shall remit to the Trustee (without right or reimbursement therefor) for deposit into the related Certificate Account an amount equal to the lesser of (a) the aggregate of the Prepayment Interest Shortfalls for the related Distribution Date resulting from Principal Prepayments in Full and Curtailments during the related Due Period and (b) its aggregate Servicing Fees payable in the related Due Period and shall not have the right to reimbursement therefor (the "Compensating Interest").

            Section 6.10 EFFECT OF PAYMENTS BY THE CERTIFICATE INSURER; SUBROGATION. Anything herein to the contrary notwithstanding, any payment with respect to principal of or interest on the Class A Certificates which is made with moneys received pursuant to the terms of the Certificate Insurance Policy shall not be considered payment of the Certificates from the Trust Fund. The Company, the Master Servicer and the Trustee acknowledge, and each Holder by its acceptance of a Certificate agrees, that without the need for any further action on the part of the Certificate Insurer, the Company, the Master Servicer or the Trustee (a) to the extent the Certificate Insurer


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makes payments, directly or indirectly, on account of principal of or interest on the Class A Certificates to the Holders of such Certificates, the Certificate Insurer will be fully subrogated to, and each Certificateholder, the Master Servicer and the Trustee hereby delegate and assign to the Certificate Insurer, to the fullest extent permitted by law, the rights of such Holders to receive such principal and interest from the Trust Fund, including, without limitation, any amounts due to the Certificateholders in respect of securities law violations arising from the offer and sale of the Class A Certificates, and (b) the Certificate Insurer shall be paid such amounts but only from the sources and in the manner provided herein for the payment of such amounts. The Trustee and the Master Servicer shall cooperate in all respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer's rights or interests under this Agreement without limiting the rights or affecting the interests of the Holders as otherwise set forth herein.

            Section 6.11 DISTRIBUTIONS ON THE UNCERTIFICATED REMIC I REGULAR INTERESTS.

            (a) On each Distribution Date, the following amounts, in the following order of priority, shall be distributed by REMIC I to REMIC II on account of the REMIC I Regular Interests or withdrawn from the Certificate
Account:

            (i) to the Holders of REMIC I Regular Interests, PRO RATA, in an amount equal to (A) the Uncertificated Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates; and

            [(ii)(x) on each Distribution Date, with respect to the Group I Loans, all principal received on the Group I Loans under the definition of Principal Remittance Amount shall be paid to REMIC I Regular Interest LT-AY until its Uncertificated Balance has been reduced to zero and then shall be paid the REMIC I Regular Interest LT-AZ until its Uncertificated Balance has been reduced to zero; and]

                  [(y) on each Distribution Date, with respect to the Group II
            Loans, all principal received on the Group II Loans under the definition of Principal Remittance Amount shall be paid to REMIC I Regular Interest LT-FY until its Uncertificated Balance has been reduced to zero and then shall be paid the REMIC I Regular Interest LT-FZ until its Uncertificated Balance has been reduced to zero.]

            (b) Notwithstanding the deemed distributions on the Uncertificated REMIC I Regular Interests described in this Section 6.11, distributions of funds from the Certificate Account shall be made only in accordance with Section 6.05.


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                                   ARTICLE VII

                                     DEFAULT
                                     -------


            Section 7.01 EVENTS OF DEFAULT. (a) "Event of Default", wherever used herein, means any one of the following events:

            (i) any failure by the Master Servicer to remit to the Trustee any payment, other than a Servicing Advance, required to be made by the Master Servicer under the terms of this Agreement which continues unremedied for five Business Days after the date upon which such payment was required to be made;

            (ii) the failure by the Master Servicer to make any required Servicing Advance which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by any Certificateholder or the Certificate Insurer;

            (iii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in this Agreement, or the failure of any representation and warranty made pursuant to Section
      3.01 to be true and correct which continues unremedied for a period of 30 days (or 15 days in the case of a failure to pay the premium for any insurance policy which is required to be maintained under this Agreement) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Company or the Trustee or to the Master Servicer and the Trustee by any Certificateholder or the Certificate Insurer;

            (iv) a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 days;

            (v) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of the Master Servicer's property;

            (vi) the Master Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;


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            (vii) on any Distribution Date the average Sixty-Day Delinquency
      Ratio, for each of the three (or one or two, in the case of the first and second Distribution Dates) immediately preceding Due Periods, exceeds 5% with respect to the first through the sixth Distribution Dates, 8% with respect to the seventh through the twelfth Distribution Dates and 13% thereafter. The "Sixty-Day Delinquency Ratio" with respect to any Distribution Date means a fraction, expressed as a percentage, (a) the numerator of which is the aggregate Principal Balances of all Mortgage Loans that are 60 or more days Delinquent, in foreclosure or converted to REO Property as of the last day of the related Due Period and (b) the denominator of which is the Pool Principal Balance as of the last day of the related Due Period;

            (viii) if on any Distribution Date occurring in March of any year, commencing in June 1999, the 12 Month Loss Amount exceeds 2.25% of the average Pool Principal Balance as of the close of business on the last day of each of the twelve preceding Due Periods; or

            (ix) if (a) on any Distribution Date occurring before July 1, 1999, the aggregate Liquidated Loan Losses since the Cut-off Date exceed 0.75% of the Original Pool Principal Balance, (b) on any Distribution Date on or after July 1, 1999 and before July 1, 2000, the aggregate Liquidated Loan Losses since the Cut-off Date exceed 1.50% of the Original Pool Principal Balance, (c) on any Distribution Date on or after July 1, 2000 and before July 1, 2001, the aggregate Liquidated Loan Losses since the Cut-off Date exceed 2.25% of the Original Pool Principal Balance, (d) on any Distribution Date on or after July 1, 2001 and before July 1, 2002, the aggregate Liquidated Loan Losses since the Cut-off Date exceed 3.00% of the Original Pool Principal Balance, or (e) on any Distribution Date on or after July 1, 2002, the aggregate Liquidated Loan Losses since the Cut-off Date exceed 3.50% of the Original Pool Principal Balance.

            (b) If an Event of Default described in this Section shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied: with respect to clauses (i), (ii), (iii), (iv), (v) and
(vi) above, the Trustee shall, but only at the direction of the Certificate Insurer or the Majority Certificateholders and with the prior written consent of the Certificate Insurer, by notice in writing to the Master Servicer and a Responsible Officer of the Trustee, and in addition to whatever rights such Certificateholders may have at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, as servicer; and with respect to clauses (vii)-(ix) above, the Trustee shall, but only at the direction of the Certificate Insurer, after notice in writing to the Master Servicer and a Responsible Officer of the Trustee, terminate all the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, as servicer. Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall, subject to Section 7.02, pass to and be vested in the Trustee, or its designee approved by the Certificate Insurer, and the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, at the expense of the Master Servicer, any and all documents and other instruments and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of


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termination, including, but not limited to, the transfer and endorsement or assignment of the Mortgage Loans and related documents. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee or its designee for administration by it of all amounts which shall at the time be credited by the Master Servicer to the Collection Account or thereafter received with respect to the Mortgage Loans. The Trustee shall promptly notify the Certificate Insurer and the Rating Agencies of the occurrence of an Event of Default.

            In the event the Master Servicer is terminated pursuant to this
Section 7.01, the Trustee shall notify the Holder of the Class R-II Certificates. Such Holder of the Class R-II Certificates shall have the right to select a new Master Servicer, with the consent of the Certificate Insurer and the Rating Agencies; provided, however, that pending the appointment of a new Master Servicer, the Trustee shall act as Master Servicer as described in
Section 7.02 below.

            Section 7.02 TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR. (a) On and after the time the Master Servicer receives a notice of termination pursuant to
Section 7.01, or the Trustee receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 5.23, or the Master Servicer is removed as Master Servicer pursuant to Article VII, in which event the Trustee shall promptly notify the Rating Agencies, except as otherwise provided in Section 7.01, the Trustee shall be the successor in all respects to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof arising on or after the date of succession; provided, however, that the Trustee shall not be liable for any actions or the representations and warranties of any master servicer prior to it and including, without limitation, the obligations of the Master Servicer set forth in Sections 2.04 and 3.03. The Trustee, as successor master servicer, shall be obligated to pay Compensating Interest pursuant to Section 6.09 in any event and to make advances pursuant to Section 5.21 unless, and only to the extent the Trustee as successor master servicer determines reasonably and in good faith that such advances would not be recoverable pursuant to Sections 5.04(a), or 5.04(j), such determination to be evidenced by a certification of a Responsible Officer of the Trustee, as successor master servicer delivered to the Certificate Insurer.

            (b) Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or if the Majority Certificateholders with the consent of the Certificate Insurer or the Certificate Insurer so requests in writing to the Trustee, appoint, pursuant to the provisions set forth in paragraph (c) below, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution acceptable to the Certificate Insurer that has a net worth of not less than $15,000,000 as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder.

            (c) In the event the Trustee is the successor master servicer, it shall be entitled to Servicing Compensation (including the Servicing Fee as adjusted pursuant to the definition thereof) and other funds pursuant to Section
5.14 hereof as the Master Servicer. In the event the Trustee is unable or unwilling to act as successor master servicer, the Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing


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institutions meeting the qualifications set forth above. Such public announcement shall specify that the successor master servicer shall be entitled to the full amount of the aggregate Servicing Fees hereunder as servicing compensation, together with the other Servicing Compensation. Within thirty days after any such public announcement, the Trustee shall negotiate and effect the sale, transfer and assignment of the servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid. The Trustee shall deduct from any sum received by the Trustee from the successor to the Master Servicer in respect of such sale, transfer and assignment all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder and the amount of any unreimbursed Servicing Advances and Periodic Advances owed to the Trustee. After such deductions, the remainder of such sum shall be paid by the Trustee to the Master Servicer at the time of such sale, transfer and assignment to the Master Servicer's successor.

            (d) The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Master Servicer agrees to cooperate with the Trustee and any successor master servicer in effecting the termination of the Master Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trustee or such successor master servicer, as applicable, at the Master Servicer's cost and expense, all documents and records reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and shall promptly also transfer to the Trustee or such successor master servicer, as applicable, all amounts that then have been or should have been deposited in the Collection Account by the Master Servicer or that are thereafter received with respect to the Mortgage Loans. Any collections received by the Master Servicer after such removal or resignation shall be endorsed by it to the Trustee and remitted directly to the Trustee or, at the direction of the Trustee, to the successor master servicer. Neither the Trustee nor any other successor master servicer shall be held liable by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer hereunder. No appointment of a successor to the Master Servicer hereunder shall be effective until the Trustee and the Certificate Insurer shall have consented in writing thereto, and written notice of such proposed appointment shall have been provided by the Trustee to the Certificate Insurer and to each Certificateholder. The Trustee shall not resign as servicer until a successor master servicer reasonably acceptable to the Certificate Insurer has been appointed.

            (e) Pending appointment of a successor to the Master Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; PROVIDED, HOWEVER, that no such compensation shall be in excess of that permitted the Master Servicer pursuant to Section 5.14, together with other Servicing Compensation. The Master Servicer, the Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.


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            Section 7.03 WAIVER OF DEFAULTS. The Majority Certificateholders
may, on behalf of all Certificateholders, and subject to the consent of the Certificate Insurer (so long as no Certificate Insurer Default has occurred and is continuing), waive any events permitting removal of the Master Servicer as servicer pursuant to this Article VII; provided, however, that the Majority Certificateholders may not waive a default in making a required distribution on a Certificate without the consent of the holder of such Certificate. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived. Notice of any such waiver shall be given by the Trustee to the Rating Agencies.

            Section 7.04 MORTGAGE LOANS, TRUST FUND AND ACCOUNTS HELD FOR BENEFIT OF THE CERTIFICATE INSURER. (a) The Trustee shall hold the Trust Fund and the Mortgage Files for the benefit of the Certificateholders and the Certificate Insurer and all references in this Agreement and in the Certificates to the benefit of Holders of the Certificates shall be deemed to include the Certificate Insurer. Unless a Certificate Insurer Default has occurred and is continuing, the Trustee shall cooperate in all reasonable respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer's rights or interests under this Agreement and the Certificates unless, as stated in an Opinion of Counsel addressed to the Trustee and the Certificate Insurer (which Opinion of Counsel shall not be an expense of the Trustee or the Trust Fund), such action is adverse to the interests of the Certificateholders or diminishes the rights of the Certificateholders or imposes additional burdens or restrictions on the Certificateholders.

            (b) The Master Servicer hereby acknowledges and agrees that it shall service the Mortgage Loans for the benefit of the Certificateholders and for the benefit of the Certificate Insurer, and all references in this Agreement to the benefit of or actions on behalf of the Certificateholders shall be deemed to include the Certificate Insurer.


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                                  ARTICLE VIII

                                   TERMINATION
                                   -----------

            Section 8.01 TERMINATION. (a) Subject to Section 8.02, this Agreement shall terminate upon notice to the Trustee of either: (i) the disposition of all funds with respect to the last Mortgage Loan and the remittance of all funds due hereunder and the payment of all amounts due and payable to the Certificate Insurer and the Trustee or (ii) mutual consent of the Master Servicer, the Certificate Insurer and all Certificateholders in writing; PROVIDED, HOWEVER, that in no event shall the Trust established by this Agreement terminate later than twenty-one years after the death of the last surviving lineal descendant of Joseph P. Kennedy, late Ambassador of the United States to the Court of St. James's, alive as of the date hereof.

            (b) In addition, subject to Section 8.02, the Holder of a 50.01% Percentage Interest or greater of the Class R-II Certificates or the Master Servicer (or the Certificate Insurer, if Southern Pacific Funding Corporation is removed as Master Servicer) may, at its option and at its sole cost and expense, terminate this Agreement on any date on which the related Pool Principal Balance is less than 10%, if the holder of the Class R-II Certificates exercises this option, or is less than 5%, if the Master Servicer or the Certificate Insurer exercises this option, of the Original Pool Principal Balance, by purchasing, on the next succeeding Distribution Date, all of the outstanding Mortgage Loans and REO Properties at a price (the "Termination Price") equal to the sum of (i) 100% of the Principal Balance of each such outstanding Mortgage Loan and each REO Property; (ii) the aggregate amount of accrued and unpaid interest on such Mortgage Loans through the related due period and 30 days' interest on such Mortgage Loans at a rate equal to the related Mortgage Interest Rate (net of the Servicing Fee if the Master Servicer exercises this option) with respect to such Mortgage Loan; (iii) any unreimbursed amounts due to the Certificate Insurer under this Agreement or the Insurance Agreement; (iv) the amount of any unpaid Servicing Fees and unreimbursed Servicing Advances made by the Master Servicer with respect to the related Mortgage Loans; (v) any excess of the actual stated principal balance of each such Mortgage Loan and REO Property over the Principal Balance thereof, the aggregate amount of accrued and unpaid interest on such excess through the related due period and 30 days' interest on such excess at a rate equal to the related Mortgage Interest Rate with respect to each related Mortgage Loan; and (vi) the amount of any unpaid Servicing Fees, unreimbursed Servicing Advances and unreimbursed Periodic Advances not included in clauses
(i) to (v) above. Any such purchase shall be accomplished by deposit into the related Certificate Account of the Termination Price. From the Termination Price so deposited, the Trustee shall reimburse the Master Servicer for the amount of any unpaid Servicing Fees, unreimbursed Periodic Advances and unreimbursed Servicing Advances made by the Master Servicer with respect to the related Mortgage Loans. No such termination is permitted without the prior written consent of the Certificate Insurer (i) if it would result in a draw on the Certificate Insurance Policy or (ii) unless the Master Servicer shall have delivered to the Certificate Insurer an opinion of counsel reasonably satisfactory to the Certificate Insurer stating that no amounts paid hereunder are subject to recapture as preferential transfers under the United States Bankruptcy Code, 11 U.S.C. ss.ss. 101 ET SEQ., as amended.

            (c) If on any Distribution Date, the Master Servicer determines that there are no outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than funds in


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the related Certificate Account, the Master Servicer shall notify the Trustee and the Trustee shall send a final distribution notice promptly to the related Certificateholders in accordance with paragraph (d) below.

            (d) Notice of any termination, specifying the Distribution Date upon which the Trust Fund will terminate and that the Certificateholders shall surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to the Certificateholders mailed during the month of such final distribution before the Master Servicer Remittance Date in such month, specifying (i) the Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of the Certificates at the office of the Trustee therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee therein specified. The obligations of the Certificate Insurer hereunder shall terminate upon the deposit by the Master Servicer with the Trustee of a sum sufficient to purchase all of the Mortgage Loans and REO Properties in the Trust Fund as set forth above and when the aggregate Certificate Principal Balance of the Certificates has been reduced to zero.

            (e) In the event that all Certificateholders do not surrender their Certificates for cancellation within six months after the time specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice, all of the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates and the cost thereof shall be paid out of the funds and other assets which remain subject hereto. If within nine months after the second notice all the Certificates shall not have been surrendered for cancellation, the Holders of the Class R-II Certificates shall be entitled to all unclaimed funds and other assets which remain subject hereto and the Trustee upon transfer of such funds shall be discharged of any responsibility for such funds and the Certificateholders shall look only to such Holders of the Class R-II Certificates for payment. Such funds shall remain uninvested.

            Section 8.02 ADDITIONAL TERMINATION REQUIREMENTS. (a) In the event that the Holder of a 50.01% Percentage Interest or greater of the Class R-II Certificates, Master Servicer or Certificate Insurer (any of which, an "Exercising Party") exercises its purchase option with respect to the Trust Fund as provided in Section 8.01, REMIC I and REMIC II as the case may be, shall be terminated in accordance with the following additional requirements, unless the Trustee has been furnished with an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee or the Trust Fund) to the effect that the failure of REMIC I and REMIC II to comply with the requirements of this Section
8.02 will not (i) result in the imposition of taxes on "prohibited transactions" of either REMIC I or REMIC II as defined in Section 860F of the Code or (ii) cause either REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Class A Certificates are outstanding:


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            (i) The Trustee shall establish a 90-day liquidation period for
      REMIC I and REMIC II and specify the first day of such period in a statement attached to the Trust Fund's final Tax Return pursuant to Treasury Regulation Section 1.860F-1. The Trustee shall satisfy all the requirements of a qualified liquidation for REMIC I and REMIC II, as the case may be, under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained at the expense of the Exercising Party;

            (ii) During such 90-day liquidation period, and at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of the Trust Fund for cash; and

            (iii) At the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the Class R-II Certificates all cash on hand in the Trust Fund (other than cash retained to meet claims), and REMIC I and REMIC II shall terminate at that time.

            (b) By their acceptance of the Class R Certificates, the Holders thereof hereby agree to authorize the Trustee to specify the 90-day liquidation period for the Trust Fund, which authorization shall be binding upon all successor Class R Certificateholders.

            Section 8.03 ACCOUNTING UPON TERMINATION OF MASTER SERVICER. Upon termination of the Master Servicer, the Master Servicer shall, at its expense:

            (a) deliver to its successor or, if none shall yet have been appointed, to the Trustee, the funds in any Account;

            (b) deliver to its successor or, if none shall yet have been appointed, to the Trustee all of the Mortgage Files and related documents and statements held by it hereunder and a Mortgage Loan portfolio computer tape;

            (c) deliver to its successor or, if none shall yet have been appointed, to the Trustee and, upon request, to the Certificateholders a full accounting of all funds, including a statement showing the Monthly Payments collected by it and a statement of monies held in trust by it for the payments or charges with respect to the Mortgage Loans; and

            (d) execute and deliver such instruments and perform all acts reasonably requested in order to effect the orderly and efficient transfer of servicing of the Mortgage Loans to its successor and to more fully and definitively vest in such successor all rights, powers, duties, responsibilities, obligations and liabilities of the "Master Servicer" under this Agreement.


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                                   ARTICLE IX

                             CONCERNING THE TRUSTEE
                             ----------------------

            Section 9.01 DUTIES OF TRUSTEE. The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. Any permissive right of the Trustee enumerated in this Agreement shall not be construed as a duty.

            The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to deter mine whether they conform on their face to the requirements of this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer or the Seller hereunder. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take action as it deems appropriate to have the instrument corrected and will provide notice thereof to the Certificate Insurer.

            Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholders.

            The Trustee shall sign on behalf of the Trust Fund any tax return that the Trustee is required to sign pursuant to applicable federal, state or local tax laws.

            The Trustee covenants and agrees that it shall perform its obligations hereunder in a manner so as to maintain the status of REMIC I and REMIC II under the REMIC Provisions and to prevent the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on the Trust Fund to the extent that maintaining such status and avoiding such taxes are reasonably within the control of the Trustee and are reasonably within the scope of its duties under this Agreement.

            No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:


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                  (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

                  (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                  (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificate Insurer relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

                  (iv) The Trustee shall not be charged with knowledge of any failure by the Master Servicer to comply with any of its obligations hereunder, or any breaches of representations or warranties under the Purchase Agreement unless a Responsible Officer of the Trustee obtains actual knowledge of such failure or breach or the Trustee receives written notice of such failure or breach from the Master Servicer, the Company, the Seller or the Certificate Insurer.

            The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Company or the Master Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer pursuant to Section 7.02 of this Agreement.

            Section 9.02 CERTAIN MATTERS AFFECTING THE TRUSTEE. Except as otherwise provided in Section 9.01:

                  (a) The Trustee may request and rely upon and shall be
            protected in acting or refraining from acting upon any resolution, Officers' Certificate, Opinion of Counsel, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

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                  (b) The Trustee may consult with counsel and any Opinion of
            Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

                  (c) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders or the Certificate Insurer, pursuant to the provisions of this Agreement, unless such Certificateholders or the Certificate Insurer, as the case may be, shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

                  (d) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (e) Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Certificate Insurer or by at least a 25% Percentage Interest of any Class of Class A Certificates; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the Certificate Insurer or such Certificateholders, as the case may be, the Trustee may require reasonable indemnity against such expense, or liability from such Certificateholders or the Certificate Insurer, as the case may be, as a condition to taking any such action;

                  (f) The Trustee shall not be accountable, shall have no
            liability and makes no representation as to any acts or omissions hereunder of the Master Servicer until such time as the Trustee may be required to act as Master Servicer pursuant to Section 7.02 and thereupon only for the acts or omissions of the Trustee as successor Master Servicer;

                  (g) The Trustee may execute any of the trusts or powers
            hereunder or perform any duties hereunder either directly or by or through agents or attorneys;

                  (h) The right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable


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            for other than its negligence or willful misconduct in the performance of such act; and

                  (i) The Trustee shall not be required to give any bond or
            surety in respect of the execution of the trust created hereby or the powers granted hereunder.

            Section 9.03 TRUSTEE NOT LIABLE FOR CERTIFICATES OR MORTGAGE LOANS. The recitals contained herein and in the Certificates, other than the signature of the Trustee on the Certificates and the certificate of authentication, shall be taken as the statements of the Company or the Master Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations or warranties as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document, other than the signature of the Trustee on the Certificates and the Certificate of Authentication. The Trustee shall not be accountable for the use or application by the Company or the Master Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Seller in respect of the Mortgage Loans or deposited in or withdrawn from the Custodial Account or the Certificate Accounts or any other account by or on behalf of the Company or the Master Servicer, other than any funds held by or on behalf of the Trustee in accordance with Section 6.01.

            Except in connection with its duties pursuant to Section 7.02 of this Agreement, and as otherwise specifically provided in this Agreement, the Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any mortgage or the maintenance of any such perfection and priority or with respect to the sufficiency of the Trust Fund, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon; the validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment; the performance or enforcement of any Mortgage Loan; the compliance by the Seller, the Company or the Master Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation; any investment of monies by or at the direction of the Company or the Master Servicer or any loss resulting therefrom (unless the Trustee is the obligor thereon); the acts or omissions of any of the Seller, the Company, the Master Servicer, any subservicer or any Mortgagor; any action of the Master Servicer or any subservicer taken in the name of the Trustee; the failure of the Master Servicer or any subservicer to act or perform any duties acquired of it as agent of the Trustee hereunder; or any action by the Trustee taken at the instruction of the Master Servicer or the Certificate Insurer. The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to other perfect or maintain the perfection of any security interest or lien granted to it hereunder unless directed by the Company.

            Section 9.04 TRUSTEE MAY OWN CERTIFICATES. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee and may transact any banking or trust business with the Company, the Master Servicer or any of their respective Affiliates.


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            Section 9.05 PAYMENT OF TRUSTEE'S FEES. (a) The Trustee shall withdraw from each of the Group I and Group II Certificate Accounts on each Distribution Date and pay to itself the Trustee's Fee. Except to the extent otherwise provided in this Section, the Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Trust Fund and held harmless against any loss, liability or "unanticipated out-of-pocket" expense incurred or paid to third parties (which expenses shall not include costs and expenses relating to claims or legal actions nor salaries paid to employees, or allocable overhead, of the Trustee, or expenses, disbursements and advances incurred by or made by the Trustee (including the compensation and the expenses and disbursements of its agents and counsel except as provided in Section 9.05(b)) in the ordinary course of the Trustee's performance in accordance with the provisions of this Agreement) in connection with the acceptance or administration of its trusts hereunder or the Certificates, or its performance under the Insurance Agreement, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of its duties hereunder or under the Insurance Agreement or by reason of the Trustee's reckless disregard of its obligations and duties hereunder or under the Insurance Agreement. All such amounts shall be payable from funds in the Certificate Accounts as provided in Section 6.02(f).

            (b) In addition, the Trustee shall be further indemnified and held harmless against any reasonable costs and expenses not included in Section 9.05(a), including reasonable attorney's fees and related expenses incurred in connection with any Event of Default, any breach of this Agreement or any claim or legal action (including any pending or threatened claim or legal action) relating to the acceptance or administration of its trusts hereunder or under the Insurance Agreement, other than any cost or expense incurred by reason of the Trustee's willful misfeasance, bad faith or negligence in the performance of its duties hereunder or under the Insurance Agreement or by reason of the Trustee's reckless disregard of its obligations and duties hereunder or under the Insurance Agreement or to the extent recoverable from the Master Servicer under Section 9.05(d); provided however, any amounts payable to the Trustee, or any director, officer, employee or agent of the Trustee, in respect of the indemnification provided by this Section may be withdrawn at any time by the Trustee from the Certificate Account designated by the Certificate Insurer, provided that sufficient funds are available in such Certificate Account, and subject to a maximum amount of $75,000 in aggregate in any calendar year. Any such amount due to the Trustee, or any director, officer, employee or agent of the Trustee under this subsection (b), in excess of $75,000 in aggregate in such calendar year shall be reimbursable pursuant to Section 6.05.

            (c) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend by litigation hereunder or in relation hereto at the request, or direction of the Certificate Insurer or any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders or the Certificate Insurer, as applicable, shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.


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            (d) The Master Servicer covenants and agrees to indemnify the
Trustee and any director, officer, employee or agent of the Trustee against any losses, liabilities, damages, claims or expenses (including reasonable legal fees and such related expenses) that may be sustained by the Trustee in connection with this Agreement related to the willful misfeasance, bad faith or negligence in the performance of the Master Servicer's duties hereunder.

            (e) The provisions of this Section 9.05 shall survive the termination of this Agreement and the removal or resignation of the Trustee.

            Section 9.06 ELIGIBILITY REQUIREMENTS FOR TRUSTEE. The Trustee hereunder shall at all times be a corporation or a national banking association organized and doing business under the laws of any state or the United States of America or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and a long-term secured debt rating of at least "Baa3" if Moody's is one of the Rating Agencies and subject to supervision or examination by federal or state authority. In addition, the Trustee shall at all times be acceptable to the Rating Agencies rating the Certificates. If such corporation or bank publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or bank shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.07. The corporation or national banking association serving as Trustee may have normal banking and trust relationships with the Seller and their affiliates or the Master Servicer and its affiliates; provided, however, that such corporation or bank cannot be an affiliate of the Master Servicer other than the Trustee in its role as successor to the Master Servicer.

            Section 9.07 RESIGNATION AND REMOVAL OF THE TRUSTEE. The Trustee may at any time resign and be discharged from the trusts hereby created by giving notice thereof to the Company, the Certificate Insurer, the Master Servicer and to all Certificateholders; provided, that such resignation shall not be effective until a successor trustee is appointed and accepts appointment in accordance with the following provisions. Upon receiving such notice of resignation, the Master Servicer shall, with the written consent of the Certificate Insurer, promptly appoint a successor trustee who meets the eligibility requirements of Section 9.06 by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Certificateholders, the Certificate Insurer and the Master Servicer by the Company. If no successor trustee shall have been so appointed and have accepted appointment within 60 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee; provided, however, that the resigning Trustee shall not resign and be discharged from the trusts hereby created until such time as the Rating Agency rating the Certificates approves the successor trustee.

            If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.06 and shall fail to resign after written request therefor by the Master Servicer or the Certificate Insurer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed,


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or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the rating of the long-term debt obligations of the Trustee is not acceptable to the Rating Agencies in respect of mortgage pass-through certificates having a rating equal to the then current rating on the Certificates, then the Master Servicer, with the written consent of the Certificate Insurer, may remove the Trustee and appoint a successor trustee who meets the eligibility requirements of Section 9.06 by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Certificateholders, the Certificate Insurer and the Company by the Master Servicer.

            The Majority Certificateholders, with the written consent of the Certificate Insurer, may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by the Certificate Insurer or such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Certificateholders, the Certificate Insurer and the Company by the Master Servicer.

            Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor trustee as provided in Section 9.08.

            Section 9.08 SUCCESSOR TRUSTEE. Any successor trustee appointed as provided in Section 9.07 shall execute, acknowledge and deliver to the Master Servicer, the Certificate Insurer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all of the Mortgage Files and related documents and statements held by it hereunder, and the Master Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

            No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 9.06.

            Upon acceptance of appointment by a successor trustee as provided in this Section, the Master Servicer shall mail notice of the succession of such trustee hereunder to the Certificate Insurer and all Holders of Certificates at their addresses as shown in the Certificate Register provided that the Master Servicer has received such Certificate Register. If the Master Servicer fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Master Servicer.


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            Notwithstanding anything to the contrary contained herein, so long as no Certificate Insurer Default exists, the appointment of any successor trustee pursuant to any provision of this Agreement will be subject to the prior written consent of the Certificate Insurer.

            Section 9.09 MERGER OR CONSOLIDATION OF TRUSTEE. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible under the provisions of
Section 9.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 9.10 APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE. Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Company and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 9.10, such powers, duties, obligations, rights and trusts as the Company and the Trustee may consider necessary or desirable. If the Company shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 9.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 9.08 hereof.

            In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 9.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee. No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder. The Company and the Trustee may each at any time accept the resignation of or remove any separate trustee or co-trustee except that following the occurrence of an Event of Default, the Trustee acting along may accept the resignation or remove any separate trustee or co-trustee.

            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its


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instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

            Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            Section 9.11. LIMITATION OF LIABILITY.

            The Certificates are executed and authenticated by the Trustee, not in its individual capacity but solely as Trustee of the Trust Fund created by this Agreement, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Trustee in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust Fund.

            Section 9.12. TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF
                          CERTIFICATES.

            All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders and the Certificate Insurer in respect of which such judgment has been recovered.

            Section 9.13. SUITS FOR ENFORCEMENTS.

            Except as otherwise provided in Section 9.05, in case an Event of Default or other default by the Master Servicer or the Company hereunder, any Certificate Insurer Default or other default by the Certificate Insurer hereunder or under the Certificate Insurance Policy shall occur and be continuing, the Trustee, in its discretion, may proceed to protect and enforce its rights and the rights of the Holders of Certificates under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or the Certificate Insurance Policy or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel (the advice of such counsel being an expense of the Trustee), shall deem most effectual to protect and enforce any of the rights of the Trustee and the Certificateholders.


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            Section 9.14. WAIVER OF INVENTORY, ACCOUNTING AND APPRAISAL
                          REQUIREMENTS.

            The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust Fund, or any part thereof, may be located that the Trustee file any inventory, accounting of appraisal of the Trust Fund with any court, agency or body at any time or in any manner whatsoever.


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                                    ARTICLE X

                                REMIC PROVISIONS
                                ----------------

            Section 10.01 REMIC ADMINISTRATION.

            (a) The Trustee shall make elections to treat each of REMIC I and REMIC II as a REMIC under the Code, and if necessary, under applicable state law. Such elections will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For purposes of the REMIC election in respect of REMIC I, (i) the Uncertificated REMIC I Regular Interests shall be designated as the "regular interests" in REMIC I and (ii) the Class R-I Certificates shall be designated as the sole Class of "residual interest" in REMIC I. For purposes of the REMIC election in respect of REMIC II, (i) the Class A-1, Class A-2, Class A-3, Class A- 4, Class A-5, Class A-6, Class A-7 and Class A-8 Certificates and each of the Class A-9 Components A, B, C and D shall be designated as the "regular interests" in REMIC II and (ii) the Class R-II Certificates shall be designated as the sole Class of "residual interest" in REMIC II. The Trustee shall not permit the creation of any "interests" in the Trust Fund (within the meaning of Section 860G of the Code) other than the REMIC regular interests and the interests represented by the Certificates.

            (b) The Closing Date is hereby designated as the Startup Day of the Trust Fund within the meaning of Section 860G(a)(9) of the Code.

            (c) The Trustee shall pay out of its own funds, without any right of reimbursement, any and all expenses relating to any tax audit of the Trust Fund (including, but not limited to, any professional fees or any administrative or judicial proceedings with respect thereto that involved the Internal Revenue Service or state tax authorities), other than the expense of obtaining any tax related Opinion of Counsel not obtained in connection with such an audit and other than taxes, in either case except as specified herein; provided, however, that if such audit resulted from the negligence of the Master Servicer or the Company, then the Master Servicer or the Company, as the case may be, shall pay such expenses. The Trustee, as agent for the tax matters person, shall (i) act on behalf of the Trust Fund in relation to any tax matter or controversy involving the Trust Fund and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The Holder of the largest Percentage Interest in the Class R-II Certificates from time to time is hereby designated as Tax Matters Person with respect to the Trust Fund and hereby irrevocably appoints and authorizes the Trustee to act its agent to perform the duties of the Tax Matters Person with respect to REMIC I and REMIC II. To the extent authorized under the Code and the regulations promulgated thereunder, each Holder of a Class R Certificate hereby irrevocably appoints and authorizes the Trustee to be its attorney-in-fact for purposes of signing any Tax Returns required to be filed on behalf of the Trust Fund.


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            (d) The Trustee shall prepare or cause to be prepared, sign and file all of the Tax Returns that it determines are required with respect to either REMIC I or REMIC II created hereunder, other than Tax Returns required to be filed by the Master Servicer pursuant to Section 5.23. The expenses of preparing and filing such returns shall be borne by the Trustee without any right of reimbursement therefor.

            (e) The Trustee shall perform on behalf of the Trust Fund all reporting and other tax compliance duties that are the responsibility of the Trust Fund under the Code, REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, as required by the Code, the REMIC Provisions or other such compliance guidance, the Trustee shall provide (i) to any Transferor of a Class R Certificate such information as is necessary for the application of any tax relating to the transfer of a Class R Certificate to any Person who is not a Disqualified Organization (provided that any such Transferor shall be required to pay the Trustee reasonable compensation for the Trustee's providing such information), (ii) to Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each of REMIC I and REMIC II. In addition, the Company shall provide or cause to be provided to the Trustee, within ten (10) days after the Closing Date, all information or data that the Trustee reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flow of the Certificates.

            (f) The Trustee shall take such action and shall cause each of REMIC I and REMIC II created hereunder to take such action as shall be necessary to create or maintain the status thereof as a REMIC under the REMIC Provisions (and the Master Servicer shall assist it, to the extent reasonably requested by it). The Trustee shall not take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of either REMIC I or REMIC II or (ii) result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Trustee received an Opinion of Counsel (at the expense of the party seeking to take such action but in no event shall such Opinion of Counsel be an expense of the Trustee) to the effect that the contemplated action will not, with respect to the Trust Fund created hereunder, endanger such status or result in the imposition of such a tax. The Master Servicer shall not take or fail to take any action (whether or not authorized hereunder) as to which the Trustee has advised it in writing that it has received an Opinion of Counsel (which such Opinion of Counsel shall not be an expense of the Trustee) to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to the Trust Fund or its assets, or causing the Trust Fund to take any action which is not expressly permitted under the terms of this Agreement, the Master Servicer will consult with the Trustee or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to the Trust Fund, and the Master Servicer shall not take any such action or cause the Trust Fund to take any such action as to which the


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Trustee has advised it in writing that an Adverse REMIC Event could occur. The
Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement (but in no event shall such cost be an expense of the Trustee). At all times as may be required by the Code, the Trustee will, to the extent reasonably within the control of the Trustee and reasonably within the scope of the Trustee's duties hereunder, ensure that substantially all of the assets of the Trust Fund will consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

            (g) In the event that any tax is imposed on "prohibited transactions" of REMIC I or REMIC II created hereunder as defined in Section 860F(a)(2) of the Code on "net income from foreclosure property" of REMIC I or REMIC II as defined in Section 860G(c) of the Code, on any contributions to REMIC I or REMIC II after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Trustee pursuant to Section 10.03 hereof, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article X,
(ii) to the Master Servicer pursuant to Section 10.03 hereof, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article V or this Article X, or otherwise (iii) against amounts on deposit in the related Certificate Account and shall be paid by withdrawal therefrom.

            (h) On or before April 15 of each calendar year, commencing April 15, 1999, the Trustee shall deliver to the Master Servicer and each Rating Agency a Certificate from a Responsible Officer of the Trustee stating the Trustee's compliance with this Article X.

            (i) The Master Servicer and the Trustee shall, for federal income tax purposes, maintain books and records with respect to REMIC I and REMIC II on a calendar year and on an accrual basis.

            (j) The Trustee shall not accept any contributions of assets to REMIC I and REMIC II, unless it shall have received an Opinion of Counsel (which such Opinion of Counsel shall not be an expense of the Trustee) to the effect that the inclusion of such assets in REMIC I and REMIC II will not cause either REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject REMIC I or REMIC II to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

            (k) Neither the Trustee nor the Master Servicer shall enter into any arrangement by which REMIC I and REMIC II will receive a fee or other compensation for services nor permit either such REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

            (l) Solely for purposes of satisfying Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" by which the Certificate Principal Balances of each Class of Certificates representing a regular interest in REMIC II would be reduced to zero is June 25, 2029, which is the Distribution Date thirteen months following the latest scheduled maturity of any Group I Loan or Group II Loan.


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            (m) Upon filing with the Internal Revenue Service, the Trustee shall furnish to the Holders of the Class R Certificates the Form 1066 and each Form 1066Q and shall respond promptly to written requests made not more frequently than quarterly by any Holder of Class R Certificates with respect to the following matters:

                  (A) the original projected principal and interest cash flows on the Closing Date on the regular and residual interests created hereunder and on the Mortgage Loans, based on the Prepayment Assumptions;

                  (B) the projected remaining principal and interest cash flows as of the end of any calendar quarter with respect to the regular and residual interests created hereunder and the Mortgage Loans, based on the Prepayment Assumptions;

                  (C) the Prepayment Assumptions and any interest rate
            assumptions used in determining the projected principal and interest cash flows described above;

                  (D) the original issue discount (or, in the case of the
            Mortgage Loans, market discount) or premium accrued or amortized through the end of such calendar quarter with respect to the regular or residual interests created hereunder and with respect to the Mortgage Loans, together with each constant yield to maturity used in computing the same;

                  (E) the treatment of losses realized with respect to the
            Mortgage Loans or the regular interests created hereunder, including the timing and amount of any cancellation of indebtedness income of REMIC I and REMIC II with respect to such regular interests or bad debt deductions claimed with respect to the Mortgage Loans;

                  (F) the amount and timing of any non-interest expenses of
            REMIC I or REMIC II; and

                  (G) any taxes (including penalties and interest) imposed on the REMIC, including, without limitation, taxes on "prohibited transactions," "contributions" or "net income from foreclosure property" or state or local income or franchise taxes.

            Section 10.02 PROHIBITED TRANSACTIONS AND ACTIVITIES.

            Neither the Company, the Master Servicer nor the Trustee shall sell, dispose of or substitute for any of the Mortgage Loans, except in connection with (i) the foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of REMIC I and REMIC II, (iii) the termination of REMIC I and REMIC II pursuant to Article VIII of this Agreement, or (iv) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement nor acquire any assets for REMIC I and REMIC II, nor sell or dispose of any investments in the Certificate Accounts for gain, nor accept any contributions to REMIC I and REMIC II after the Closing Date unless it has received an Opinion of Counsel (at the expense of the party seeking to cause such sale, disposition, substitution or acquisition but in no event shall such Opinion of Counsel be an expense of the


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Trustee) that such sale, disposition, substitution or acquisition will not (a)
affect adversely the status of either REMIC I or REMIC II as a REMIC or (b) cause REMIC I and REMIC II to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

            Section 10.03 MASTER SERVICER AND TRUSTEE INDEMNIFICATION.

            (a) The Trustee agrees to indemnify the Trust Fund, the Company and the Master Servicer for any taxes and costs including, without limitation, any reasonable attorneys' fees imposed on or incurred by the Trust Fund, the Company or the Master Servicer, as a result of a breach of the Trustee's covenants set forth in this Article X.

            (b) The Master Servicer agrees to indemnify the Trust Fund, the Company and the Trustee for any taxes and costs (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust Fund, the Company or the Trustee, as a result of a breach of the Master Servicer's covenants set forth in this Article X or in Article V with respect to compliance with the REMIC Provisions, including without limitation, any penalties arising from the Trustee's execution of Tax Returns prepared by the Master Servicer pursuant to Section 5.23 that contain errors or omissions.


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                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS
                            ------------------------

            Section 11.01 LIMITATION ON LIABILITY OF THE COMPANY AND THE MASTER SERVICER. Neither the Company, the Master Servicer nor any of the directors, officers, employees or agents of the Company or the Master Servicer shall be under any liability to the Certificate Insurer, the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Company or the Master Servicer (but this provision shall protect the above described persons) against any breach of warranties or representations made herein, or against any specific liability imposed on the Master Servicer or the Company pursuant to any other Section hereof; and provided further that this provision shall not protect the Company, the Master Servicer or any such person, against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Company, the Master Servicer and any director, officer, employee or agent of the Company or the Master Servicer may rely in good faith on any document of any kind PRIMA FACIE properly executed and submitted by any Person respecting any matters arising hereunder. The Company, the Master Servicer and any director, officer, employee or agent of the Company or the Master Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to Master Servicer's servicing obligations with respect to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or related to the Master Servicer's obligations under this Agreement, or any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obliga tions and duties hereunder. Neither the Company nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Company or the Master Servicer may in its sole discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In the event the Company or the Master Servicer take any action as described in the preceding sentence, the legal expenses and costs of such action, if previously approved in writing by the Certificate Insurer, which approval shall not be unreasonably withheld, and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund, and the Master Servicer or the Company, as the case may be, will be entitled to be reimbursed therefor out of funds in the Collection Account.

            Section 11.02 ACTS OF CERTIFICATEHOLDERS. (a) Except with respect to amendments hereto pursuant to the second paragraph of Section 11.03 and as otherwise specifically provided herein, whenever Certificateholder action, consent or approval is required under this Agreement, such action, consent or approval shall be deemed to have been taken or given on behalf of, and shall be binding upon, all Certificateholders if the Majority Certificateholders or the Certificate Insurer agrees to take such action or give such consent or approval.


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            (b) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heir to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            (c) No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            Section 11.03 AMENDMENT. This Agreement may be amended from time to time by the Company, the Master Servicer and the Trustee without the consent of any of the Certificate holders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein which may be erroneous, defective or inconsistent with any other provisions herein, (iii) to amend this Agreement in any respect subject to the provisions below, (iv) if such amendment, as evidenced by an Opinion of Counsel (provided by the Person requesting such amendment) delivered to the Trustee, is reasonably necessary to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any proposed such action which, if made effective, would apply retroactively to the Trust Fund at least from the effective date of such amendment or (v) to modify the Group I Required Subordinated Amount or the Group II Required Subordinated Amount; provided that such action (except any amendment described in (iv) above) shall not, as evidenced by an Opinion of Counsel (provided by the Person requesting such amendment) delivered to the Trustee and the Certificate Insurer, adversely affect in any material respect the interests of any Certificateholder (other than Certificateholders who shall consent to such amendment) or the Certificate Insurer.

            This Agreement may also be amended from time to time by the Company, the Master Servicer and the Trustee with the consent of the Certificate Insurer and the Majority Certificateholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i), without the consent of the Majority Certificateholders or (iii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Certificate Insurer and the Holders of all Certificates then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.03, Certificates registered in the name of the Company or the Master Servicer or any affiliate thereof shall be entitled to voting rights with respect to matters described in (i), (ii) and (iii) of this paragraph.


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            Notwithstanding any contrary provision of this Agreement, the
Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel (provided by the Person requesting such amendment) to the effect that such amendment will not result in the imposition of any tax on REMIC I and REMIC II pursuant to the REMIC Provisions or cause REMIC I and REMIC II to fail to qualify as a REMIC at any time that any of the Certificates are outstanding.

            Promptly after the execution of any such amendment the Trustee shall furnish a statement describing the amendment to each Certificateholder, the Certificate Insurer, S&P and Moody's.

            It shall not be necessary for the consent of Certificateholders under this Section 11.03 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

            Prior to executing any amendment pursuant to this Section, the Trustee shall be entitled to receive an Opinion of Counsel (provided by the Person requesting such amendment) to the effect that such amendment is authorized or permitted by this Agreement. The cost of an Opinion of Counsel delivered pursuant to this Section 11.03 shall be an expense of the party requesting such amendment, but in any case shall not be an expense of the Trustee.

            The Trustee may, but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

            Section 11.04 RECORDATION OF AGREEMENT. To the extent permitted by applicable law, this Agreement, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the Certificateholders' expense on direction and at the expense of Majority Certificateholders requesting such recordation, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders or is necessary for the administration or servicing of the Mortgage Loans.

            Section 11.05 NOTICES. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when delivered to (i) in the case of the Master Servicer, Southern Pacific Funding Corporation, Southern Pacific Funding Corporation, 4949 Meadows Road, Suite 600,
Attention: Office of General Counsel, (ii) in the case of the Seller, Southern Pacific Funding Corporation, 4949 Meadows Road, Suite 600, Attention: Office of General Counsel, (iii) in the case of the Trustee, Norwest Bank Minnesota, N.A., Norwest Center, Sixth & Marquette, Minneapolis, Minnesota 55479, Attention:
Southern Pacific Secured Assets Corp., Mortgage Loan Asset-Backed Pass-Through Certificates, Series 1998-2, and with a copy to Norwest Bank Minnesota, N.A., 11000 Broken Land Parkway, Columbia, Maryland 21044, Attention: Southern Pacific Series 1998-2, (iv) in the case of the Certificateholders, as set forth in the Certificate Register, (v) in the case of Moody's, Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007 Attention: Home Equity Monitoring Group, (vi) in the case of S&P, Standard & Poor's Ratings Services, 26 Broadway, New York, New York 10004 Attention: Residential Mortgage Surveillance Group, (vii) in the case of DCR, Duff & Phelps Credit Rating Co., 55 East Monroe Street, 35th Floor, Chicago, Illinois 60603, Attention: MBS Monitoring, (viii) in the case of the Certificate Insurer, MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504, Attention: Insured Portfolio Management--SF, (ix) in the case of the Underwriters, Morgan Stanley & Co. Incorporated, 1585 Broadway, 3rd Floor, New York, New York 10038, Attention:
James Fadel, and Lehman Brothers, Inc., Three World Financial Center, 12th Floor, New York, NY 10285 Attention: Brad Andres and (x) in the case of the Company, Southern Pacific Secured Assets Corp., 4949 Meadows Road, Suite 600,
Attention: Office of General Counsel. Any such notices shall be deemed to be effective with respect to any party hereto upon the receipt of such notice by such party, except that notices to the Certificateholders shall be effective upon mailing or personal delivery.

            Section 11.06 SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 11.07 COUNTERPARTS. This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement.

            Section 11.08 SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the Master Servicer, the Company, the Trustee and the Certificateholders and their respective successors and permitted assigns.

            Section 11.09 HEADINGS. The headings of the various articles and sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

            Section 11.10 CERTIFICATE INSURER DEFAULT. Any right conferred to the Certificate Insurer, including, without limitation, the right to receive the Premium Amount pursuant to Section 6.05(b)(i) and 6.05(c)(i), shall be suspended during any period in which a Certificate Insurer Default exists. At such time as the Certificates are no longer outstanding hereunder, and no amounts owed to the Certificate Insurer hereunder remain unpaid, the Certificate Insurer's rights hereunder shall terminate.

            Section 11.11 THIRD PARTY BENEFICIARY. The parties agree that each of the Seller and the Certificate Insurer are intended and shall have all rights of a third-party beneficiary of this Agreement.

            Section 11.12 INTENT OF THE PARTIES. It is the intent of the Company and Certificateholders that, for federal income taxes, state and local income or franchise taxes and other taxes imposed on or measured by income, the Certificates will be treated as evidencing beneficial ownership interests in a REMIC. The parties to this Agreement and the holder of each Certificate, by acceptance of its Certificate, and each beneficial owner thereof, agree to treat, and to take no action inconsistent with the treatment of, the Certificates in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

            Section 11.13 NOTICE TO RATING AGENCIES AND CERTIFICATEHOLDER.

            The Trustee shall use its best efforts to promptly provide notice to the Rating Agencies and the Certificate Insurer with respect to each of the following of which it has actual knowledge:

            1. Any material change or amendment to this Agreement;

            2. The occurrence of any Event of Default that has not been cured;

            3. The resignation or termination of the Master Servicer or the Trustee;

            4. The repurchase of Mortgage Loans pursuant to Section 3.03;

            5. The final payment to Certificateholders; and

            6. Any change in the location of the Collection Account or the Certificate Accounts.

            In addition, the Trustee shall promptly furnish to the Rating Agencies copies of the following:

            1. Each report to Certificateholders described in Section 6.07; and

            2. Each annual independent public accountants' servicing report described in Section 5.17.

            Any such notice pursuant to this Section 11.13 shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by first class mail, postage prepaid, or by express delivery service (except in the case of notice to the Certificate Insurer which notice shall be given in accordance with Section 11.05 hereof).

            Section 11.14 GOVERNING LAW. (a) THIS AGREEMENT AND THE CERTIFICATES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AS OPPOSED TO CONFLICT OF LAWS PROVISIONS) OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            IN WITNESS WHEREOF, the Master Servicer, the Trustee and the Company have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.


                                    SOUTHERN PACIFIC SECURED ASSETS
                                    CORP., as Company



                                    By:_________________________
                                    Name:   James L. Smith
                                    Title:  Vice President


                                    SOUTHERN PACIFIC FUNDING
                                    CORPORATION,
                                    as Master Servicer



                                    By:_________________________
                                    Name:   James L. Smith
                                    Title:  Vice President


                                    NORWEST BANK MINNESOTA, N.A.,
                                    as Trustee



                                    By:_________________________
                                    Name:   Randall S. Reider
                                    Title:  Assistant Vice President

State of New York       )
                        ) ss.:
County of New York      )


            On the 29th day of June, 1998, before me, a Notary Public in and for the State of Oregon, personally appeared James L. Smith, known to me to be a Vice President of Southern Pacific Funding Corporation, the corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                              _________________________
                                     Notary Public


                              My Commission expires _______________

State of New York       )
                        ) ss.:
County of New York      )


            On the 29th day of June, 1998, before me, a Notary Public in and for the State of New York, personally appeared _____________________, known to me to be Trust Officer of Norwest Bank Minnesota, N.A., the corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                              _________________________
                                     Notary Public


                              My Commission expires _______________

State of                )
                        ) ss.:
County of               )

            On the 29th day of June, 1998, before me, a Notary Public in and for the State of Oregon, personally appeared James L. Smith, known to me to be a Director of Southern Pacific Secured Assets Corp., the corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunder to set my hand and affixed my official seal the day and year in this certificate first above written.




                              _________________________
                                     Notary Public


                              My Commission expires _______________

                                   EXHIBIT A-1

                      Group I Certificate Insurance Policy

                      CERTIFICATE GUARANTY INSURANCE POLICY


OBLIGATIONS:     $____________                               POLICY NUMBER 26897
                 Southern Pacific Secured Assets Corp.
                 Mortgage Loan Asset-Backed Pass-Through Certificates, Series
                 1998-2 Class A-1 Certificates, Class A-2 Certificates and Class
                 A-9 Group 1 Fixed Strip Components (the "Obligations")

         MBIA Insurance Corporation (the "Insurer"), in consideration of the payment of the premium and subject to the terms of this Certificate Guaranty Insurance Policy (this "Policy"), hereby unconditionally and irrevocably guarantees to any Owner that an amount equal to each full and complete Group I Insured Payment will be received by ______________________, or its successor, as trustee for the Owners (the "Trustee"), on behalf of the Owners from the Insurer, for distribution by the Trustee to each Owner of each Owner's proportionate share of such Group I Insured Payment. The Insurer's obligations hereunder with respect to a particular Group I Insured Payment shall be discharged to the extent funds equal to the applicable Group I Insured Payment are received by the Trustee, whether or not such funds are properly applied by the Trustee. Group I Insured Payments shall be made only at the time set forth in this Policy, and no accelerated Group I Insured Payments shall be made regardless of any acceleration of the Obligations, unless such acceleration is at the sole option of the Insurer.

         Notwithstanding the foregoing paragraph, this Policy does not cover shortfalls, if any, attributable to the liability of the Trust Fund, the REMIC or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

         The Insurer will pay any Group I Insured Payment that is a Group I Preference Amount on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (i) a certified copy of the order requiring the return of the related preference payment, (ii) an opinion of counsel satisfactory to the Insurer that such order is final and not subject to appeal
(iii) an assignment in such form as is reasonably required by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Owner relating to or arising under the Obligations against the debtor which made such preference payment or otherwise with respect to such preference payment and (iv) appropriate instruments to effect the appointment of the Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Insurer, provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Obligations to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

         The Insurer will pay any other amount payable hereunder no later than 12:00 noon, New York City time, on the later of (i) the Distribution Date on which the Group I Insured Payment is due or (ii) the Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A., as Fiscal Agent for the Insurer or any successor fiscal agent appointed by the Insurer (the "Fiscal Agent") of a Notice (as described below), provided that, if such Notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making claim hereunder it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

         Group I Insured Payments due hereunder unless otherwise stated herein will be disbursed by the Fiscal Agent to the Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Group I Insured Payment less, in respect of Group I Insured Payments related to Group I Preference Amounts, any amount held by the Trustee for the payment of such Group I insured Payment and legally available therefor.

         The Fiscal Agent is the agent of the Insurer only and the Fiscal Agent shall in no event be able to Owners for any acts of the Fiscal Agent or any failure of the Insurer to deposit or cause to be deposited, sufficient funds to make payments due under this Policy.

         As used herein, the following terms shall have the following meanings:

         "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York City or in the city in which the corporate trust office of the Trustee under the Agreement is located are authorized or obligated by law or executive order to close.

         "GROUP I INSURED PAYMENT" means, (i) on each Distribution Date, an amount equal to (a) the Group I Class A Interest Distribution Amount minus Group I Available Funds and (b) the Group I Subordination Deficit (to the extent not covered by Cross-Collateralization Payments (as defined in the Prospectus Supplement)) and (ii) the unpaid Group I Preference Amount.

         "GROUP I PREFERENCE AMOUNT" means any amount previously distributed to an Owner on the Obligations that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a full nonappealable order of a court having competent jurisdiction.

         "NOTICE" means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A attached hereto, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Group I Insured Payment which shall be due and owing on the applicable Distribution Date.

         "OWNER" means each Holder (as defined in the Agreement) of an Obligation who, on the applicable Distribution Date, is entitled under the terms of the Obligations to payment thereunder.

         "POOLING AND SERVICING AGREEMENT" means the Pooling and Servicing Agreement dated as of June 1, 1998 by and among Southern Pacific Secured Assets Corp., as Company, Southern Pacific Funding Corporation, as Master Servicer and Trustee, as trustee, without regard to any amendment or supplement thereto, unless such amendment or supplement has been approved in writing by the Certificate Insurer.

         "PROSPECTUS SUPPLEMENT" means the form of final Prospectus Supplement dated June 25, 1998.

         Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Agreement as of the date of execution of this Policy, without giving effect to any subsequent amendment or modification to the Agreement unless such amendment or modification has been approved in writing by the Insurer.

         Any notice hereunder or service of process on the Fiscal Agent of the Insurer may be made at the address listed below for the Fiscal Agent of the Insurer or such other address as the Insurer shall specify in writing to the Trustee.

         The notice address of the Fiscal Agent is 15th Floor, 61 Broadway, New York, New York 10006, Attention: Municipal Registrar and Paying Agency, or such other address as the Fiscal Agent shall specify to the Trustee in writing.

         This Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof

         The insurance provided by this Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

         This Policy is not cancelable for any reason. The premium on this Policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Obligations.

         IN WITNESS WHEREOF, the Insurer has caused this Policy to be executed and attested this 29th day of June, 1998.

                                       MBIA INSURANCE CORPORATION


                                       ___________________________________
                                       President

Attest:                                ___________________________________
                                       Assistant Secretary

                                    EXHIBIT A

                    TO CERTIFICATE GUARANTY INSURANCE POLICY
                                  NUMBER: 26897

                        NOTICE UNDER CERTIFICATE GUARANTY
                         INSURANCE POLICY NUMBER: 26897

State Street Bank and Trust Company, N.A.,
   as Fiscal Agent for MBIA Insurance Corporation
15th Floor
61 Broadway
New York, NY 10006

Attention:        Municipal Registrar and
                  Paying Agency

MBIA Insurance Corporation
113 King Street
Armonk, NY 10504

         The undersigned, a duly authorized officer of _______________________, as trustee (the "Trustee"), hereby certifies to State Street Bank and Trust Company, N.A. (the "Fiscal Agent") and MBIA Insurance Corporation (the "Insurer"), with reference to Certificate Guaranty Insurance Policy Number 26897 (the "Policy") issued by the Insurer in respect of the Southern Pacific Secured Assets Corp. Mortgage Loan Asset-Backed Pass-Through Certificates, Series 1998-2 Class A Certificates (the "Obligations"), that:

                         (i) the Trustee is the trustee under the Pooling and Servicing Agreement dated as of June 1, 1998 by and among Southern Pacific Secured Assets Corp., as Company, Southern Pacific Funding Corporation, as Master Servicer, and the Trustee, as trustee for the Owners (the "Agreement");

                        (ii) the Group I Insured Distribution Amount for the Distribution Date occurring on ______ (the "Applicable Distribution Date") is $___;

                       (iii) the Group I Available Funds available under the Agreement to pay the Group I Insured Distribution Amount for the Applicable Distribution Date (the "Group I Available Distribution Amount") is $_______ ;

                        (iv) the amount by which the Group I Insured
         Distribution Amount exceeds the Group I Available Distribution Amount is $___ (the "Group I Deficiency Amount");

                         (v) the amount of the Group I Preference Amount due and owing under the policy is $___ (the "Group I Preference Amount");

                        (vi) the sum of the Group 1 Deficiency Amount and the Group I Preference Amount is $________ (the " Group I Insured Payment");

                       (vii) the Trustee is making a claim under and pursuant to the terms of the Policy for the payment of the Group I Insured Payment; and

                      (viii) the Trustee directs that payment of the Group I Insured Payment be made to the following account by bank wire transfer of federal or other immediately available funds in accordance with the terms of the Policy: [Certificate Account].

         Any capitalized term used in this Notice and not otherwise defined herein shall have the meaning assigned thereto in the Policy.

         ANY PERSON WHO KNOWINGLY AND WITH INTENT TO DEFRAUD ANY INSURANCE COMPANY OR OTHER PERSON FILES AN APPLICATION FOR INSURANCE OR STATEMENT OF CLAIM CONTAINING ANY MATERIALLY FALSE INFORMATION, OR CONCEALS FOR THE PURPOSE OF MISLEADING, INFORMATION CONCERNING ANY FACT MATERIAL THERETO, COMMITS A FRAUDULENT INSURANCE ACT, WHICH IS A CRIME, AND SHALL ALSO BE SUBJECT TO A CIVIL PENALTY NOT TO EXCEED FIVE THOUSAND DOLLARS AND THE STATED VALUE OF THE CLAIM FOR EACH SUCH VIOLATION.

         IN WITNESS WHEREOF, the Trustee has executed and delivered this Notice under the Policy as of the day of ,


                                              __________________________________


                                              By________________________________
                                              Title_____________________________

                                   EXHIBIT A-2

                      Group II Certificate Insurance Policy

                      CERTIFICATE GUARANTY INSURANCE POLICY


OBLIGATIONS:   $____________                                 POLICY NUMBER 26898
               Southern Pacific Secured Assets Corp.


               Mortgage Loan Asset-Backed Pass-Through Certificates, Series 1998-2 Class A-3, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates and the Class A-9 Group II Fixed Strip Components (the "Obligations")

         MBIA Insurance Corporation (the "Insurer"), in consideration of the payment of the premium and subject to the terms of this Certificate Guaranty Insurance Policy (this "Policy"), hereby unconditionally and irrevocably guarantees to any Owner that an amount equal to each full and complete Group II Insured Payment will be received by______________________, or its successor, as trustee for the Owners (the "Trustee"), on behalf of the Owners from the Insurer, for distribution by the Trustee to each Owner of each Owner's proportionate share of such Group II Insured Payment. The Insurer's obligations hereunder with respect to a particular Group II Insured Payment shall be discharged to the extent funds equal to the applicable Group II Insured Payment are received by the Trustee, whether or not such funds are properly applied by the Trustee. Group II Insured Payments shall be made only at the time set forth in this Policy, and no accelerated Group II Insured Payments shall be made regardless of any acceleration of the Obligations, unless such acceleration is at the sole option of the Insurer.

         Notwithstanding the foregoing paragraph, this Policy does not cover shortfalls, if any, attributable to the liability of the Trust Fund, the REMIC or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

         The Insurer will pay any Group II Insured Payment that is a Group II Preference Amount on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (i) a certified copy of the order requiring the return of the related preference payment, (ii) an opinion of counsel satisfactory to the Insurer that such order is final and not subject to appeal,
(iii) an assignment in such form as is reasonably required by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Owner relating to or arising under the Obligations against the debtor which made such preference payment or otherwise with respect to such preference payment and (iv) appropriate instruments to effect the appointment of the Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Insurer, provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Obligations to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

         The Insurer will pay any other amount payable hereunder no later than 12:00 noon, New York City time, on the later of (i) the Distribution Date on which the Group II Insured Payment is due or (ii) the Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A., as Fiscal Agent for the Insurer or any successor fiscal agent appointed by the Insurer (the "Fiscal Agent") of a Notice (as described below), provided that, if such Notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making claim hereunder it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

         Group II Insured Payments due hereunder unless otherwise stated herein will be disbursed by the Fiscal Agent to the Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Group II Insured Payment less, in respect of Group II Insured Payments related to Group II Preference Amounts, any amount held by the Trustee for the payment of such Group II Insured Payment and legally available therefor.

         The Fiscal Agent is the agent of the Insurer only and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Insurer to deposit or cause to be deposited, sufficient funds to make payments due under this Policy.

         As used herein, the following terms shall have the following meanings:

         "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York City or in the city in which the corporate trust office of the Trustee under the Agreement is located are authorized or obligated by law or executive order to close.

         "GROUP II INSURED PAYMENT" means, (i) on each Distribution Date, an amount equal to (a) the Group II Class A Interest Distribution Amount minus Group II Available Funds and (b) the Group II Subordination Deficit (to the extent not covered by Cross-Collateralization Payments (as defined in the Prospectus Supplement)) and (ii) the unpaid Group II Preference Amount.

         "GROUP II PREFERENCE AMOUNT" means any amount previously distributed to an Owner on the obligations that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

         "NOTICE" means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A attached hereto, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Group II Insured Payment which shall be due and owing on the applicable Distribution Date.

         "OWNER" means each Holder (as defined in the Agreement) of an Obligation who, on the applicable Distribution Date, is entitled under the terms of the Obligations to payment thereunder.

         "POOLING AND SERVICING AGREEMENT" means the Pooling and Servicing Agreement dated as of June 1, 1998 by and among Southern Pacific Secured Assets Corp., as Company, Southern Pacific Funding Corporation, as Master Servicer and Trustee, as trustee, without regard to any amendment or supplement thereto, unless such amendment or supplement has been approved in writing by the Certificate Insurer.

         "PROSPECTUS SUPPLEMENT" means the form of final Prospectus Supplement dated June 25, 1998.

         Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Agreement as of the date of execution of this Policy, without giving effect to any subsequent amendment or modification to the Agreement unless such amendment or modification has been approved in writing by the Insurer.

         Any notice hereunder or service of process on the Fiscal Agent of the Insurer may be made at the address listed below for the Fiscal Agent of the Insurer or such other address as the Insurer shall specify in writing to the Trustee.

         The notice address of the Fiscal Agent is 15th Floor, 61 Broadway, New York, New York 10006, Attention: Municipal Registrar and Paying Agency, or such other address as the Fiscal Agent shall specify to the Trustee in writing.

         This Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

         The insurance provided by this Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

         This Policy is not cancelable for any reason. The premium on this Policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Obligations.

         IN WITNESS WHEREOF, the Insurer has caused this Policy to be executed and attested this 29th day of June, 1998.


                                      MBIA INSURANCE CORPORATION


                                      ______________________________________
                                      President


Attest:                               ______________________________________
                                      Assistant Secretary

                                    EXHIBIT A

                    TO CERTIFICATE GUARANTY INSURANCE POLICY
                                  NUMBER: 26898

                        NOTICE UNDER CERTIFICATE GUARANTY
                         INSURANCE POLICY NUMBER: 26898

State Street Bank and Trust Company, N.A.,
   as Fiscal Agent for MBIA Insurance Corporation
15th Floor
61 Broadway
New York, NY 10006

Attention:        Municipal Registrar and
                  Paying Agency

MBIA Insurance Corporation
113 King Street
Armonk, NY 10504

         The undersigned, a duly authorized officer of___________________, as trustee (the "Trustee"), hereby certifies to State Street Bank and Trust Company, N.A. (the "Fiscal Agent") and MBIA Insurance Corporation (the "Insurer"), with reference to Certificate Guaranty Insurance Policy Number 26898 (the "Policy") issued by the Insurer in respect of the Southern Pacific Secured Assets Corp. Mortgage Loan Asset-Backed Pass-Through Certificates, Series 1998-2, Class A Certificates (the "Obligations"), that:

                         (i) the Trustee is the trustee under the Pooling and Servicing Agreement dated as of June 1, 1998 by and among Southern Pacific Secured Assets Corp., as Company, Southern Pacific Funding Corporation as Master Servicer, and the Trustee, as trustee for the Owners (the "Agreement");

                        (ii) the Group II Insured Distribution Amount for the Distribution Date occurring on (the "Applicable Distribution Date") is $_________;

                       (iii) the Group II Available Funds available under the Agreement to pay the Group II Insured Distribution Amount for the Applicable Distribution Date (the "Group II Available Distribution Amount") is $________ ;

                        (iv) the amount by which the Group II Insured Distribution Amount exceeds the Group II Available Distribution Amount is $____________(the "Group II Deficiency Amount");

                         (v) the amount of the Group II Preference Amount due and owing under the policy is $________ (the " Group II Preference Amount");

                        (vi) the sum of the Group II Deficiency Amount and the Group II Preference Amount is $___ (the " Group II Insured Payment");

                       (vii) the Trustee is making a claim under and pursuant to the terms of the Policy for the payment of the Group II Insured Payment; and

                      (viii) the Trustee directs that payment of the Group II Insured Payment be made to the following account by bank wire transfer of federal or other immediately available funds in accordance with the terms of the Policy: [Certificate Account].

         Any capitalized term used in this Notice and not otherwise defined herein shall have the meaning assigned thereto in the Policy.

         ANY PERSON WHO KNOWINGLY AND WITH INTENT TO DEFRAUD ANY INSURANCE COMPANY OR OTHER PERSON FILES AN APPLICATION FOR INSURANCE OR STATEMENT OF CLAIM CONTAINING ANY MATERIALLY FALSE INFORMATION, OR CONCEALS FOR THE PURPOSE OF MISLEADING, INFORMATION CONCERNING ANY FACT MATERIAL THERETO, COMMITS A FRAUDULENT INSURANCE ACT, WHICH IS A CRIME, AND SHALL ALSO BE SUBJECT TO A CIVIL PENALTY NOT TO EXCEED FIVE THOUSAND DOLLARS AND THE STATED VALUE OF THE CLAIM FOR EACH SUCH VIOLATION.

         IN WITNESS WHEREOF, the Trustee has executed and delivered this Notice under the Policy as of the day of , .


                                        ___________________________________

                                        By_________________________________
                                        Title______________________________

                                   EXHIBIT B-1

    FORM OF CLASS [A-1][A-2][A-3][A-4][A-5][A-6][A-7][A-8] [A-9] CERTIFICATE

[UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE INDENTURE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986.

[THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS JUNE 29, 1998. ASSUMING THAT THE GROUP I AND GROUP II LOANS PREPAY AT 140% AND 120% RESPECTIVELY, OF THE STANDARD PREPAYMENT ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $4.3244 OF OID PER $1,000 OF INITIAL NOTIONAL AMOUNT, THE YIELD TO MATURITY IS 6.515689% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL INTEREST PERIOD IS NO MORE THAN $0.2931 PER $1,000 OF INITIAL NOTIONAL AMOUNT, COMPUTED USING THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE GROUP I AND GROUP II LOANS WILL PREPAY AT A RATE BASED ON THE STANDARD PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.]




Certificate No. _                  [Adjustable] [Fixed] Pass-Through Rate

Class [A-1][A-2][A-3][A-4]
[A-5][A-6] [A-7][A-8] [A-9]        ____% Initial Pass-Through Rate


Date of Pooling and Servicing      Aggregate [Notional] [Original Certificate
Principal
Agreement: June 1, 1998            Balance] of the Class [A-1][A-2][A 3]
                                   [A-4][A-5][A-6][A-7][A-8] [A-9]

Certificates:      $__________

First Distribution Date:               Initial [Notional Amount][Certificate
July __, 1998                          Principal Balance] of this Certificate:
                                       $_________________

Master Servicer:                       Percentage Interest: 100%
Southern Pacific Funding
Corporation


Assumed Final Distribution Date:       CUSIP:
_________________


               MORTGAGE LOAN ASSET-BACKED PASS-THROUGH CERTIFICATE
                                  SERIES 1998-2

         evidencing a percentage interest in the distributions allocable to the Class [A-1][A- 2][A-3][A-4][A-5][A-6][A-7][A-8] [A-9] Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family [adjustable- rate][fixed rate] [first lien] residential mortgage loans sold by SOUTHERN PACIFIC SECURED ASSETS CORP.

                  This certifies that __________________ is the registered owner of the Percentage Interest evidenced by this Certificate in certain distributions with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family [adjustable-rate][fixed rate] [first lien] mortgage loans (the "Mortgage Loans"), sold by Southern Pacific Secured Assets Corp. (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and Norwest Bank Minnesota, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the holder of this Certificate by virtue of the acceptance hereof assents and by which such holder is bound.

                  This Certificate is payable solely from the assets of the Trust Fund [and the [Group I][Group II] Certificate Insurance Policy (as defined below)] and does not represent an obligation of or interest in the Company, the Master Servicer, the Trustee referred to below or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by the Company, the Master Servicer, the Trustee or any of their affiliates. None of the Company, the Master Servicer, or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  [MBIA Insurance Corporation (the "Certificate Insurer") has issued a certificate insurance policy (the "[Group I][Group II] Certificate Insurance Policy") with respect to the Class A Certificates, a copy of which is attached to the Agreement.]

                  Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such Distribution Date (the "Record Date"), from the [Group I][Group II][Group III] Available Funds and in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to holders of Class [A-1][A-2][A-3][A-4][A-5][A-6][A-7][A-8][A-9] Certificates on such
Distribution Date.

                  All distributions on this Certificate will be made or caused to be made by the Trustee in immediately available funds either (i) by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register or (ii) by wire transfer to the account of any Person entitled thereto if such Person shall have so notified the Trustee and such Certificateholder is the registered holder of Class [A-1][A-2][A-3][A-4][A-5][A- 6][A-7][A-8][A-9] Certificates the aggregate
[Certificate Principal Balance] [Notional Amount] of which is not less than $5,000,000.

                  Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose. The initial [Certificate Principal Balance] [Notional Amount] of this Certificate is set forth above. The [Certificate Principal Balance] [Notional Amount] hereof will be reduced by distributions of the Class [A-1][A-2][A-3][A-4][A-5][A-6][A-7][A-8][A-9]
Principal Distribution Amount.

                  This Certificate is one of a duly authorized issue of Certificates issued in __________ Classes designated as Mortgage Loan Asset-Backed Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event that Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

                  As provided in the Agreement, withdrawals from the Collection Account and/or the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

                  The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Certificate Insurer and the Majority Certificateholders. Any such consent by the holder of this Certificate shall be conclusive and binding on such holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the holders of any of the Certificates and, in certain additional circumstances, without the consent of the holders of certain Classes of Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable only as registered Certificates in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

                  This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

                  The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the holder of a 50.01% or greater Percentage

Interest of the Class R-II Certificates or the Master Servicer (and the Certificate Insurer, if the initial Master Servicer is terminated) from the Trust Fund of all remaining Mortgage Loans, thereby effecting early retirement of the Class [A-1][A-2][A-3][A-4][A-5][A-6][A-7][A-8][A-9] Certificates. The
Agreement permits, but does not require, such Class R-II Certificateholder, the Master Servicer or the Certificate Insurer, as applicable, to purchase at a price determined as provided in the Agreement all remaining Mortgage Loans; provided, that any such option may only be exercised if the Pool Principal Balance as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than 10% (or 5% with respect to the Master Servicer or Certificate Insurer) of the Original Pool Principal Balance.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: June ___, 1998                       NORWEST BANK MINNESOTA,
                                                         N.A., as Trustee

                                            By:_________________________________
                                                     Authorized Signatory
























                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

                  This is one of the Class [A-1][A-2][A-3][A-4][A-5][A-6][A-7]
[A-8][A-9] Certificates referred to in the within-mentioned Agreement.

                                    NORWEST BANK MINNESOTA,
                                     N.A., as Certificate Registrar

                                    By:________________________________________
                                               Authorized Signatory

                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to ____% evidenced by the within Mortgage Loan Asset-Backed Pass- Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:__________________________
________________________________________________________________________________

Dated:

                                   ---------------------------------------
                                   Signature by or on behalf of assignor


                                   ---------------------------------------
                                   Signature Guaranteed





--------------------------------------------------------------------------------


                            DISTRIBUTION INSTRUCTIONS
                            -------------------------


         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
account number __________, or, if mailed by check, to __________________________
__________________________________________________. Applicable statements should be mailed to _____________________________________. This information is provided by ___________________________________________________, the assignee named above, or _____________________________, as its agent.

                                   EXHIBIT B-2

                      FORM OF CLASS [R-I][R-II] CERTIFICATE

THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED STATES PERSON OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE CODE, UNLESS THE TRANSFEREE PROVIDES AN OPINION OF COUNSEL, WHICH OPINION SHALL NOT BE AT THE EXPENSE OF THE MASTER SERVICER, THE COMPANY OR THE TRUSTEE, SATISFACTORY TO THE COMPANY, THE MASTER SERVICER AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE BY, ON BEHALF OF OR WITH "PLAN ASSETS" OF SUCH PLAN IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION AND WILL NOT SUBJECT THE COMPANY, THE MASTER SERVICER OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY POSSESSION OF THE UNITED STATES, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND, EXCEPT FOR THE FHLMC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY SUCH GOVERNMENTAL UNIT), (B) A FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (C) ANY ORGANIZATION (OTHER THAN CERTAIN FARMERS' COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE (INCLUDING THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (D) AN "ELECTING LARGE PARTNERSHIP" (AS DEFINED IN SECTION 775 OF THE CODE), (E) RURAL ELECTRIC AND TELEPHONE COOPERATIVES DESCRIBED IN SECTION 1381(A)(2)(C) OF THE CODE OR (F) ANY OTHER PERSON SO DESIGNATED BY THE TRUSTEE BASED UPON AN OPINION OF COUNSEL THAT THE HOLDING OF AN OWNERSHIP INTEREST IN A CLASS [R-I][R-II] CERTIFICATE BY SUCH PERSON MAY CAUSE THE TRUST FUND OR ANY PERSON HAVING AN OWNERSHIP INTEREST IN ANY CLASS OF CERTIFICATES

                                      B-2-1

(OTHER THAN SUCH PERSON) TO INCUR A LIABILITY FOR ANY FEDERAL TAX IMPOSED UNDER THE CODE THAT WOULD NOT OTHERWISE BE IMPOSED BUT FOR THE TRANSFER OF AN OWNERSHIP INTEREST IN A CLASS [R-I][R-II] CERTIFICATE TO SUCH PERSON (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B), (C), (D), (E) OR (F) BEING HEREIN REFERRED TO AS A "DISQUALIFIED ORGANIZATION") OR AN AGENT OF A DISQUALIFIED ORGANIZATION, (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. THE TERMS "UNITED STATES," "STATE" AND "INTERNATIONAL ORGANIZATION" SHALL HAVE THE MEANINGS SET FORTH IN SECTION 7701 OF THE CODE OR SUCCESSOR PROVISIONS. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

THIS CLASS [R-I][R-II] CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 4.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                                      B-2-2

Certificate No. _

Class [R-I][R-II]                           Original Pool Principal Balance:
Subordinate                                 $________________

Date of Pooling and Servicing
Agreement:
June 1, 1998

First Distribution Date:
July __, 1998

Master Servicer:                            Percentage Interest: ___%
Southern Pacific Funding Corporation

Assumed Final Distribution Date:
----------------


              MORTGAGE LOAN ASSET-BACKED PASS-THROUGH CERTIFICATE,
                                  SERIES 1998-2

         evidencing a percentage interest in any distributions allocable to the Class [R-I][R- II] Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family
         [adjustable-rate][fixed rate] [first lien] residential mortgage loans sold by SOUTHERN PACIFIC SECURED ASSETS CORP.

                  This certifies that ____________________________ is the
registered owner of the Percentage Interest evidenced by this Certificate in certain distributions with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family [adjustable-rate][fixed rate] [first lien][second lien] residential mortgage loans (the "Mortgage Loans"), sold by Southern Pacific Secured Assets Corp. (the "Company"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and Norwest Bank Minnesota, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  This Certificate is payable solely from the assets of the Trust Fund and does not represent an obligation of or interest in the Company, the Master Servicer, the Trustee referred to below or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by the Company, the Master Servicer, the Trustee or any of their affiliates. None of the Company, the Master Servicer,

                                      B-2-3
or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last Business Day immediately preceding the month of such Distribution Date (the "Record Date"), from the Available Funds in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class [R-I][R-II] Certificates on such Distribution Date.

                  Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that
(i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Trustee of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Company will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Company, which purchaser may be the Company, or any affiliate of the Company, on such terms and conditions as the Company may choose.

                  No transfer of any Class [R-I][R-II] Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the 1933 Act and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. In the event that a transfer is to be made without such registration or qualification, (a) the Trustee and the Company shall require the transferee to execute an investment letter, which investment letter shall not be an expense of the Company, the Master Servicer or the Trustee and (b) in the event that such a transfer is not made pursuant to Rule 144A under the Act, the Trustee shall require an Opinion of Counsel satisfactory to the Trustee and the Company that such transfer may be made without such registration or qualification, which Opinion of Counsel shall not be an expense of the Company, the Trustee or the Master Servicer. Neither the Company nor the Trustee is obligated to register or qualify any of the Class [R-I][R-II] Certificates under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Company and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.


                                      B-2-4

                  Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose. The Percentage Interest this Certificate is set forth above. Notwithstanding the fact this Certificate has no Certificate Principal Balance, this Certificate will remain outstanding under the Agreement and the Holder hereof may have additional obligations with respect to this Certificate, including tax liabilities, and may be entitled to certain additional distributions hereon, in accordance with the terms and provisions of the Agreement.

                  This Certificate is one of a duly authorized issue of Certificates issued in two Classes designated as Mortgage Loan Asset-Backed Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

                  The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event that Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

                  As provided in the Agreement, withdrawals from the Collection Account and/or the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

                  The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Certificate Insurer and the Majority Certificateholders. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing,

                                      B-2-5
and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

                  This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

                  The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the holder of a 50.01% or greater Percentage Interest of the Class R-II Certificates or the Master Servicer (and the Certificate Insurer, if the initial Master Servicer is terminated) from the Trust Fund of all remaining Mortgage Loans, thereby effecting early retirement of the Class R Certificates. The Agreement permits, but does not require, such Class R-II Certificateholder, the Master Servicer or the Certificate Insurer, as applicable, to purchase at a price determined as provided in the Agreement all remaining Mortgage Loans; provided, that any such option may only be exercised if the Pool Principal Balance as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than 10% (or 5% with respect to the Master Servicer or Certificate Insurer) of the Original Pool Principal Balance.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                                      B-2-6

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: June ___, 1998               NORWEST BANK MINNESOTA,
                                      N.A. as Trustee



                                    By:_________________________________________
                                             Authorized Signatory






















                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

                  This is one of the Class [R-I][R-II] Certificates referred to in the within-mentioned Agreement.

                                    NORWEST BANK MINNESOTA,
                                        N.A. as Certificate Registrar



                                    By:_________________________________________
                                            Authorized Signatory

                                      B-2-7

                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to ____% evidenced by the within Mortgage Loan Asset-Backed Pass- Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address: _________________________
________________________________________________________________________________

Dated:

                                ---------------------------------------
                                Signature by or on behalf of assignor


                                ---------------------------------------
                                Signature Guaranteed





--------------------------------------------------------------------------------


                            DISTRIBUTION INSTRUCTIONS
                            -------------------------


         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
account number __________________, or, if mailed by check, to __________________
__________________________________________________. Applicable statements should be mailed to _____________________________________. This information is provided by ___________________________________________________, the assignee named above, or _____________________________, as its agent.

                                    EXHIBIT C

                                  Mortgage File

                  With respect to each Group I Loan and Group II Loan the Mortgage File shall include each of the following items (copies to the extent the originals have been delivered to the Trustee pursuant to Section 2.03 of the Agreement), all of which shall be available for inspection by the Certificateholders, to the extent required by applicable laws:

         a. The original Mortgage Note bearing all intervening endorsements showing a complete chain of endorsement, from the originator of such Mortgage Loan to the Seller, endorsed by the Seller without recourse in blank and signed in the name of the Seller by an authorized officer;

         b. The original Mortgage and any related power of attorney with evidence of recording thereon;

         c. An original assignment of the original Mortgage, in suitable form for recordation in the jurisdiction in which the Mortgaged Property is located, such assignment to be in blank and signed in the name of the Seller by an authorized officer;

         d. The original of all intervening assignments of the Mortgage showing a complete chain of assignments from the originator of such Mortgage Loan to the Seller with evidence of recording indicated thereon;

         e. Any assumption, modification (with evidence of recording thereon), consolidation or extension agreements; and

         f. The original policy of title insurance (or a commitment for title insurance is being held by the title insurance company pending recordation of the Mortgage) and the certificate of primary mortgage guaranty insurance, if any, issued with respect to the Mortgage Loan.

                                   EXHIBIT D-1

                       Mortgage Loan Schedule Loan Group I

                             (Provided Upon Request)

                                   EXHIBIT D-2

                      Mortgage Loan Schedule Loan Group II

                             (Provided Upon Request)

                                    EXHIBIT E

                       TRUSTEE'S ACKNOWLEDGMENT OF RECEIPT



                                                       June ___, 1998

Southern Pacific Funding Corporation
4949 Meadows Road, Suite 600
Lake Oswego, OR 97035

Southern Pacific Secured Assets Corp.
4949 Meadows Road, Suite 600
Lake Oswego, OR 97035

MBIA Insurance Corporation
113 King Street
Armonk, New York 10564

         Re: Pooling and Servicing Agreement, dated as of June 1, 1998 among Southern Pacific Secured Assets Corp., as Company, Southern Pacific Funding Corporation, as Master Servicer, and Norwest Bank Minnesota, N.A., as Trustee, Mortgage Loan Asset-Backed Pass-Through Certificates, Series 1998-2

Ladies and Gentlemen:

                  In accordance with Section 2.04 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies: (1) except as noted on the attachment hereto, if any (the "Loan Exception Report"), it has received the original Mortgage Note (item (i) in Section 2.03(a)) with respect to each Mortgage Loan listed in the Mortgage Loan Schedule and the documents contained therein appear to bear original signatures or copies of originals if the originals have not yet been delivered, and (2) it has received the Certificate Insurance Policy.

                  The Trustee has made no independent examination of any such documents beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any such documents or any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

                                    NORWEST BANK MINNESOTA,
                                    N.A., as Trustee


                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________

                                    EXHIBIT F

                        INITIAL CERTIFICATION OF TRUSTEE



                                                  _____________________, 19_

Southern Pacific Funding Corporation
4949 Meadows Road, Suite 600
Lake Oswego, OR 97035

Southern Pacific Secured Assets Corporation
4949 Meadows Road, Suite 600
Lake Oswego, OR 97035

MBIA Insurance Corporation
113 King Street
Armonk, New York 10564


         Re: Pooling and Servicing Agreement, dated as of June 1, 1998 among Southern Pacific Secured Assets Corp., as Company, Southern Pacific Funding Corporation, as Master Servicer, and Norwest Bank Minnesota, N.A., as Trustee, Mortgage Loan Asset-Backed Pass-Through Certificates, SERIES 1998-2
                  -------------------------------------------------------------


Ladies and Gentlemen:

                  In accordance with the provisions of Section 2.04 of the above-referenced Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan listed on the attachment hereto), it has reviewed the documents delivered to it pursuant to Section 2.03 of the Pooling and Servicing Agreement and has determined that (a) all documents required to be delivered to it pursuant to the above-referenced Pooling and Servicing Agreement are in its possession, (b) such documents have been reviewed by it and appear regular on their face and have not been mutilated, damaged, torn or otherwise physically altered and relate to such Mortgage Loan, (c) based on its examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule (described in the definition of Mortgage Loan Schedule as items (i) the Mortgage Loan identifying the Trustee, (ii) the city, state and zip code of the property, (v) the original term of the mortgage, (vi) the scheduled maturity date, (x) the original interest rate, (xi) the gross margin on Group I Mortgage Loans and the adjustment frequency and, (xiii) the first rate adjustment date and frequency of adjustment dates) respecting such Mortgage Loan accurately reflects the information set forth in the Trustee's Mortgage File and each Mortgage Note has been endorsed as provided in Section 2.03 of the Pooling and

Servicing Agreement. The Trustee has made no independent examination of such documents beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, enforceability, sufficiency, due authorization, recordability or genuineness of any such documents contained in each Mortgage File or of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

                                    NORWEST BANK MINNESOTA,
                                    N.A., as Trustee

                                    By:
                                    Name:_______________________________________
                                    Title:______________________________________

                                    EXHIBIT G

                       FINAL CERTIFICATION OF THE TRUSTEE



                                             _______________________, 19_

Southern Pacific Funding Corporation
4949 Meadows Road, Suite 600
Lake Oswego, OR 97035

Southern Pacific Secured Assets Corp.
4949 Meadows Road, Suite 600
Lake Oswego, OR 97035

MBIA Insurance Corporation
113 King Street
Armonk, New York 10564

         Re: Pooling and Servicing Agreement, dated as of June 1, 1998 among Southern Pacific Funding Corp., as Company, Southern Pacific Funding Corporation, as Master Servicer, and Norwest Bank Minnesota, N.A., as Trustee, Mortgage Loan Asset-Backed PASS-THROUGH CERTIFICATES, SERIES 1998-2
                  ------------------------------------------------------------

Ladies and Gentlemen:

                  In accordance with Section 2.04 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that, except as noted on the attachment hereto, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has reviewed the documents delivered to it pursuant to
Section 2.03 of the Pooling and Servicing Agreement and has determined that (a) all documents required to be delivered to it pursuant to the above-referenced Pooling and Servicing Agreement are in its possession, (b) such documents have been reviewed by it and appear regular on their face and have not been mutilated, damaged, torn or otherwise physically altered and relate to such Mortgage Loan, and (c) based on its examination, and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule (described in items (i), (ii), (v), (vi), (x), (xi) and (xiii) of the definition of Mortgage Loan Schedule) respecting such Mortgage Loan accurately reflects the information set forth in the Trustee's Mortgage File. The Trustee has made no independent examination of such documents beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, enforceability, sufficiency, due authorization, recordability or genuineness of any such documents contained in each Mortgage File or of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.


                                    NORWEST BANK MINNESOTA,
                                    N.A., as Trustee


                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________

                                    EXHIBIT H

                        REQUEST FOR RELEASE OF DOCUMENTS



                                            _____________________, 19_


To:      Norwest Bank Minnesota, N.A.
         Norwest Center
         Sixth & Marquette
         Minneapolis, Minnesota  55479
         Attn:

         Re: Southern Pacific Secured Asset Corp., Mortgage Loan Asset-Backed Pass-Through CERTIFICATES, SERIES 1998-2
                  -----------------------------------------------------

                  In connection with the administration of the pool of Mortgage Loans held by you as Trustee for the Certificateholders, we request the release, and acknowledge receipt, of the (Trustee's Mortgage File/[specify document]) for the Mortgage Loan described below, for the reason indicated.


Mortgagor's Name, Address & Zip Code:
-------------------------------------




Mortgage Loan Number:
---------------------



Reason For Requesting Documents (check one)
-------------------------------

_________         1.       Mortgage Loan Paid in Full (Master Servicer hereby
                           certifies that all amounts received in connection therewith have been credited to the Collection
                           Account.)

_________         2.       Mortgage Loan Liquidated (Master Servicer hereby
                           certifies that all proceeds of foreclosure, insurance or other liquidation have been finally received and credited to the Collection Account.)

_________         3.       Mortgage Loan in Foreclosure

_________         4.       Mortgage Loan Repurchased Pursuant to Section 5.18 of
                           the Pooling and Servicing Agreement.

_________         5.       Mortgage Loan Repurchased or Substituted pursuant to
                           Article II or III of the Pooling and Servicing
                           Agreement (Master Servicer hereby certifies that the repurchase price or Substitution Adjustment has been credited to the Certificate Account and that the substituted mortgage loan is a Qualified Substitute
                           Mortgage Loan.)

_________         6.       Other
                           (explain)___________________________________________


                  If box 1 or 2 above is checked, and if all or part of the Trustee's Mortgage File was previously released to us, please release to us our previous receipt on file with you, as well as any additional documents in your possession relating to the above specified Mortgage Loan.

                  If box 3, 4, 5 or 6 above is checked, upon our return of all of the above documents to you as Trustee, please acknowledge your receipt by signing in the space indicated below, and returning this form.


                                    ___________________________________________
                                    By:________________________________________
                                    Name:______________________________________
                                    Title:_____________________________________


Documents returned to Trustee:

NORWEST BANK MINNESOTA, N.A., as
----------------------------
Trustee

By:_________________________________
Date:_______________________________

                                    EXHIBIT I

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT

STATE OF          )
                  : ss.:
COUNTY OF         )

                  [NAME OF OFFICER], being first duly sworn, deposes and says:

                  1. That he/she is [Title of Officer] of [Name of Owner] (record or beneficial owner of the Mortgage Loan Asset-Backed Pass-Through Certificates, Series 1998-2, Class [R-I][R-II] (the "Owner")), a [savings institution] [corporation] duly organized and existing under the laws of [the State of __________________] [the United States], on behalf of which he/she makes this affidavit and agreement.

                  2. That the Owner (i) is not and will not be a "disqualified organization" as of [date of transfer], (ii) will endeavor to remain other than a disqualified organization for so long as it retains its ownership interest in the Class [R-I][R-II] Certificates, and (iii) is acquiring the Class [R-I][R-II] Certificates for its own account or for the account of another Owner from which it has received an affidavit and agreement in substantially the same form as this affidavit and agreement. (For this purpose, a "disqualified organization" means (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), or rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (iv) an "electing large partnership" (as described in Section 775 of the Code) and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel provided to the Trustee that the holding of an ownership interest in a Class R Certificate by such Person may cause REMIC I or REMIC II or any Person having an ownership interest in any Class of Certificates (other than such Person) to incur liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in the Class R Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in
Section 7701 of the Code.

                  3. That the Owner is aware (i) of the tax that would be imposed on transfers of Class [R-I][R-II] Certificates to disqualified organizations under the Code, that applies to all transfers of Class [R-I][R-II] Certificates after March 31, 1988; (ii) that such tax would be on the transferor, or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a disqualified organization, on the agent;
(iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a disqualified organization and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Class [R-I][R-II] Certificates may be "noneconomic residual interests" within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

                  4. That the Owner is aware of the tax imposed on a "pass-through entity" holding Class [R-I][R-II] Certificates if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. (For this purpose, a "pass through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

                  5. That the Owner is aware that the Trustee will not register the transfer of any Class [R-I][R-II] Certificates unless the transferee, or the transferee's agent, delivers to it an affidavit and agreement, among other things, in substantially the same form as this affidavit and agreement. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

                  6. That the Owner has reviewed the restrictions set forth on the face of the Class [R-I][R-II] Certificates and the provisions of Section 4.02(i) of the Pooling and Servicing Agreement under which the Class [R-I][R-II] Certificates were issued (in particular, clause (g) and (h) of Section 4.02(i) which authorize the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event the Owner holds such Certificates in violation of Section 4.02(i)). The Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

                  7. That the Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class [R-I][R-II] Certificates will only be owned, directly or indirectly, by an Owner that is not a disqualified organization.

                  8. The Owner's Taxpayer Identification Number is ___________.

                  9. This affidavit and agreement relates only to the Class [R-I][R-II] Certificates held by the Owner and not to any other holder of the Class [R-I][R-II] Certificates. The Owner understands that the liabilities described herein relate only to the Class [R-I][R-II] Certificates.

                  10. That no purpose of the Owner relating to the transfer of any of the Class [R- I][R-II] Certificates by the Owner is or will be to impede the assessment or collection of any tax.

                  11. That the Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding. In this regard, the Owner hereby represents to and for the benefit of the person from whom it acquired the Class [R-I][R-II] Certificate that the Owner intends to pay taxes associated with holding such Class [R-I][R-II] Certificate as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class [R-I][R-II] Certificate.

                  12. That the Owner has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the Class [R-I][R-II]
Certificates remain outstanding.

                  13. The Owner is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (except, in the case of a partnership, to the extent provided in regulations), or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

                  IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ____ day of _______________, 199__.

                                    [NAME OF OWNER]


                                    By:________________________________________
                                    [Name of Officer]
                                    [Title of Officer]
[Corporate Seal]

ATTEST:



____________________________________
[Assistant] Secretary



                  Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Owner, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Owner.

                  Subscribed and sworn before me this ____ day of ________________, 199__.



                                    ___________________________________________
                                    NOTARY PUBLIC

                                    COUNTY OF__________________________________
                                    STATE OF___________________________________
                                    My Commission expires the ____ day of
                                    _______________, 19__.

                                    EXHIBIT J

                         FORM OF TRANSFEROR CERTIFICATE


                                              __________________, 19__


Southern Pacific Secured Assets Corp.
4949 Meadows Road, Suite 600
Lake Oswego, OR 97035

Norwest Bank Minnesota, N.A.
Norwest Center
Sixth & Marquette
Minneapolis, Minnesota  55479
Attn:

Attention:  Southern Pacific Secured Assets Corp. Series 1998-2

            Re: MORTGAGE LOAN ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 1998-2
                  ------------------------------------------------------------

Ladies and Gentlemen:

                  This letter is delivered to you in connection with the transfer by _______________________________ (the "Seller") to
_______________________________ (the "Purchaser") of a ____% Percentage
Interests of Mortgage Loan Asset-Backed Pass-Through Certificates, Series 1998-2, [Class R-1] [Class R-II] Certificates (collectively, the "Certificates"; and each individually, a "Certificate"), pursuant to Section 4.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of June 1, 1998, among Southern Pacific Secured Assets Corp., as seller (the "Company"), Southern Pacific Funding Corporation, as Master Servicer, and Norwest Bank Minnesota, N.A., as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

                  1. No purpose of the Seller relating to the transfer of the Certificates by the Seller to the Purchaser is or will be to impede the assessment or collection of any tax.

                  2. The Seller understands that the Purchaser has delivered to the Trustee and the Master Servicer a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit I. The Seller does not know or believe that any representation contained therein is false.

                  3. The Seller has at the time of the transfer conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Seller has determined that the Purchaser has historically paid its debts as they become due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Seller understands that the transfer of a Class [R-I][R-II] Certificate may not be respected for United States income tax purposes (and the Seller may continue to be liable for United States income taxes associated therewith) unless the Seller has conducted such an investigation.

                  4. The Seller has no actual knowledge that the proposed Transferee is not both a United States Person and a Permitted Transferee.

                                    Very truly yours,




                                    (Seller)


                                    By:________________________________________
                                    Name:______________________________________
                                    Title:_____________________________________

                                    EXHIBIT K


                       FORM OF ERISA REPRESENTATION LETTER


                                               _____________, 199__


Southern Pacific Secured Assets Corp.
4949 Meadows Road, Suite 600
Lake Oswego, OR 97035

Norwest Bank Minnesota, N.A.
Norwest Center
Sixth & Marquette
Minneapolis, Minnesota  55479


Attention:   Southern Pacific Secured Assets Corp. Series 1998-2

             Re: Mortgage Loan Asset-Backed Pass-Through Certificates, Series 1998-2, Class____
                  ------------------------------------------------------------

Dear Sirs:

                  ___________________ (the "Purchaser") intends to purchase from
___________________ (the "Seller") $ _________________ Initial Certificate
Principal Balance of Mortgage Loan Asset-Backed Pass-Through Certificates, Series 1998-2, Class ____ (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the"Pooling and Servicing Agreement"), dated as of June 1, 1998, Southern Pacific Secured Assets Corp, as company, Southern Pacific Funding Corporation, as Master Servicer, and Norwest Bank Minnesota, N.A., as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with the Company, the Trustee and the Master Servicer that the following statements in either (1) or (2) are accurate:

                  (1) The Certificates (i) are not being acquired by, and will not be transferred to, any employee benefit plan within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that is subject to Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986 (the "Code") (any of the foregoing, a "Plan"),

         (ii) are not being acquired with "plan assets" of a Plan within the meaning of the Department of Labor ("DOL") regulation, 29 C.F.R. ss. 2510.3-101, and (iii) will not be transferred to any entity that is deemed to be investing in plan assets within the meaning of the DOL regulation, 29 C.F.R. ss. 2510.3-101; or

                  (2) The purchase of Certificates is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or Section 4975 of the Code, will not subject the Company, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement and, with respect to each source of funds being used by the Purchaser to acquire the Certificates (each being referred to as a "Source") and the following statements in at least one of (a), (b), (c), (d), (e) or
         (f) are accurate:

                           (a) the Purchaser is an insurance company and (i) the
                  Source is assets of its "general account," (ii) the conditions set forth in PTCE 95-60 issued by the DOL have been satisfied and the purchase and holding of Certificates by or on behalf of the Purchaser are exempt under PTCE 95-60 and (iii) the amount of reserves and liabilities for such general account contracts held by or on behalf of any Plan do not exceed 10% of the total reserves and liabilities of such general account plus surplus as of the date hereof (for purposes of this clause, all Plans maintained by the same employer (or affiliate thereof) or employee organization are deemed to be a single Plan) in connection with its purchase and holding of such Certificates; or

                           (b) the Purchaser is an insurance company and (i) the
                  Source is assets of its "general account," (ii) the requirements of Section 401(c) of ERISA and the DOL to be promulgated thereunder have been satisfied and will continue to be satisfied and (c) the Purchaser represents that it understands that the operation of the general account after December 31, 1998 may affect its ability to continue to hold the Certificates after the date which is 18 months after the 401(c) Regulations become final and unless a class exemption issued by the DOL or an exception under Section 401(c) of ERISA is then available for the continued holding of Certificates, if the assets of the general account constitute Plan Assets, it will dispose of the Certificates prior to the date which is 18 months after the 401(c) Regulations become final; or

                           (c) the Purchaser is an insurance company and (i) the
                  Source is an insurance company "pooled separate account," (ii) the conditions set forth in PTCE 90-1 issued by the DOL have been satisfied and the purchase and holding of Certificates by or on behalf of the Purchaser are exempt under PTCE 90-1 and
                  (iii) there is no Plan whose assets in such separate account exceed 10% of the total assets of such separate account as of the date hereof (for purposes of this clause, all Plans maintained by the same employer (or any affiliate thereof) or employee organization are deemed to be a single Plan); or

                           (d) the Purchaser is a bank and (i) the Source is a
                  "collective investment fund" as described in Section IV(e) of PTCE 91-38 with respect to which the bank is trustee, (ii) the conditions set forth in PTCE 91-38 issued by the DOL have been satisfied and the purchase and holding of Certificates by or on behalf of the Purchaser are exempt under PTCE 91-38 and
                  (iii) no Plan has assets invested in such collective investment fund exceeding 10% of the total assets of such collective investment fund as of the date hereof (for purposes of this clause, all Plans maintained by the same employer (or any affiliate thereof) or employee organization are deemed to be a single Plan); or

                           (e) the Purchaser is an "investment fund" described
                  in PTCE 84-14 and (i) the undersigned is a "QPAM" as defined in PTCE 84-14, (ii) the conditions set forth in PTCE 84-14 issued by the DOL have been satisfied and will continue to be satisfied and (iii) the purchase and holding of Certificates by or on behalf of the Purchaser are exempt under PTCE 84-14; or

                           (f) the Purchaser is an "INHAM" defined in PTCE 96-23
                  and (i) the conditions set forth in PTCE 96-23 issued by the DOL have been satisfied and will continue to be satisfied and
                  (ii) the purchase and holding of Certificates by or on behalf of the Purchaser are exempt under PTCE 96-23.

                                    Very truly yours,


                                    ___________________________________________
                                    By:________________________________________
                                    Name:______________________________________
                                    Title:_____________________________________

                                    EXHIBIT L

                                   [Reserved]

                                    EXHIBIT M

                          CERTIFICATE RE: PREPAID LOANS
                          -----------------------------

                  I, , of Southern Pacific Funding Corporation, as Seller, hereby certify that between the "Cut-Off Date" (as defined in the Pooling and Servicing Agreement dated as of June 1, 1998 among Southern Pacific Secured Assets Corp., Southern Pacific Funding Corporation and Norwest Bank Minnesota, N.A., as trustees) and the "Startup Day" the following schedule of "Mortgage Loans" (each as defined in the Pooling and Servicing Agreement) have been prepaid in full.


Dated:



                                    By:________________________________________

                                    EXHIBIT N

                                   [Reserved]

                                    EXHIBIT O
                     FORM OF INVESTOR REPRESENTATION LETTER

                                                  ________________, 1998

Norwest Bank Minnesota, N.A.
Norwest Center
Sixth & Marquette
Minneapolis, Minnesota  55479
Attn:

         Re:      Southern Pacific Secured Assets Corp.
                  Mortgage Loan Asset-Backed Pass-Through Certificates, SERIES 1998-2
                  -----------------------------------------------------

Ladies and Gentlemen:

                  ____________________(the "Purchaser") intends to purchase from
_______________(the "Seller"), a ____% Percentage Interest of Mortgage Loan Asset-Backed Pass-Through Certificates, Series 1998-2, Class (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of June 1, 1998 among Southern Pacific Secured Assets Corp., as Company (the "Company"), Southern Pacific Funding Corporation, as master servicer, and Norwest Bank Minnesota, N.A., as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

                           1. The Purchaser understands that (a) the
                  Certificates have not been and will not be registered or qualified under the Securities Act of 1933, as amended (the "Act") or any state securities law, (b) the Company is not required to so register or qualify the Certificates, (c) the Certificates may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates and (e) the Certificates will bear a legend to the foregoing effect.

                           2. The Purchaser is acquiring the Certificates for
                  its own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Act or any applicable state securities laws.

                           3. The Purchaser is (a) a substantial, sophisticated
                  institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) able to bear the economic risks of such an investment and (c) an "accredited investor" within the meaning of Rule 501(a) promulgated pursuant to the Act.

                           4. The Purchaser has been furnished with, and has had
                  an opportunity to review a copy of the Pooling and Servicing Agreement and such other information concerning the Certificates, the Mortgage Loans and the Company as has been requested by the Purchaser from the Company or the Seller and is relevant to the Purchaser's decision to purchase the Certificates. The Purchaser has had any questions arising from such review answered by the Company or the Seller to the satisfaction of the Purchaser. If the Purchaser did not purchase the Certificates from the Seller in connection with the initial distribution of the Certificates and was provided with a copy of the Private Placement Memorandum (the "Memorandum") relating to the original sale (the "Original Sale") of the Certificates by the Company, the Purchaser acknowledges that such Memorandum was provided to it by the Seller, that the Memorandum was prepared by the Company solely for use in connection with the Original Sale and the Company did not participate in or facilitate in any way the purchase of the Certificates by the Purchaser from the Seller, and the Purchaser agrees that it will look solely to the Seller and not to the Company with respect to any damage, liability, claim or expense arising out of, resulting from or in connection with (a) error or omission, or alleged error or omission, contained in the Memorandum, or (b) any information, development or event arising after the date of the Memorandum.

                           5. The Purchaser has not and will not nor has it
                  authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner,
                  (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that (as to any of (a) through (e) above) would constitute a distribution of any Certificate under the Act, that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

                           *6. The Purchaser represents that either (a) or (b)
                  is satisfied, as marked below:

                           a. is not any employee benefit plan subject to the
Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Internal Revenue Code of 1986 (the "Code"), a Person acting, directly or indirectly, on behalf of any such plan or any Person acquiring such Certificates with "plan assets" of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. ss.2510.3-101; or

                           b. will provide the Trustee, the Company and the
Master Servicer with either: (i) an opinion of counsel, satisfactory to the Trustee, the Company and the Master Servicer, to the effect that the purchase and holding of a Certificate by or on behalf of the Purchaser is permissible under applicable law, will not constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or comparable provisions of any subsequent enactments) and will not subject the Trustee, the Company or the Master Servicer to any obligation or liability (including liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement, which opinion of counsel shall not be an expense of the Trustee, the Company or the Master Servicer; or (ii) in lieu of such opinion of counsel, a certification in the form of Exhibit S to the Pooling and Servicing Agreement.

[* To be inserted when Prohibited Transaction Exemption 94-29, the individual exemption granted to Southern Pacific Secured Assets Corp. by the Department of Labor, will not exempt a transaction from the application of the prohibited transaction provisions of ERISA and the Code.]


                                    Very truly yours,


                                    ___________________________________________
                                    By:________________________________________
                                    Name:______________________________________
                                    Title:_____________________________________

                                    EXHIBIT P

                    Form of Transferor Representation Letter




                                             ________________, 1998

Norwest Bank Minnesota, N.A.
Norwest Center
Sixth & Marquette
Minneapolis, Minnesota  55479
Attn:

         Re:      Southern Pacific Secured Assets Corp.
                  Mortgage Loan Asset-Backed Pass-Through Certificates, SERIES 1998-2
                  -----------------------------------------------------

Ladies and Gentlemen:

                  In connection with the sale by (the "Seller") to (the "Purchaser") of $ Initial Certificate Principal Balance of Mortgage Loan Asset-Backed Pass-Through Certificates, Series 1998-2, Class (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of June 1, 1998 among Southern Pacific Secured Assets Corp., as company (the "Company"), Southern Pacific Funding Corporation, as master servicer, and Norwest Bank Minnesota, N.A., as trustee (the "Trustee"). The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

                  Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner,
(d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the "Act"), that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act in any manner set forth in the foregoing sentence with respect to any Certificate. The Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

                                    Very truly yours,

                                    ___________________________________________
                                    (Seller)



                                    By:________________________________________
                                    Name:______________________________________
                                    Title:_____________________________________

                                   EXHIBIT Q


                  [FORM OF RULE 144A INVESTMENT REPRESENTATION]


            Description of Rule 144A Securities, including numbers:

                      Southern Pacific Secured Assets Corp.
              Mortgage Loan Asset-Backed Pass-Through Certificates
                        Series 1998-2, Class ___, No. ___


                  The undersigned seller, as registered holder (the "Transferor"), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the "Buyer").

                  1. In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Transferor hereby certifies the following facts: Neither the Transferor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, which would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the "1933 Act"), or which would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Transferor has not offered the Rule 144A Securities to any person other than the Buyer or another "qualified institutional buyer" as defined in Rule 144A under the 1933 Act.

                  2. The Buyer warrants and represents to, and covenants with, the Transferor, the Trustee and the Master Servicer pursuant to Section 5.02 of the Pooling and Servicing Agreement as follows:

                          a. The Buyer understands that the Rule 144A Securities have not been registered under the 1933 Act or the securities laws of any state.

                          b. The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

                           c. The Buyer has been furnished with all information regarding the Rule 144A Securities that it has requested from the Transferor, the Trustee or the Master Servicer.

                           d. Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

                           e. The Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the 1933 Act and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the account of other qualified institutional buyers, understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

                  *3. The Buyer represents that either (a) or (b) is satisfied, as marked below:

                           a. is not any employee benefit plan subject to the
Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Internal Revenue Code of 1986 (the "Code"), a Person acting, directly or indirectly, on behalf of any such plan or any Person acquiring such Certificates with "plan assets" of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. ss.2510.3-101; or

                           b. will provide the Trustee, the Company and the
Master Servicer with either: (i) an opinion of counsel, satisfactory to the Trustee, the Company and the Master Servicer, to the effect that the purchase and holding of a Certificate by or on behalf of the Buyer is permissible under applicable law, will not constitute or result in a prohibited transaction under
Section 406 of ERISA or Section 4975 of the Code (or comparable provisions of any subsequent enactments) and will not subject the Trustee, the Company or the Master Servicer to any obligation or liability (including liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement, which opinion of counsel shall not be an expense of the Trustee, the Company or the Master Servicer; or (ii) in lieu of such opinion of counsel, a certification in the form of Exhibit K to the Pooling and Servicing Agreement.

                  4. This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

                  IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.


_______________________________        ________________________________________
   Print Name of Transferor                        Print Name of Buyer

By:____________________________        By:_____________________________________
     Name:                                  Name:
     Title:                                 Title:


Taxpayer Identification:               Taxpayer Identification:

No.____________________________        No.____________________________

Date:__________________________        Date:__________________________

                              ANNEX 1 TO EXHIBIT Q
                              --------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------

             [For Buyers Other Than Registered Investment Companies]

            The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

            1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

            2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $______________________1/ in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

     ___ CORPORATION, ETC. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code.

     ___ BANK. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

     ___ SAVINGS AND LOAN. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

     ___     BROKER-DEALER.  The Buyer is a dealer registered pursuant to
             Section 15 of the Securities Exchange Act of 1934.

--------------------------
1/ Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.



                                      Q-1-1

     ___ INSURANCE COMPANY. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

     ___ STATE OR LOCAL PLAN. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

     ___ ERISA PLAN. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

     ___ INVESTMENT ADVISER. The Buyer is an investment adviser registered under the Investment Advisers Act of 1940.

     ___ SBIC. The Buyer is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

     ___ BUSINESS DEVELOPMENT COMPANY. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

     ___ TRUST FUND. The Buyer is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.

             3. The term "SECURITIES" as used herein DOES NOT INCLUDE (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

             4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another


                                      Q-1-2
enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

             5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

___    ___       Will the Buyer be purchasing the Rule 144A
Yes     No       Securities only for the Buyer's own account?

             6. If the answer to the foregoing question is "no", the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

             7. The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.

                                    ___________________________________________
                                    Print Name of Buyer


                                    By:  ______________________________________
                                         Name:
                                         Title:

                                    Date:______________________________________


                                      Q-1-3

                              ANNEX 2 TO EXHIBIT Q
                              --------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------

              [For Buyers That Are Registered Investment Companies]


             The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

              1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

             2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used.

____ The Buyer owned $___________________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

             3. The term "FAMILY OF INVESTMENT COMPANIES" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

             4. The term "SECURITIES" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

             5. The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made herein


                                      Q-2-1
because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

             6. The undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                    ___________________________________________
                                    Print Name of Buyer


                                    By:________________________________________
                                    Name:
                                    Title:

                                    IF AN ADVISER:

                                    ___________________________________________
                                    Print Name of Buyer


                                    Date:______________________________________



                                      Q-2-2

                                    EXHIBIT R



                                 PREMIUM EXHIBIT


             For the purposes of the Pooling and Servicing Agreement dated as of June 1, 1998 (the "Agreement") by and among Southern Pacific Secured Assets Corp., as company, Southern Pacific Funding Corporation, as master servicer, and Norwest Bank Minnesota, N.A. as trustee, "Premium Percentage" means, with respect to any Group I Loan or Group II Loan, _____%.

             Terms used in this exhibit and not defined in this exhibit have the meanings ascribed thereto in the Agreement.

                                    EXHIBIT S

                           FORM OF LIQUIDATION REPORT


Customer Name:
Account Number:
Original Principal Balance:

1.  Type of Liquidation (REO disposition/charge-off/short pay-off)

Date last paid
Date of foreclosure
Date of REO
Date of REO Disposition
Property Sale Price/Estimated Market Value at disposition

2.   Liquidation Proceeds

Principal Prepayment                      $_____________
Property Sale Proceeds                     _____________
Insurance Proceeds                         _____________
Other (itemize)

3. Liquidation Expenses

Servicing Advances                        $_____________
Periodic Advances                          _____________
Servicing Advances                         _____________
Other Servicing Compensation               _____________
Supplemental Fee (if any)                  _____________
Additional Interest (if any)               _____________

Total Advances                            $_____________

4.   Net Liquidation Proceeds             $_____________
     (Item 2 minus Item 3)

5.   Principal Balance of Mortgage Loan   $_____________

6.   Loss, if any (Item 5 minus Item 4)   $_____________



                                       S-1